                                                     REGISTRATION NO. 333-104689
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                -----------------
                           CONTINENTAL AIRLINES, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                   4512                    74-2099724
     (State or other         (Primary Standard           (I.R.S. Employer
     jurisdiction of     Industrial Classification    Identification Number)
    incorporation or            Code Number)
      organization)
                         1600 Smith Street, Dept. HQSEO
                              Houston, Texas 77002
                                 (713) 324-2950
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                -----------------
                             Jennifer L. Vogel, Esq.
                  Vice President, General Counsel and Secretary
                           Continental Airlines, Inc.
                         1600 Smith Street, Dept. HQSLG
                              Houston, Texas 77002
                                 (713) 324-2950
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          COPIES OF CORRESPONDENCE TO:

                               John K. Hoyns, Esq.
                            Hughes Hubbard & Reed LLP
                             One Battery Park Plaza
                          New York, New York 10004-1482
                                 (212) 837-6000
                                -----------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If the  securities  being  registered  on this  Form are being  offered  in connection  with the formation of a holding company and there is compliance with
General Instruction G, check the following box. [__]
     If this Form is filed to  register  additional  securities  for an offering pursuant to Rule 462(b) under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier  effective registration statement for the same offering. [__] ________
     If this form is a  post-effective  amendment  filed pursuant to Rule 462(d)
under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier effective  registration  statement for the same offering. [__] _________

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
                                             PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF        AMOUNT TO BE    OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
SECURITES TO BE REGISTERED     REGISTERED        PER UNIT               PRICE         REGISTRATION FEE(1)
--------------------------    ------------   ----------------    ------------------   -------------------

Floating Rate Secured Notes
   Due 2007                   $200,000,000         100%             $200,000,000        $16,180 (2) (3)

-----------------
(1)  Pursuant to Rule 457(f)(2),  the registration fee has been calculated using the book value of the securities being registered.
(2)  The Commission has informed Continental Airlines,  Inc. that it may set off an amount equal to $12,740.53 against the registration fee payable for this registration  statement due to a post-filing adjustment of the registration fee for the Continental Airlines,  Inc. registration  statement on Form S-3
     (File No.  333-71906),  originally filed with the Commission on October 19,
     2001.
(3)  Paid on April 22, 2003.

     THE REGISTRANT  HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER  AMENDMENT  WHICH  SPECIFICALLY  STATES  THAT  THIS  REGISTRATION
STATEMENT SHALL  THEREAFTER  BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE  SECURITIES  ACT OF 1933 OR UNTIL THE  REGISTRATION  STATEMENT  SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION,  ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.
================================================================================

                   SUBJECT TO COMPLETION, DATED JUNE 3, 2003
PROSPECTUS

                                  $200,000,000

                           CONTINENTAL AIRLINES, INC.

                                OFFER TO EXCHANGE
                      FLOATING RATE SECURED NOTES DUE 2007,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
        FOR ANY AND ALL OUTSTANDING FLOATING RATE SECURED NOTES DUE 2007

     We are  offering to issue the new senior  notes to satisfy our  obligations contained in the registration  rights agreement entered into when the old senior notes were sold in  transactions  exempt from,  or not subject to,  registration under the Securities Act.

     The terms of the new senior  notes will be  substantially  identical to the terms  of the old  senior  notes,  except  that  the new  senior  notes  will be registered  under  the  Securities  Act  of  1933,  the  transfer  restrictions, registration  rights and provisions for additional  interest relating to the old senior  notes will not apply to the new senior  notes,  and the new senior notes will be available only in book-entry form.

     There is no existing market for the new senior notes.  The new senior notes will not be listed on any national securities exchange.

     The  exchange  of old  senior  notes  will not be a taxable  event for U.S.
federal income tax purposes.

     Old senior notes may be tendered only in integral  multiples of $1,000. You may withdraw a tender of old senior notes at any time prior to the expiration of the  exchange  offer.  All old senior  notes that are validly  tendered  and not validly withdrawn will be exchanged.

     The exchange  offer  expires at 5:00 p.m.,  New York City time, on _______,
2003, unless the exchange offer is extended.
                                -----------------

     THE SENIOR NOTES AND THE EXCHANGE OFFER INVOLVE  RISKS.  SEE "RISK FACTORS"
ON PAGE 22.
                                -----------------

       PRINCIPAL                    INTEREST                    FINAL SCHEDULED
         AMOUNT                      RATE(1)                     PAYMENT DATE
      ------------          -------------------------          ----------------

      $200,000,000          USD 3-Month LIBOR + 0.90%          December 6, 2007

-----------------
(1)  Subject to a maximum  rate of 12%  applicable  only for periods as to which
     Continental has failed to pay accrued  interest when due and failed to cure such nonpayment.

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS  IS TRUTHFUL OR  COMPLETE.  ANY  REPRESENTATION  TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                  The date of this Prospectus is _______, 2003

                                                 TABLE OF CONTENTS

                                                  PAGE                                                       PAGE

  Collateral........................................10        Modifications and Waiver of the Indenture

  General...........................................37      DESCRIPTION OF THE POLICY AND THE POLICY

  Acceptance of Old Senior Notes for                        MATERIAL U.S. FEDERAL INCOME TAX
    Exchange; Delivery of New Senior Notes..........43         CONSEQUENCES....................................79
  Book-Entry Transfer...............................44        Exchange of Old Senior Notes for New Senior

  General...........................................47      INDEX OF TERMS.............................APPENDIX I
  Payments of Principal and Interest................47      APPRAISAL LETTER..........................APPENDIX II
  Determination of LIBOR............................48
  Break Amount......................................49

     YOU SHOULD RELY ONLY ON THE  INFORMATION  CONTAINED IN THIS  DOCUMENT OR TO
WHICH WE HAVE  REFERRED YOU. WE HAVE NOT  AUTHORIZED  ANYONE TO PROVIDE YOU WITH
INFORMATION THAT IS DIFFERENT.  THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL
TO SELL THESE SECURITIES.  THE INFORMATION IN THIS DOCUMENT MAY BE ACCURATE ONLY
ON THE DATE OF THIS DOCUMENT.

                          PRESENTATION OF INFORMATION

     We have given certain  capitalized  terms specific meanings for purposes of this Prospectus.  The "Index of Terms" attached as Appendix I to this Prospectus lists the page on which we have defined each such term.

         At various places in this Prospectus, we refer you to other sections of this document for additional  information  by indicating the caption  heading of such other sections.  The page on which each principal  caption included in this
Prospectus can be found is listed in the Table of Contents.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The  Securities and Exchange  Commission  (the  "Commission")  allows us to incorporate by reference  information into this  prospectus.  This means that we can disclose  important  information to you by referring you to another document filed separately with the Commission.  The information incorporated by reference is considered to be part of this Prospectus,  except for any information that is superseded  by  subsequent  incorporated  documents  or by  information  that is included directly in this Prospectus.

     This  Prospectus  includes by reference the documents  listed below that we previously  have filed with the  Commission and that are not delivered with this document. They contain important information about our company and its financial condition.

   FILING                                                                                   DATE FILED

   Amended Annual Report on Form 10-K/A-1 for the year ended December 31, 2002............  April 22, 2003

   Quarterly Report on Form 10-Q for the Quarter ended March 31, 2003.....................  April 16, 2003

   Current Report on Form 8-K.............................................................  January 3, 2003

   Current Report on Form 8-K.............................................................  January 15, 2003

   Current Report on Form 8-K.............................................................  February 4, 2003

   Current Report on Form 8-K.............................................................  February 4, 2003

   Current Report on Form 8-K.............................................................  March 4, 2003

   Amendment to Current Report on Form 8-K................................................  March 4, 2003

   Current Report on Form 8-K.............................................................  March 4, 2003

   Current Report on Form 8-K.............................................................  March 19, 2003

   Current Report on Form 8-K.............................................................  March 20, 2003

   Current Report on Form 8-K.............................................................  April 2, 2003

   Current Report on Form 8-K.............................................................  April 15, 2003

   Current Report on Form 8-K.............................................................  May 2, 2003

   Current Report on Form 8-K.............................................................  May 12, 2003

   Current Report on Form 8-K.............................................................  May 14, 2003

   Current Report on Form 8-K.............................................................  June 3, 2003

     Our Commission file number is 1-10323.

     We incorporate by reference  additional documents that we may file with the
Commission  between  the  date of this  Prospectus  and the  termination  of the
Exchange Offer.  These documents  include our periodic  reports,  such as Annual
Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form
8-K, as well as our proxy statements.

     You may obtain any of these incorporated  documents from us without charge, excluding  any exhibits to those  documents  unless the exhibit is  specifically
incorporated   by  reference  in  such  document.   You  may  obtain   documents
incorporated    by   reference   in   this    prospectus    from   our   website
(WWW.CONTINENTAL.COM)  or by requesting  them from us in writing or by telephone at the following address:

                           Continental Airlines, Inc.
                         1600 Smith Street, Dept. HQSEO
                              Houston, Texas 77002
                              Attention: Secretary
                            Telephone: (713) 324-2950

     IN ORDER TO OBTAIN TIMELY DELIVERY OF THE DOCUMENTS,  ANY REQUEST SHOULD BE
MADE  BY  [_________],  2003  (THE  FIFTH  BUSINESS  DAY  BEFORE  THE  SCHEDULED
EXPIRATION DATE OF THE EXCHANGE OFFER).

                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS  SELECTED  INFORMATION FROM THIS PROSPECTUS AND MAY
NOT CONTAIN ALL OF THE  INFORMATION  THAT IS IMPORTANT TO YOU. FOR MORE COMPLETE
INFORMATION ABOUT THE NOTES AND CONTINENTAL AIRLINES, INC., YOU SHOULD READ THIS
ENTIRE  PROSPECTUS,  AS WELL AS THE MATERIALS FILED WITH THE COMMISSION THAT ARE
CONSIDERED  TO BE  PART  OF  THIS  PROSPECTUS.  SEE  "INCORPORATION  OF  CERTAIN
DOCUMENTS BY REFERENCE".

THE EXCHANGE OFFER

The Notes.....................  On  December  6,  2002,  Continental  issued  an aggregate of $200,000,000  Floating Rate Secured
                                Notes due 2007 in  transactions  exempt  from or
                                not subject to the registration  requirements of
                                the Securities Act.

                                When we use the term "Old Senior  Notes" in this
                                Prospectus,  we mean the  Floating  Rate Secured
                                Notes due 2007 which were  issued on December 6,
                                2002  and  which  were not  registered  with the
                                Commission.

                                When we use the term "New Senior  Notes" in this
                                Prospectus,  we mean the  Floating  Rate Secured
                                Notes due 2007  registered  with the  Commission
                                and  offered  hereby  in  exchange  for  the Old
                                Senior Notes.

                                When  we use the  term  "Senior  Notes"  in this
                                Prospectus,  the related discussion applies both
                                to the Old  Senior  Notes  and  the  New  Senior
                                Notes.

                                When we use the  term  "Subordinated  Notes"  in
                                this  Prospectus,  we  mean  the  Floating  Rate
                                Secured  Subordinated Notes due 2007, which were
                                issued  by  Continental  on  May  9,  2003.  The
                                Exchange  Offer  being  made  pursuant  to  this
                                Prospectus  does not relate to the  Subordinated
                                Notes.

                                When we use the term "Notes" in this Prospectus,
                                the  related  discussion  applies  both  to  the
                                Senior Notes and the Subordinated Notes.

Registration Rights
  Agreement...................  On December 6, 2002,  Continental entered into a
                                Registration   Rights   Agreement   with  Morgan
                                Stanley  &  Co.   Incorporated   (the   "Initial
                                Purchaser")  providing,  among other things, for
                                the Exchange  Offer being made  pursuant to this
                                Prospectus.

The Exchange Offer............  Continental  is  offering  New  Senior  Notes in exchange  for an equal  principal  amount of Old
                                Senior  Notes.  The  New  Senior  Notes  will be
                                issued  to  satisfy  Continental's   obligations
                                under the Registration  Rights Agreement.  As of
                                the  date  of  this   Prospectus,   $200,000,000
                                aggregate  principal  amount of Old Senior Notes
                                are   outstanding.   Old  Senior  Notes  may  be
                                tendered only in integral multiples of $1,000.

Resale of New Senior Notes....  We believe that you can offer for resale, resell or  otherwise  transfer  the  New  Senior  Notes
                                without  complying  with  the  registration  and
                                prospectus   delivery    requirements   of   the
                                Securities Act if:

                                o  you  acquire  the  New  Senior  Notes  in the
                                   ordinary course of your business;

                                o  you have no arrangement or understanding with
                                   any person to participate in the distribution
                                   of the New Senior Notes; and

                                o  you are not an "affiliate", as defined in the
                                   Rule  405  under  the   Securities   Act,  of
                                   Continental or a  broker-dealer  who acquired
                                   Old Senior Notes  directly  from  Continental
                                   for your own account.

                                If any of these  conditions is not satisfied and
                                you   transfer   any  New  Senior  Note  without
                                delivering  a  proper   prospectus   or  without
                                qualifying for a registration exemption, you may
                                incur   liability   under  the  Securities  Act.
                                Continental  does not  assume or  indemnify  you
                                against such liability.

                                Each  broker-dealer  that  receives  New  Senior
                                Notes in exchange  for Old Senior Notes held for
                                its own account as a result of  market-making or
                                other trading  activities must  acknowledge that
                                it will deliver a prospectus in connection  with
                                any   resale  of  such  New  Senior   Notes.   A
                                broker-dealer  may use  this  prospectus  for an
                                offer to  resell,  resale or other  transfer  of
                                such  New  Senior  Notes  issued  to it  in  the
                                Exchange Offer.

Conditions to the Exchange
  Offer.......................  The Exchange Offer is not  conditioned  upon any minimum  principal  amount of Old  Senior  Notes
                                being  tendered  for  exchange.   However,   the
                                Exchange  Offer is subject to certain  customary
                                conditions, which may be waived by Continental.

Expiration Date of the
  Exchange Offer..............  [__________],  2003,  subject  to  Continental's right to extend the Expiration Date.

Procedures for Tendering Old
  Senior Notes................  If you wish to accept the  Exchange  Offer,  you must  deliver  your  Old  Senior  Notes  to  the
                                Exchange  Agent for  exchange no later than 5:00
                                p.m.,  New York  City  time,  on the  Expiration
                                Date.

                                You must also  deliver a  completed  and  signed
                                Letter  of  Transmittal  together  with  the Old
                                Senior Notes. A Letter of  Transmittal  has been
                                sent  to  Senior   Noteholders  and  a  form  is
                                attached  as  an  exhibit  to  the  Registration
                                Statement.

                                If you hold Old  Senior  Notes  through  DTC and
                                wish to accept the Exchange Offer, you may do so
                                through DTC's Automated Tender Offer Program. By
                                accepting   the  Exchange   Offer  through  such
                                program,  you  will  agree  to be  bound  by the
                                Letter of  Transmittal  as though you had signed
                                the Letter of  Transmittal  and  delivered it to
                                the Exchange Agent.

Guaranteed Delivery
  Procedures..................  If you wish to tender your Old Senior  Notes and
                                your  Old  Senior  Notes  are  not   immediately
                                available,  you cannot  deliver  your Old Senior
                                Notes  and  a  properly   completed   Letter  of
                                Transmittal  or any other  document  required by
                                the Letter of  Transmittal to the Exchange Agent
                                prior  to the  Expiration  Date  or  you  cannot

                                complete  the  book-entry   transfer  procedures
                                prior to the  Expiration  Date,  you may  tender
                                your  Old   Senior   Notes   according   to  the
                                guaranteed delivery procedures set forth in "The
                                Exchange Offer--Guaranteed Delivery Procedures".

Withdrawal Rights.............  You may withdraw a tender of Old Senior Notes at any time prior to 5:00 p.m., New York City time,
                                on the Expiration  Date. To withdraw a tender of
                                Old  Senior  Notes,   the  Exchange  Agent  must
                                receive  a  written  or  facsimile  transmission
                                notice requesting such withdrawal at its address
                                set forth  under "The  Exchange  Offer--Exchange
                                Agent"  prior to 5:00 p.m.,  New York City time,
                                on the Expiration Date.

Acceptance of Old Senior Notes
  and Delivery of
  New Senior Notes............  Subject to certain  conditions,  any and all Old
                                Senior Notes which are properly  tendered in the
                                Exchange Offer prior to 5:00 p.m., New York City
                                time,  on the  Expiration  Date will be accepted
                                for  exchange.   The  New  Senior  Notes  issued
                                pursuant to the Exchange Offer will be delivered
                                promptly following the Expiration Date.

Registration, Clearance and
  Settlement........            The New Senior Notes will be  represented by one
                                or more  permanent  global notes,  which will be
                                registered  in the name of the  nominee  of DTC.
                                The  global  notes  will be  deposited  with the
                                Trustee as custodian for DTC.

Consequences of Failure to
  Exchange Old Senior Notes...  Once the Exchange Offer has been  completed,  if you do not  exchange  your Old Senior  Notes for
                                New Senior Notes in the Exchange Offer, you will
                                no longer be entitled to registration rights and
                                will  not be able to  offer  or  sell  your  Old
                                Senior  Notes,  unless (i) such Old Senior Notes
                                are subsequently registered under the Securities
                                Act   (which,   subject   to   certain   limited
                                exceptions,  Continental will have no obligation
                                to do) or (ii) your  transaction is exempt from,
                                or otherwise not subject to, the  Securities Act
                                and applicable state securities laws.

Certain Federal Income Tax
  Consequences................  The  exchange of Old Senior Notes for New Senior
                                Notes  will  not  be  a  sale  or   exchange  or
                                otherwise a taxable event for federal income tax
                                purposes.

Exchange Agent................  Wilmington  Trust Company is serving as Exchange
                                Agent in connection with the Exchange Offer.

Fees and Expenses.............  All   expenses    incident   to    Continental's
                                consummation   of   the   Exchange   Offer   and
                                compliance   with   the   Registration    Rights
                                Agreement will be borne by Continental.

Use of Proceeds...............  Continental  will not receive any cash  proceeds from the  exchange  of the Old Senior  Notes for
                                the New Senior Notes.

SUMMARY OF TERMS OF NOTES

                                                      Senior Notes              Subordinated Notes (1)
                                             ------------------------------   ----------------------------
Principal Amount...........................           $200,000,000                   $100,000,000
Loan to Collateral Value (2)...............               42.8%                          65.7%
Maximum Loan to Collateral Value...........               45.0%                          67.5%
Interest Rate..............................            USD 3-Month                    USD 3-Month
                                                    LIBOR + .90% (3)                 LIBOR + 7.50%
Interest Payment Dates.....................  March 6, June 6, September 6     March 6, June 6, September 6
                                                      and December 6                   and December 6
Final Scheduled Payment Date...............          December 6, 2007                 December 6, 2007
Final Legal Maturity Date..................          December 6, 2009                  Not applicable
Minimum Denomination.......................               $1,000                         $100,000
Section 1110 Protection (4)................                 Yes                             Yes
Liquidity Facility Coverage................        8 quarterly interest                     None
                                                       payments (5)
Policy Provider Coverage...................  Interest when due and principal                None
                                              no later than the Final Legal
                                                    Maturity Date (5)
-----------------
(1)  The Exchange Offer being made pursuant to this  Prospectus  does not relate to the Subordinated Notes.
(2)  These   percentages  have  been  determined  by  dividing  the  outstanding principal  amount of the Senior Notes plus,  in the case of the  percentage applicable to the Subordinated  Notes, the initial  principal amount of the
     Subordinated  Notes (minus Cash  Collateral) by the appraised  value of the
     Collateral  determined as of December 25, 2002.  Continental is required to provide to the Policy  Provider and the Trustee a  semiannual  appraisal of the Collateral. If any such subsequent appraisal indicates that the loan to
     Collateral value is greater than 45.0%, in the case of the Senior Notes, or
     67.5%, in the case of the  Subordinated  Notes,  Continental is required to provide  additional  collateral or to reduce the principal amount of Senior
     Notes or  Subordinated  Notes  outstanding  so that the loan to  Collateral value is not greater than the applicable  maximum  percentage.  Continental deposited $13,056,950 as Cash Collateral at the initial issuance of the Old
     Senior Notes so that the initial loan to Collateral  value would not exceed
     45.0%, based on the appraisal determined as of August 25, 2002. The loan to
     Collateral  value,  determined using the appraisal as of December 25, 2002, would have been 45.8% for the Senior  Notes and 68.7% for the  Subordinated
     Notes without giving effect to such deposit of Cash Collateral. Continental expects  to  satisfy  the  applicable  maximum  loan  to  Collateral  value percentages  at the time of the next  appraisal  due in August 2003,  based upon its projected purchases of spare parts, in which case Continental will be entitled to withdraw such Cash Collateral.  However, no assurance can be given  that such  applicable  maximum  percentages  will be  satisfied.  An appraised value is only an estimate and reflects certain  assumptions.  See
     "Description of the Appraisal".
(3)  The interest  rate  applicable  to the Senior Notes is subject to a maximum rate of 12% per annum  applicable only for periods as to which  Continental has  failed  to pay  accrued  interest  when due and  failed  to cure  such nonpayment.
(4)  Section 1110 of the U.S.  Bankruptcy  Code will be  applicable to the spare parts of the types  initially  subject to the lien securing the Notes,  but will not be applicable to Cash Collateral. In addition, in order to satisfy the semiannual loan to collateral value requirement referred to in note (1)
     above, Continental may add other collateral that may not be entitled to the benefits of Section 1110, subject to certain limitations.
(5)  The amounts  available under the Liquidity  Facility and the Policy for the payment  of accrued  interest  on the  Senior  Notes  have been  calculated utilizing the Capped Interest Rate,  which is the maximum  interest rate on the Senior Notes  applicable  only for periods as to which  Continental has failed to pay accrued interest when due and failed to cure such nonpayment.

COLLATERAL

     The  Senior  Notes  are  secured  by  a  lien  on  spare  parts  (including appliances)  first  placed  in  service  after  October  22,  1994 and  owned by
Continental that are appropriate for installation on or use in

     o    one or more of the following  aircraft  models:  Boeing model 737-700,
          737-800,  737-900,  757-200,  757-300,  767-200,  767-400  or  777-200
          aircraft,

     o    any engine utilized on any such aircraft or

     o    any other spare part included in the Collateral,

and not  appropriate  for  installation on or use in any other model of aircraft currently  operated by Continental or engine utilized on any such other model of aircraft.  The Subordinated Notes are also secured by a lien on such Collateral.
The lien  will not apply for as long as a spare  part is  installed  on or being used in any aircraft,  engine or other spare part so installed or being used. In addition,  the lien will not  apply to a spare  part not  located  at one of the designated  locations specified pursuant to the security agreement applicable to the spare parts.

     The spare  parts  included  in the  Collateral  fall  into two  categories,
"rotables" and "expendables".  Rotables are parts that wear over time and can be repeatedly restored to a serviceable  condition over a period  approximating the life of the flight equipment to which they relate.  Expendables consist of parts that can be restored to a  serviceable  condition  but have a life less than the related  flight  equipment  and parts that  generally  are used once and thereby consumed  or  thereafter  discarded.  Spare  engines  are  not  included  in the
Collateral.  Set forth  below is  certain  information  about  the  spare  parts included in the Collateral as of December 25, 2002:

                                          SPARE PARTS QUANTITY(1)
                                   -------------------------------------
        AIRCRAFT MODEL             EXPENDABLES  ROTABLES           TOTAL    APPRAISED VALUE(2)
        --------------             -----------  --------         -------    ------------------
737-700....................            877             24            901
737-700/800................        278,912          6,942        285,854
737-800....................          3,777            191          3,968
737-900....................            821             10            831
                                 ---------      ---------      ---------
737-7/8/9 Subtotal.........        284,387          7,167        291,554          $185,972,600

757-200....................        185,731          3,391        189,122            69,352,800
757-300....................         10,946             96         11,042             3,116,700
767-200....................         25,485            227         25,712             8,946,700
767-400....................         51,147          1,586         52,733            55,741,200
777-200....................        111,210          3,006        114,216           113,712,000
                                   -------        -------        -------          ------------
Total......................        668,906         15,473        684,379          $436,841,900

-----------------
(1)  This  quantity of spare parts used in  preparing  the  appraised  value was determined as of December 25, 2002.  Since spare parts are regularly  used, refurbished, purchased, transferred and discarded in the ordinary course of
     Continental's  business,  the  quantity  of  spare  parts  included  in the
     Collateral and their appraised value will change over time.  Continental is required to provide to the Policy  Provider  and the  Trustee a  semiannual appraisal of the Collateral.

(2)  The  appraised  value  reflects the opinion of Simat,  Helliesen & Eichner,
     Inc., an independent  aviation  appraisal and consulting  firm, of the fair market value of the spare parts.  A letter  summarizing  such  appraisal is annexed to this  Prospectus  as Appendix  II. The  appraisal  is subject to number of  assumptions  and  limitations  and was prepared based on certain specified  methodologies.  An  appraisal  is only an  estimate of value and should not be relied upon as a measure of realizable value.

CASH FLOW STRUCTURE

     Set forth below is a diagram  illustrating  the  structure  of certain cash flows applicable to the Notes.

-----------
(1)  The Liquidity  Facility is sufficient to cover eight consecutive  quarterly interest payments on the Senior Notes, but does not cover any other amounts payable  on the  Senior  Notes.  There  is no  Liquidity  Facility  for the
     Subordinated Notes.

(2)  The  Policy  covers  regular  interest  payments  on the  Senior  Notes and outstanding  principal  of the Senior  Notes no later than the Final  Legal
     Maturity Date,  but does not cover any other amounts  payable on the Senior
     Notes. There is no Policy for the Subordinated Notes.

THE SENIOR NOTES

Issuer........................  Continental Airlines, Inc.

Notes Offered.................  Floating Rate Secured Notes due 2007.

Use of Proceeds...............  The  proceeds  from the  sale of the Old  Senior
                                Notes were used for general corporate  purposes.
                                Continental  will not receive any proceeds  from
                                the exchange of the New Senior Notes for the Old
                                Senior Notes.

Issuance of Subordinated
  Notes.......................  On May 9, 2003, Continental privately placed the
                                Subordinated  Notes. The Subordinated Notes rank
                                junior to the Senior  Notes  (including  amounts
                                owed to the Policy  Provider  and the  Liquidity
                                Provider) with respect to payments received from
                                Continental,  proceeds from  liquidation  of the
                                Collateral  and  otherwise.  Unlike  the  Senior
                                Notes,  the  Subordinated  Notes do not have the
                                benefit of a liquidity  facility or an insurance
                                policy.

Trustee and Paying Agent......  Wilmington Trust Company.

Liquidity Provider............  Morgan Stanley Capital Services.

Policy Provider...............  MBIA Insurance Corporation.

Final Scheduled Payment
  Date........................  The entire  principal amount of the Senior Notes is scheduled for payment on December 6, 2007.

Final Legal Maturity Date.....  December 6, 2009.

Interest......................  The  Senior  Notes  will  accrue  interest  at a variable  rate per  annum set forth on the cover
                                page of this  Prospectus.  The interest  rate on
                                the  Senior  Notes  will be subject to a maximum
                                equal  to the  Capped  Interest  Rate of 12% per
                                annum  applicable  only for  periods as to which
                                Continental  has failed to pay accrued  interest
                                when due and failed to cure such nonpayment. For
                                all  other  periods,  the  interest  rate on the
                                Senior  Notes  will not be capped.  Interest  is
                                calculated  on the basis of the actual number of
                                days  elapsed  over a  360-day  year.  LIBOR  is
                                determined  from  time to time by the  Reference
                                Agent as described in "Description of the Senior
                                Notes--Determination of LIBOR".

Interest Payment Dates........  March 6, June 6,  September  6 and  December  6,
                                commencing on March 6, 2003.

Record Dates..................  The fifteenth day preceding the related Interest
                                Payment Date.

Optional Redemption...........  Continental  may elect to redeem all or (so long as  no  Payment  Default  has  occurred  and  is
                                continuing) some of the Senior Notes at any time
                                prior to maturity.  The redemption price in such
                                case will be the principal  amount of the Senior
                                Notes,   together   with   accrued   and  unpaid
                                interest,  LIBOR break  amount,  if any, and, if
                                redeemed  prior to the third  anniversary of the
                                Issuance  Date  (except  in  connection  with  a
                                redemption   to  satisfy  the   maximum   Senior
                                Collateral Ratio or minimum Senior Rotable Ratio
                                requirement),  a Premium  equal to the following
                                percentage of the principal amount prepaid:

                                   IF REDEEMED DURING THE YEAR
                                 PRIOR TO THE ANNIVERSARY OF THE
                                  ISSUANCE DATE INDICATED BELOW      PREMIUM
                                  -----------------------------      -------
                                               1st                    1.50%
                                               2nd                    1.00
                                               3rd                    0.50

                                If  Continental  gives notice of redemption  but
                                fails to pay when due all amounts  necessary  to
                                effect such redemption, such redemption shall be
                                deemed  revoked and no amount  shall be due as a
                                result  of  notice  of  redemption  having  been
                                given.

Collateral....................  The Senior  Notes are secured by a lien on spare parts  (including  appliances)  first  placed in
                                service  after  October  22,  1994 and  owned by
                                Continental    that    are    appropriate    for
                                installation on or use in

                                o  one or more of the following aircraft models:
                                   Boeing  model  737-700,   737-800,   737-900,
                                   757-200, 757-300, 767-200, 767-400 or 777-200
                                   aircraft,

                                o  any engine utilized on any such aircraft or

                                o  any  other   spare  part   included   in  the
                                   Collateral,

                                and not appropriate  for  installation on or use
                                in  any  other  model  of   aircraft   currently
                                operated by  Continental  or engine  utilized on
                                any   such   other   model  of   aircraft.   The
                                Subordinated Notes are also secured by a lien on
                                such Collateral.  The lien will not apply for as
                                long as a spare  part is  installed  on or being
                                used in any aircraft, engine or other spare part
                                so  installed or being used.  In  addition,  the
                                lien will not apply to a spare part not  located
                                at  one of the  designated  locations  specified
                                pursuant to the security agreement applicable to
                                the spare parts.

Maintenance of Collateral
  Ratios......................  Continental is required to provide to the Policy
                                Provider and the Trustee a semiannual  appraisal
                                of  the   Collateral.   If  any  such  appraisal
                                indicates  that:

                                o  the ratio of the outstanding principal amount
                                   of the Senior Notes to the  Collateral  value
                                   is greater than 45.0%;

                                o  the ratio of the outstanding principal amount
                                   of the  Senior  Notes  and  the  Subordinated
                                   Notes to  Collateral  value is  greater  than
                                   67.5%;

                                o  the  ratio  of  the  value  of  the  Rotables
                                   included in the Collateral to the outstanding
                                   principal  amount of the Senior Notes is less
                                   than 150%; or

                                o  the  ratio  of  the  value  of  the  Rotables
                                   included in the Collateral to the outstanding

                                   principal  amount of the Senior Notes and the
                                   Subordinated Notes is less than 100%;

                                then   Continental   is   required   to  provide
                                additional collateral or to reduce the principal
                                amount of  Senior  Notes or  Subordinated  Notes
                                outstanding  so that such ratios comply with the
                                applicable  maximum Collateral value percentages
                                and minimum Rotable value percentages.

Section 1110 Protection.......  Continental's  outside  counsel has provided its opinion to the Trustee  and the Policy  Provider
                                that the  benefits  of Section  1110 of the U.S.
                                Bankruptcy  Code will be available  with respect
                                to the lien on the spare parts collateral.

Liquidity Facility............  Under  the  Liquidity  Facility,  the  Liquidity
                                Provider will, if necessary, make advances in an
                                aggregate  amount  sufficient to pay interest on
                                the  Senior  Notes  on  up to  eight  successive
                                quarterly Interest Payment Dates. Drawings under
                                the Liquidity Facility cannot be used to pay any
                                other amount in respect of the Senior Notes.

                                Upon each drawing under the  Liquidity  Facility
                                to pay interest on the Senior Notes, the Trustee
                                will  reimburse the  Liquidity  Provider for the
                                amount  of  such  drawing.   Such  reimbursement
                                obligation  and all  interest,  fees  and  other
                                amounts  owing to the Liquidity  Provider  under
                                the   Liquidity   Facility  and  certain   other
                                agreements  will  rank  senior  to the  Notes in
                                right of payment.

                                There   is  no   Liquidity   Facility   for  the
                                Subordinated Notes.

Policy Coverage...............  Under  the  Policy,   the  Policy   Provider  is
                                required to honor drawings to cover:

                                o  Any  shortfall  on any  Distribution  Date in
                                   funds to be distributed  as accrued  interest
                                   on the Senior Notes.

                                o  Any  shortfall  on the Final  Legal  Maturity
                                   Date in funds to be  distributed as principal
                                   of,  and  accrued  interest  on,  the  Senior
                                   Notes.

                                o  Any   shortfall   in  the   proceeds  of  the
                                   disposition of the remaining  Collateral from
                                   the amount  required to pay principal of, and
                                   accrued  interest on, the Senior Notes on the
                                   Distribution  Date  established in connection
                                   with such disposition.

                                o  If  certain  payments  with  respect  to  the
                                   Senior Notes are by court order determined to
                                   be a  "preferential  transfer" under the U.S.
                                   Bankruptcy  Code or otherwise  required to be
                                   returned, the amount of such payments.

                                o  After the  continuance  of a Payment  Default
                                   for eight consecutive  Interest Periods,  any
                                   shortfall in funds  required to pay principal
                                   of, and accrued interest on, the Senior Notes
                                   on  the  Distribution   Date  established  in
                                   connection with such Payment Default. If such

                                   Distribution  Date would  occur  prior to the
                                   Final  Scheduled  Payment  Date,  instead  of
                                   paying such  shortfall  on such  Distribution
                                   Date, the Policy  Provider may, so long as no
                                   Policy Provider Default is continuing,  elect
                                   to pay:

                                o  Any  shortfall on such  Distribution  Date in
                                   funds required to pay accrued interest on the
                                   Senior Notes.

                                o  Thereafter,  on each  Distribution  Date,  an
                                   amount equal to the  scheduled  principal (on
                                   the  Final   Scheduled   Payment   Date)  and
                                   interest  (without regard to any acceleration
                                   thereof)  payable on the Senior Notes on such
                                   Distribution Date.

                                Notwithstanding  such  election  by  the  Policy
                                Provider,   the  Policy  Provider  may,  on  any
                                Business  Day  (which  shall  be a  Distribution
                                Date)  elected  by the Policy  Provider  upon 20
                                days'  notice,  cause  the  Trustee  to  make  a
                                drawing  under the Policy for an amount equal to
                                the then  outstanding  principal  balance of the
                                Senior  Notes and  accrued  and unpaid  interest
                                thereon. Further,  notwithstanding such election
                                by the Policy Provider, upon the occurrence of a
                                Policy Provider  Default,  the Trustee shall, on
                                any  Business Day elected by the Trustee upon 20
                                days'  written  notice to the  Policy  Provider,
                                make a drawing  under the  Policy  for an amount
                                equal to the then outstanding  principal balance
                                of the  Senior  Notes  and  accrued  and  unpaid
                                interest thereon.

                                Any  shortfall  for  which a  drawing  under the
                                Policy  may be made as  described  above will be
                                calculated   after  the   application  of  funds
                                available  through  drawings under the Liquidity
                                Facility   and   withdrawals   from   the   Cash
                                Collateral Account.

                                The  Policy   Provider   is  required  to  honor
                                drawings  under  the  Policy by the  Trustee  on
                                behalf  of  the   Liquidity   Provider  for  all
                                outstanding   drawings   under   the   Liquidity
                                Facility,  together with interest thereon, on or
                                after the  Business  Day which is 24 months from
                                the  earliest  to occur of (1) the date on which
                                an Interest  Drawing  shall have been made under
                                the Liquidity  Facility and remain  unreimbursed
                                from payments made by  Continental at the end of
                                such 24-month period,  (2) the date on which any
                                Downgrade  Drawing,   Non-Extension  Drawing  or
                                Final Drawing that was  deposited  into the Cash
                                Collateral  Account  shall have been  applied to
                                pay any  scheduled  payment of  interest  on the
                                Senior  Notes  and  remain   unreimbursed   from
                                payments made by  Continental at the end of such
                                24-month period and (3) the date on which all of
                                the  Senior  Notes  have  been  accelerated  and
                                remain unpaid by  Continental at the end of such
                                24-month period,  in each case  disregarding any
                                reimbursements   from  payments  by  the  Policy
                                Provider  and  from  proceeds  from  the sale of
                                Collateral  distributed  by the  Trustee  during
                                such 24-month period.

                                The  reimbursement  of drawings under the Policy
                                ranks  junior to  further  distributions  on the
                                Notes.

                                There is no Policy for the Subordinated Notes.

Control of Trustee............  Whether  before  or after the  occurrence  of an
                                Event of Default,  the "Controlling  Party" will
                                direct the  Trustee in taking  action  under the
                                Indenture and other  agreements  relating to the
                                Notes, including in amending such agreements and
                                granting waivers  thereunder.  However,  certain
                                limited   provisions   with   respect   to   the
                                Collateral  as they  relate to the  Subordinated
                                Notes  cannot be amended or waived  without  the
                                consent  of the  holders  of a  majority  of the
                                outstanding principal amount of the Subordinated
                                Notes  and  certain  other  limited   provisions
                                cannot be amended or waived  without the consent
                                of each Noteholder affected thereby. If an Event
                                of  Default  is  continuing,   the  "Controlling
                                Party"  will  direct the  Trustee in  exercising
                                remedies,  such as  accelerating  the  Notes  or
                                foreclosing the lien on the collateral  securing
                                the Notes.

                                The Controlling Party will be:

                                o  Except  as   provided   below,   the   Policy
                                   Provider.

                                o  If a Policy  Provider  Default is continuing,
                                   the  holders  of more  than 50% in  aggregate
                                   unpaid  principal  amount of the Senior Notes
                                   then outstanding or, if the Senior Notes have
                                   been paid in full, of the Subordinated  Notes
                                   then outstanding.

                                o  If the Senior Notes,  the Policy Expenses and
                                   the  Policy  Provider  Obligations  have been
                                   paid in full, the holders of more than 50% in
                                   aggregate  unpaid  principal  amount  of  the
                                   Subordinated Notes then outstanding.

                                o  Under  certain  circumstances,  the Liquidity
                                   Provider.

                                The Subordinated Noteholders will have the right
                                to direct the Policy  Provider  in acting as the
                                Controlling  Party during the  continuance of an
                                Event of Default if the Subordinated Noteholders
                                shall have  deposited  with the Policy  Provider
                                cash,  U.S.   government   securities  or  other
                                investments acceptable to the Policy Provider as
                                collateral  for amounts owed to, and for certain
                                amounts to become due and payable to, the Policy
                                Provider  under  the  Operative   Documents  and
                                Support Documents.  The amount deposited must be
                                sufficient  without  reinvestment to pay certain
                                amounts  due  and to  become  due on the  Senior
                                Notes   and   to   the   Policy   Provider.   No
                                Subordinated  Noteholder  will  be  required  to
                                contribute  to  a  deposit.   The   Subordinated
                                Noteholders   contributing  their  proportionate
                                share of such deposit will be entitled to direct
                                the  Policy  Provider  in  taking  action as the
                                Controlling Party during the continuance of such
                                Event of Default  by vote of a  majority  of the
                                principal amount of the Subordinated  Notes held
                                by such contributing  Subordinated  Noteholders.
                                If the Policy  Provider  draws on such  deposit,
                                after the  Policy  Provider  shall  have paid in
                                full all amounts  due to it under the  Operative
                                Documents   and   Support   Documents,   amounts
                                distributable  to the Policy  Provider under the
                                Indenture    will   be   distributed   to   such
                                contributing  Subordinated  Noteholders  in  the
                                same    proportion    as    their     respective
                                contributions   to  the   deposit   until  their
                                proportionate  share of the deposit not returned
                                by the Policy Provider shall have been repaid in
                                full.

                                                                      STANDARD &
                                                       MOODY'S         POOR'S

Threshold Rating for the        Short Term..........     P-1             A-1
  Liquidity Provider..........

Liquidity Provider Rating.....  Morgan  Stanley,  the  parent  company of Morgan
                                Stanley  Capital  Services,  meets the Threshold
                                Rating  requirement  and has  guaranteed  Morgan
                                Stanley Capital Services'  obligations under the
                                Liquidity Facility.

                                                                         MOODY'S

Policy Provider Rating........  Financial Strength....................     Aaa

                      SUMMARY FINANCIAL AND OPERATING DATA

     The following  tables  summarize  certain  consolidated  financial data and certain  operating  data with respect to  Continental.  The  following  selected consolidated financial data for the years ended December 31, 2002, 2001 and 2000 are derived from the audited  consolidated  financial  statements of Continental
(including   certain   reclassifications   to  conform  to  the   current   year
presentation)  including  the notes  thereto  incorporated  by reference in this
Prospectus and should be read in conjunction  with those  financial  statements.
The following selected consolidated  financial data for the years ended December
31, 1999 and 1998 are derived  from the  selected  financial  data  contained in
Continental's  Annual Report on Form 10-K for the year ended  December 31, 2002, incorporated  by  reference  in this  Prospectus,  and the audited  consolidated financial  statements of  Continental  for the years ended December 31, 1999 and
1998 and should be read in conjunction  therewith.  The  consolidated  financial data of  Continental  for the three  months  ended  March 31,  2003 and 2002 are derived from the unaudited  consolidated  financial  statements  of  Continental incorporated  by reference in this  Prospectus,  which  include all  adjustments
(consisting  solely of normal  recurring  accruals,  except for fleet impairment losses and other special charges) that Continental  considers  necessary for the fair presentation of the financial  position and results of operations for these periods.  Operating  results for the three  months  ended March 31, 2003 are not necessarily  indicative  of the results that may be expected for the year ending
December 31, 2003.

                                           THREE MONTHS
                                          ENDED MARCH 31,                     YEAR ENDED DECEMBER 31,
                                        -------------------    --------------------------------------------------------
                                          2003        2002        2002         2001        2000        1999       1998
                                        --------    -------    ----------    --------    --------    --------    ------
                                           (IN MILLIONS OF DOLLARS, EXCEPT OPERATING DATA, PER SHARE DATA AND RATIOS)
FINANCIAL DATA--OPERATIONS:(1)
Operating Revenue....................   $ 2,042     $ 1,993     $ 8,402      $ 8,969     $ 9,899     $ 8,639     $ 7,927
Operating Expenses...................     2,266       2,180       8,714        8,825       9,170       8,024       7,226
                                       --------    --------    --------     --------    --------    --------    --------
Operating Income (Loss)..............      (224)       (187)       (312)         144         729         615         701
Non-operating Income (Expense), net..       (86)        (67)       (303)        (258)       (167)        183         (59)
                                       --------    --------    --------     --------    --------    --------    --------
Income (Loss) before Income Taxes
   and Cumulative Effect of Changes
   in Accounting Principles..........      (310)       (254)       (615)        (114)       562          798         642
Net Income (Loss)....................   $  (221)    $  (166)    $  (451)     $   (95)    $  342      $   455     $   383
                                       ========    ========    ========     ========    ========    ========    ========

Earnings (Loss) per Share:
   Basic.............................   $ (3.38)    $ (2.61)    $ (7.02)     $ (1.72)    $  5.62     $  6.54      $ 6.34
                                       ========    ========    ========     ========    ========    ========    ========
   Diluted...........................   $ (3.38)    $ (2.61)    $ (7.02)     $ (1.72)    $  5.45     $  6.20      $ 5.02
                                       ========    ========    ========     ========    ========    ========    ========

Shares used for Computation:
   Basic.............................      65.3        63.5        64.2         55.5        60.7        69.5        60.3
   Diluted...........................      65.3        63.5        64.2         55.5        62.8        73.9        80.3

Ratio of Earnings to Fixed Charges
(2)..................................        --          --          --           --        1.51x       1.80x       1.93x
                                       ========    ========    ========     ========    ========    ========    ========

                                           THREE MONTHS
                                          ENDED MARCH 31,                     YEAR ENDED DECEMBER 31,
                                        -------------------    ---------------------------------------------------------
                                          2003        2002        2002        2001        2000        1999        1998
                                        --------    --------   ---------    --------    --------    --------    --------
                                           (IN MILLIONS OF DOLLARS, EXCEPT OPERATING DATA, PER SHARE DATA AND RATIOS)
OPERATING DATA:
MAINLINE JET STATISTICS:
Revenue passengers (thousands)........     9,245      10,057      41,016      44,238     46,896       45,540      43,625
Revenue passenger miles
  (millions) (3)......................    13,274      14,032      59,349      61,140     64,161       60,022      53,910
Cargo ton miles (millions)............       233         208         908         917      1,096        1,000         856
Available seat miles (millions) (4)...    19,076      18,951      80,122      84,485     86,100       81,946      74,727
Passenger load factor (5).............      69.6%       74.0%       74.1%       72.4%      74.5%        73.2%       72.1%
Passenger revenue per available
  seat mile (cents)...................       8.45       8.77        8.61        8.98       9.84         9.12        9.23
Total revenue per available seat mile
  (cents).............................       9.31       9.40        9.27        9.58      10.52         9.75        9.85
Operating cost per available seat mile
  (cents) (6).........................      10.25      10.09        9.53        9.22       9.68         9.07        9.03
Special items per available seat mile.       0.34       0.48        0.31       (0.36)       N/A         0.09        0.14
Average yield per revenue passenger mile
  (cents) (7).........................      12.14      11.84       11.63       12.42      13.20        12.45       12.79
Average price per gallon of fuel,
  excluding fuel taxes (cents)........      98.50      60.17       69.97       78.24      84.21        46.56       46.83
Average price per gallon of fuel,
  including fuel taxes (cents)........     102.87      64.39       74.01       82.48      88.54        50.78       51.20
Fuel gallons consumed (millions)......        305        308       1,296       1,426      1,533        1,536       1,487
Average fare per revenue passenger....    $174.27    $165.21     $168.25     $171.59    $180.66      $164.11     $158.02
Average length of aircraft flight (miles)   1,257      1,191       1,225       1,185      1,159        1,114       1,044
Average daily utilization of each
  aircraft (hours) (8)................       9:19       9:31        9:31       10:19      10:36        10:29       10:13
Actual aircraft in fleet at end of
  period (9)..........................        362        364         366         352        371          363         363

REGIONAL JET AND TURBOPROP STATISTICS
(10):
Revenue passenger miles
  (millions) (3)......................      1,078        835       3,952       3,388      2,947        2,149      1,564
Available seat miles (millions) (4)...      1,767      1,424       6,219       5,437      4,735        3,431      2,641
Passenger load factor (5).............       61.0%      58.6%       63.5%       62.3%      62.2%        62.6%      59.2%

CONSOLIDATED STATISTICS:
Consolidated passenger load factor....       68.9%      73.0%       73.3%       71.8%      73.9%        72.8%      71.7%
Consolidated breakeven passenger load
  factor (11).........................       84.5%      87.4%       82.5%       73.5%      67.9%        64.0%      63.6%

                                                                          MARCH 31,         DECEMBER 31,
                                                                            2003                2002
                                                                        ------------        ------------
                                                                                 (IN MILLIONS OF DOLLARS)
FINANCIAL DATA--BALANCE SHEET:
ASSETS:
     Cash, Cash Equivalents and Short-Term Investments................  $      1,181        $      1,342
     Other Current Assets.............................................         1,079                 935
     Total Property and Equipment, net................................         6,824               6,968
     Routes and Airport Operating Rights, net.........................         1,003               1,009
     Other Assets.....................................................           503                 486
                                                                        ------------        ------------
           Total Assets...............................................  $     10,590        $     10,740
                                                                        ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
     Current Liabilities..............................................  $      3,137        $      2,926
     Long-Term Debt and Capital Leases................................         5,096               5,222
     Deferred Credits and Other Long-Term Liabilities.................         1,546               1,572
     Minority Interest............................................                19                   7
     Mandatorily Redeemable Preferred Securities of Subsidiary
        Trust Holding Solely Convertible Subordinated Debentures
        of Continental (12).......................................               241                 241
     Redeemable Preferred Stock of Subsidiary (13)....................             5                   5
     Stockholders' Equity.............................................           546                 767
                                                                        ------------        ------------
           Total Liabilities and Stockholders' Equity.................  $     10,590        $     10,740
                                                                        ============        ============

-----------------
(1) Includes the following special expense (income) items (in millions):

                                                      THREE MONTHS
                                                     ENDED MARCH 31,              YEAR ENDED DECEMBER 31,
                                                     ----------------  --------------------------------------------
                                                      2003      2002     2002     2001     2000      1999     1998
                                                     ------    ------   ------   ------   ------    ------   ------
       Operating expense (income):
         Fleet impairment and restructuring
           charges...............................   $   65    $   90      $242   $   61     $ --    $  81      $122
         Air Transportation Safety and System
           Stabilization Act grant...............       --        --        12     (417)      --       --        --
         Severance and other special charges.....       --        --        --       63       --       --        --

       Nonoperating expense (income):
         Gain on sale of assets..................       --        --        --       --       (9)    (326)       --
         Impairment of investments...............       --        --        --       22       --       --        --

       Cumulative effect of change in accounting,
         net   of taxes..........................       --        --        --       --       --       33        --

(2)  For purposes of calculating  this ratio,  earnings consist of income before income taxes and cumulative effect of changes in accounting principles plus interest  expense  (net of  capitalized  interest),  the  portion of rental expense  representative  of interest expense and amortization of previously capitalized  interest.  Fixed  charges  consist of interest  expenses,  the portion of rental expense  representative of interest  expense,  the amount amortized  for debt  discount,  premium and  issuance  expense and interest previously capitalized.  For the three months ended March 31, 2003 and 2002 and the years ended December 31, 2002 and 2001, earnings were inadequate to cover fixed  charges and the coverage  deficiency  was $307  million,  $257 million, $616 million and $143 million, respectively.

(3)  The number of scheduled miles flown by revenue passengers.

(4)  The number of seats  available for  passengers  multiplied by the number of scheduled miles those seats are flown.

(5)  Revenue passenger miles divided by available seat miles.

(6)  Includes applicable special items noted in (1).

(7)  The average revenue received for each mile a revenue passenger is carried.

(8)  The  average  number of hours  per day that an  aircraft  flown in  revenue service is operated (from gate departure to gate arrival).

(9)  Excludes aircraft that are either  temporarily or permanently  removed from service.

(10) These statistics reflect operations of Continental  Express (as operated by
     ExpressJet).  In April 2002, ExpressJet's parent company Holdings completed an initial public  offering,  and  Continental's  ownership in Holdings was reduced to 53.1% of its  outstanding  common stock.  Pursuant to a capacity purchase  agreement,  Continental  currently  purchases all of ExpressJet's available seat miles for a negotiated price.

(11) The percentage of seats that must be occupied by revenue  passengers for us to  break  even on a net  income  basis.  The  special  items  noted in (1)
     included in the  consolidated  breakeven  passenger load factor account for
     3.0, 4.9, 3.3, (3.0), (0.1), (2.3) and 1.6 percentage points in each of the periods, respectively.

(12) The sole assets of the Trust are convertible subordinated debentures issued by Continental with an aggregate  principal  amount of $250 million,  which bear  interest at the rate of 6% per annum and mature on November 15, 2030.
     Upon  repayment,   the  Mandatorily   Redeemable  Preferred  Securities  of
     Subsidiary Trust will be mandatorily redeemed.

(13) In connection with an internal  reorganization  by Holdings,  Continental's
     53.1% majority owned subsidiary, a subsidiary of Holdings issued non-voting preferred  stock  which has a  liquidation  preference  of $5  million,  is mandatorily  redeemable  in 2012,  and is callable  beginning in 2005.  The preferred stock was sold to a non-affiliated  third party for a note in the original  principal  amount of $5 million  and is  included  on our balance sheet as redeemable preferred stock of subsidiary.

                                  RISK FACTORS

TERRORIST ATTACKS AND INTERNATIONAL HOSTILITIES

   THE  2001  TERRORIST  ATTACKS  AND  THE  RECENT  WAR IN IRAQ  HAVE  ADVERSELY
   AFFECTED,  AND ANY ADDITIONAL  TERRORIST  ATTACKS OR HOSTILITIES  MAY FURTHER
   ADVERSELY AFFECT,  CONTINENTAL'S  FINANCIAL CONDITION,  RESULTS OF OPERATIONS
   AND PROSPECTS

     As described in greater  detail below under "The  Company--Outlook"  and in
Continental's  filings with the Commission,  the terrorist  attacks of September
11,  2001  involving   commercial  aircraft  adversely  affected   Continental's
financial  condition,  results of  operations  and  prospects,  and the  airline industry  generally.  Those effects continue,  although they have been mitigated
somewhat  by  increased  traffic,   money  received  by  Continental  under  the
Stabilization Act and a recent  supplemental  appropriations bill passed by both houses of Congress and signed by the  President in April 2003 and  Continental's cost-cutting measures. Moreover,  additional terrorist attacks, even if not made directly on the airline  industry,  or the fear of such  attacks,  could further negatively affect  Continental and the airline industry.  The recent war in Iraq further  decreased  demand for air travel,  which could have a material  adverse
impact  on  Continental's   financial   condition,   liquidity  and  results  of
operations.

     Among the  effects  Continental  experienced  from the  September  11, 2001 terrorist attacks were significant flight disruption costs caused by the Federal
Aviation Administration ("FAA") imposed grounding of the U.S. airline industry's
fleet,   significantly   increased   security,   insurance   and  other   costs,
significantly higher ticket refunds, significantly reduced load factors (defined as revenue  passenger miles divided by available seat miles),  and significantly reduced yields.  Further  terrorist  attacks against  commercial  aircraft could result in another  grounding of Continental's  fleet, and would likely result in significant  reductions in load factor and yields,  along with increased  ticket refunds and security,  insurance and other costs. In addition, terrorist attacks not involving commercial aircraft, post war unrest in Iraq or other world events could  result in  decreased  load  factors  and yields and could also  result in increased  costs for Continental and the airline  industry.  For instance,  fuel costs rose  significantly  during  2002 and the first  quarter of 2003 and until recently have been at historically high levels.  Premiums for aviation insurance have increased  substantially,  and could escalate further,  or certain aviation insurance  could become  unavailable  or available  only for reduced  amounts of coverage that are  insufficient to comply with the levels of insurance  coverage required by aircraft  lenders and lessors or required by  applicable  government regulations.  Additionally,  war-risk coverage or other insurance might cease to
be  available  to  Continental's   vendors,   or  might  be  available  only  at
significantly increased premiums or for reduced amounts of coverage, which could adversely impact Continental's operations or costs.

     Due in part to the lack of predictability  of future traffic,  business mix and yields,  Continental is currently unable to estimate the long-term impact on it of the events of  September  11, 2001 or the impact of any further  terrorist attacks or the war in Iraq.  However,  given the magnitude of the  unprecedented events of September 11, 2001 and their continuing aftermath,  the adverse impact to  Continental's  financial  condition,  results of  operations,  liquidity and prospects may continue to be material,  and  Continental's  financial  resources might not be sufficient to absorb it or that of any further terrorist attacks or continued military action in Iraq.

RISK FACTORS RELATING TO THE COMPANY

   CONTINENTAL CONTINUES TO EXPERIENCE SIGNIFICANT LOSSES

     Since  September 11, 2001,  Continental  has incurred  significant  losses.
Continental  recorded  losses of $451  million  in 2002 and $221  million in the first quarter of 2003, and expects to incur a significant loss for the full year
2003.  Passenger revenue per available seat mile for Continental's  mainline jet operations has continued to decline since September 11, 2001,  dropping 4.1% for the year ended  December 31, 2002 versus the same period in 2001 and 3.6% in the first  quarter of 2003  versus  the first  quarter  of 2002.  Overall  passenger revenue  declined 7.0% during 2002  compared to 2001,  and was flat in the first quarter of 2003  compared to the same period in 2002.  Business  traffic in most markets  continues to be weak,  and carriers  continue to offer reduced fares to attract passengers,  which lowers Continental's passenger revenue and yields and raises  Continental's  break-even load factor.  Continental  cannot predict when business traffic or yields will increase.  Further,  the long-term impact of any changes in fare  structures,  most  importantly  in relation to business  fares,

booking patterns,  low-cost competitor growth, increased usage of regional jets, competitor  bankruptcies  and other  changes in industry  structure and conduct, cannot be predicted at this time,  but could have a material  adverse  effect on
Continental's financial condition, liquidity and results of operations. See "The
Company--Outlook".

     In addition,  Continental's  capacity  purchase  agreement with  ExpressJet provides that Continental  purchase,  in advance, all of ExpressJet's  available seat miles for a negotiated  price, and Continental is at risk for reselling the available  seat miles at market  prices.  Continental  previously  announced its intention to sell or otherwise dispose of its remaining interests in ExpressJet.
If Continental does so, then Continental would report greater fixed costs, which could result in lower or more volatile  earnings or both.  For example,  for the year ended December 31, 2002,  Continental's  net loss of $451 million  included net income for ExpressJet of $84 million.  For the quarter ended March 31, 2003,
Continental's net loss of $221 million included net income for ExpressJet of $26 million.

   CONTINENTAL'S HIGH LEVERAGE MAY AFFECT ITS ABILITY TO SATISFY ITS SIGNIFICANT
   FINANCING NEEDS OR MEET ITS OBLIGATIONS

     As is the  case  with its  principal  competitors,  Continental  has a high proportion of debt compared to its equity  capital.  During 2002,  the amount of
Continental's  long-term debt increased 26%.  Continental  also has  significant operating  leases and facility rental costs. In addition,  Continental has fewer cash resources than some of its principal  competitors and  substantially all of
Continental's  property and equipment is subject to liens securing indebtedness.
Accordingly,  Continental  may be less  able  than  some of its  competitors  to withstand a prolonged  recession  in the airline  industry or respond as well to changing economic and competitive  conditions.  Moreover,  competitors  emerging from  bankruptcy  will likely have lower cost  structures and greater  operating flexibility after reorganizing their companies in bankruptcy.

     As of March 31, 2003, Continental had approximately:

o    $5.6 billion (including  current  maturities) of long-term debt and capital lease obligations.

o    $248  million  liquidation  amount  of  Continental-obligated   mandatorily
     redeemable  preferred  securities of trust ($241 million net of unamortized discount).

o    $546 million of stockholders' equity.

o    $1.18 billion in cash, cash equivalents and short-term investments.

     Continental has substantial commitments for capital expenditures, including for the acquisition of new aircraft. As of March 31, 2003,  Continental had firm commitments for 67 aircraft from Boeing, with an estimated cost of approximately
$2.5 billion.  The 67 aircraft are  scheduled to be delivered  between late 2003 and mid 2008,  with four Boeing 737-800  aircraft  scheduled for delivery in the fourth  quarter of 2003.  Continental  has been offered  backstop  financing for approximately  12 firm aircraft and is currently in  negotiations  regarding the offer.  Continental  does not have  backstop  financing  or any other  financing currently in place for the remainder of the aircraft.  In addition, at March 31,
2003,  Continental had firm  commitments to purchase 13 spare engines related to the new Boeing aircraft for approximately $80 million. Continental does not have any financing  currently in place for five of these spare  engines.  These spare engines are scheduled to be delivered through March 2005. Further financing will be needed to satisfy  Continental's  capital  commitments  for its  aircraft and aircraft-related  expenditures  such as engines,  spare parts and related items.
There can be no assurance  that  sufficient  financing will be available for the aircraft on order and other capital expenditures.

     As of March 31, 2003,  ExpressJet had firm commitments for an additional 74 regional jets from Empresa Brasileira de Aeronautica S.A. ("Embraer") delivering through 2006, with an estimated aggregate cost of $1.5 billion.  ExpressJet does not have any obligation to take any of these firm aircraft that are not financed by a third  party and leased  either to  ExpressJet  or  Continental.  Under the capacity purchase agreement between Continental and ExpressJet,  Continental has agreed to lease as lessee and sublease to ExpressJet  the regional jets that are subject to ExpressJet's  firm  commitments to purchase.  In addition,  under the capacity purchase agreement with ExpressJet,  the Company generally is obligated to purchase all of the  capacity  provided by these new aircraft as they deliver to ExpressJet.  Continental cannot predict whether passenger traffic levels will enable it to utilize fully regional jets delivering to ExpressJet in the future.

     Continental  also has  significant  operating  lease  and  facility  rental obligations.  For the year ended December 31, 2002, annual aircraft and facility rental expense under operating leases approximated $1.3 billion.

     Additional  financing  will be  needed  to  satisfy  Continental's  capital commitments.  Continental  cannot predict whether  sufficient  financing will be available.  On several  occasions  subsequent  to September  11,  2001,  each of
Moody's,  Standard & Poor's and Fitch,  Inc.  downgraded the credit ratings of a number of major airlines,  including  Continental's  credit ratings.  Additional downgrades  were  made in March  and  April  2003  and  further  downgrades  are possible. Reductions in Continental's credit ratings have increased the interest
Continental  pays on new  issuances of debt and may increase the cost and reduce the availability of financing to Continental in the future.

     Continental  does not have debt  obligations that would be accelerated as a result of a credit rating downgrade,  but under two letters of credit facilities securing our worker's  compensation  program,  Continental  could be required to substitute  approximately  $67 million of cash collateral for spare engines that currently  serve as  collateral  if the rating of its senior  unsecured  debt is lowered below CCC- by Standard & Poor's or Caa3 by Moody's. Continental's senior
unsecured  debt  is  currently   rated  "CCC+"  on  CreditWatch   with  negative
implications by Standard & Poor's and "Caa2" with negative outlook by Moody's.

   SIGNIFICANT  CHANGES OR  EXTENDED  PERIODS OF HIGH FUEL COSTS OR FUEL  SUPPLY
   DISRUPTIONS WOULD MATERIALLY AFFECT CONTINENTAL'S OPERATING RESULTS

     Until  recently,  fuel  costs  have been at  historically  high  levels and constitute a significant portion of Continental's  operating expense. Fuel costs represented approximately 11.7% of Continental's operating expenses for the year ended December 31, 2002 and 13.9% of  Continental's  operating  expenses for the year ended December 31, 2001.  Fuel costs  represented  approximately  15.3% and
9.5% of  Continental's  operating  expenses for the three months ended March 31,
2003  and  2002,   respectively.   Fuel  prices  and  supplies  are   influenced
significantly by international political and economic circumstances, such as the political crises in Venezuela and Nigeria and the war in Iraq. From time to time
Continental  enters  into  petroleum  swap  contracts,   petroleum  call  option
contracts  and/or  jet fuel  purchase  commitments  to provide  some  short-term protection  (generally three to six months) against a sharp increase in jet fuel prices.  Depending upon the hedging method employed,  Continental's strategy may limit its ability to benefit  from  declines  in fuel  prices.  Continental  has hedged approximately 80% of its fuel requirements for the second quarter of 2003 with petroleum call options.  Continental  has hedged  approximately  25% of its fuel requirements for the remainder of the year with petroleum call options.  If a future fuel supply shortage were to arise from OPEC production curtailments, a disruption  of oil  imports,  post war unrest in Iraq,  other  conflicts  in the
Middle East, or otherwise,  higher fuel prices or further reduction of scheduled airline service could result. Significant changes in fuel costs would materially affect Continental's operating results.

   LABOR COSTS IMPACT CONTINENTAL'S RESULTS OF OPERATIONS

     Labor costs  constitute a  significant  percentage of  Continental's  total operating  costs.  Continental's  mechanics,  represented  by the  International
Brotherhood  of  Teamsters,  ratified  a  new  four-year  collective  bargaining agreement in December  2002.  The  mechanics  agreement  makes an  adjustment to current pay and  recognizes  current  industry  conditions  with a provision  to re-open negotiations regarding wages, pension and health insurance provisions in
January 2004. Work rules and other contract items are established  through 2006.
Collective  bargaining agreements between Continental and its pilots and between
ExpressJet  and its pilots (both of whom are  represented by the Air Line Pilots
Association)  became  amendable in October 2002. After being deferred due to the economic  uncertainty  following  the  September  11,  2001  terrorist  attacks,
negotiations  recommenced  in  September  2002  and  are  continuing.   Although
Continental  may incur  increased labor costs in connection with the negotiation of the  pilot  collective  bargaining  agreements,  the labor  cost  uncertainty associated with recent major hub-and-spoke carrier bankruptcies makes predicting the  outcome of  negotiations  more  difficult.  US  Airways  Group,  Inc.  ("US
Airways") and United Air Lines,  Inc.  ("United") have  significantly  decreased their labor costs during their bankruptcy  cases.  Delta and Northwest  Airlines have each recently announced that they are seeking to decrease their labor costs significantly. American Airlines, Inc. ("American Airlines") has recently agreed with its major  labor  groups on  significant  labor cost  reductions.  Although

Continental enjoys generally good relations with its employees,  there can be no assurance that Continental will not experience labor disruptions in the future.

RISK FACTORS RELATING TO THE AIRLINE INDUSTRY

   THE AIRLINE INDUSTRY IS HIGHLY COMPETITIVE

     The  airline  industry  is  highly  competitive  and  susceptible  to price discounting.  Carriers use discount fares to stimulate traffic during periods of slack  demand,  to generate  cash flow and to  increase  market  share.  Some of
Continental's  competitors have  substantially  greater  financial  resources or lower cost structures  than  Continental,  or both. In recent years,  the market share held by low cost carriers has increased significantly.

     Airline profit levels are highly  sensitive to changes in fuel costs,  fare levels and passenger demand. Passenger demand and fare levels are influenced by, among other things, the state of the global economy,  domestic and international events,  airline  capacity and pricing actions taken by carriers.  The weak U.S.
economy,  turbulent  international  events and extensive  price  discounting  by carriers  contributed  to  unprecedented  losses for U.S.  airlines from 1990 to
1993. Since September 11, 2001, these same factors, together with the effects of the terrorist  attacks and the war in Iraq, have resulted in dramatic losses for
Continental and the airline industry generally.  Continental cannot predict when conditions will improve.  US Airways,  United and several small competitors have filed for bankruptcy protection,  although US Airways emerged from bankruptcy on
March 31, 2003. Other carriers could follow.  These carriers could operate under bankruptcy  protection  in a manner  that would be adverse to  Continental,  and could emerge from  bankruptcy as more vigorous  competitors  with  substantially lower costs.

     In recent  years,  the major U.S.  airlines  have sought to form  marketing alliances  with other U.S. and foreign air carriers.  Such  alliances  generally provide for codesharing,  frequent flyer reciprocity,  coordinated scheduling of flights of each alliance member to permit convenient connections and other joint marketing  activities.  Such  arrangements  permit an airline to market  flights operated by other alliance members as its own. This increases the  destinations, connections and frequencies offered by the airline, which provide an opportunity to  increase  traffic on its  segment of flights  connecting  with its  alliance partners.  Continental's  alliance with Northwest  Airlines and its new alliance with  Delta and  Northwest  Airlines  are  examples  of such  arrangements,  and
Continental has existing  alliances with numerous other air carriers.  (See "The
Company--Domestic  Alliances".)  Other major U.S.  airlines  have  alliances  or planned alliances more extensive than Continental's, which would cause the route systems of other  carriers to provide  relatively  greater  utility to customers than  Continental's  more limited route system.  Continental  cannot predict the extent to which it will be disadvantaged by competing alliances.

     Since its  deregulation  in 1978, the U.S.  airline  industry has undergone substantial  consolidation,  and  it may in  the  future  experience  additional
consolidation.   Continental  routinely  monitors  changes  in  the  competitive landscape  and engages in  analysis  and  discussions  regarding  its  strategic position, including alliances and business combination transactions. Continental has had,  and  expects to  continue  to have,  discussions  with  third  parties regarding  strategic  alternatives.  The impact of any consolidation  within the
U.S. airline industry cannot be predicted at this time.

   THE AVIATION  SECURITY ACT WILL IMPOSE  ADDITIONAL COSTS AND MAY CAUSE SEVERE
   DISRUPTIONS

     In  November  2001,  the  President   signed  into  law  the  Aviation  and
Transportation  Security Act (the "Aviation Security Act"). This law federalized
substantially   all  aspects  of  civil  aviation   security,   creating  a  new
Transportation  Security  Administration  under the Department of Transportation
(the "TSA").  Among other things,  the law required that all checked  baggage be screened by explosive  detection  systems by December 31, 2002 (although  during the  implementation  phase,  other  permitted  methods  of  screening  are being utilized and federal law permits  individual  airports to request  extensions of such deadline).  At some airports,  the TSA has provided for temporary  security measures which are less than optimal.  Implementation of the requirements of the
Aviation  Security Act has resulted in increased costs for the airline  industry and may result in  additional  costs,  delays  and  disruptions  in air  travel, although pursuant to a supplemental  appropriations bill approved by both houses of Congress and signed by the President in April 2003,  some of these costs have been or will be reimbursed by the U.S. government. See "The Company--Outlook".

   CONTINENTAL'S BUSINESS IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION

     As evidenced by the enactment of the Aviation  Security  Act,  airlines are subject to extensive regulatory and legal compliance requirements that result in significant  costs.  The FAA  from  time to time  issues  directives  and  other regulations  relating to the  maintenance and operation of aircraft that require significant  expenditures.  Some FAA  requirements  cover,  among other  things, retirement of older aircraft,  security measures,  collision  avoidance systems, airborne windshear  avoidance systems,  noise abatement and other  environmental concerns,  commuter  aircraft  safety and increased  inspections and maintenance procedures to be conducted on older  aircraft.  Continental  expects to continue incurring expenses to comply with the FAA's regulations.

     Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce  revenue.  Additionally,  because of  significantly  higher security and other costs  incurred by airports  since  September  11, 2001,  and because  reduced  landing weights since September 11, 2001 have reduced the fees airlines pay to airports, many airports are significantly increasing their rates and charges to air  carriers,  including  to  Continental.  Restrictions  on the ownership and transfer of airline routes and takeoff and landing slots have also been proposed.  The ability of U.S. carriers to operate  international routes is subject to change because the applicable  arrangements between the United States and foreign governments may be amended from time to time, or because appropriate slots or facilities are not made available. Continental cannot provide assurance that current laws and regulations, or laws or regulations enacted in the future, will not adversely affect it.

   CONTINENTAL'S  OPERATIONS ARE AFFECTED BY THE SEASONALITY ASSOCIATED WITH THE
   AIRLINE INDUSTRY

     Due to greater demand for air travel during the summer  months,  revenue in the airline  industry in the second and third  quarters of the year is generally stronger than revenue in the first and fourth quarters of the year for most U.S.
air  carriers.  Continental's  results  of  operations  generally  reflect  this seasonality,  but have also been impacted by numerous other factors that are not necessarily seasonal,  including the extent and nature of competition from other airlines, fare actions, excise and similar taxes, security fees, changing levels of  operations,  fuel  prices,  weather,  air traffic  control  delays,  foreign currency exchange rates and general economic conditions.

RISK FACTORS RELATING TO THE SENIOR NOTES AND THE EXCHANGE OFFER

   CONSEQUENCES OF FAILURE TO EXCHANGE

     If you fail to deliver the proper  documentation to the Exchange Agent in a timely fashion, your tender of Old Senior Notes will be rejected. The New Senior
Notes  will be issued in  exchange  for the Old Senior  Notes only after  timely receipt by the Exchange Agent of the Old Senior Notes, a properly  completed and executed  Letter of Transmittal  (or an Agent's Message in lieu thereof) and all other  required  documentation.  If you wish to tender your Old Senior  Notes in exchange for New Senior Notes, you should allow sufficient time to ensure timely delivery.  None of the Exchange  Agent,  the Trustee or Continental is under any
duty  to  give  holders  of  Old  Senior  Notes   notification   of  defects  or
irregularities with respect to tenders of Old Senior Notes for exchange.

     If you do not exchange your Old Senior Notes for New Senior Notes  pursuant to the Exchange  Offer,  or if your tender of Old Senior Notes is not  accepted, your Old  Senior  Notes will  continue  to be  subject  to the  restrictions  on transfer  of such Old  Senior  Notes  as set  forth in the  legend  thereon.  In general,  you may not offer or sell Old Senior Notes unless they are  registered under  the  Securities  Act,  except  pursuant  to an  exemption  from,  or in a transaction not subject to, the Securities Act and applicable  state  securities laws.  Continental  does not currently  anticipate that it will register the Old
Senior Notes under the  Securities  Act. To the extent that Old Senior Notes are tendered and accepted in the Exchange  Offer,  the trading market for untendered and tendered but unaccepted Old Senior Notes could be adversely affected.

   APPRAISAL AND REALIZABLE VALUE OF COLLATERAL

     The Policy  supports  payment of interest on the Senior  Notes when due and payment of  outstanding  principal  of the Senior  Notes no later than the Final
Legal Maturity Date.  However,  if Continental does not make such payments and a

Policy Provider Default occurs, in order to obtain such payments, the holders of the  Senior  Notes  may  have to  rely  on the  proceeds  from  the  sale of the
Collateral.

     Simat,  Helliesen & Eichner,  Inc., an independent  aviation  appraisal and consulting firm ("SH&E"),  has prepared an appraisal of the spare parts included in the  Collateral  as of December 25, 2002. A letter,  dated  January 24, 2003, summarizing  such  appraisal is annexed to this  Prospectus  as Appendix II. The appraisal is subject to a number of assumptions and limitations and was prepared based on certain  specified  methodologies.  In preparing  its  appraisal,  SH&E conducted  only a limited  physical  inspection  of certain  locations  at which
Continental  maintains  the spare parts.  An appraisal  that is subject to other assumptions  and  limitations  and based on other  methodologies  may  result in valuations  that  are  materially  different  from  those  contained  in  SH&E's appraisal. See "Description of the Appraisal".

     Continental is required to provide to the Policy Provider and the Trustee a semiannual  appraisal  of the  Collateral.  If  any  such  subsequent  appraisal indicates that the ratio of the outstanding principal amount of the Senior Notes to the  Collateral  value  is  greater  than  45.0%,  or that  the  ratio of the outstanding  principal amount of the Senior Notes and the Subordinated  Notes to the Collateral  value is greater than 67.5%,  Continental is required to provide additional  collateral  or to reduce  the  principal  amount of Senior  Notes or
Subordinated  Notes  outstanding  so that the loan to Collateral  values are not
greater  than  the  applicable   maximum   percentage.   Continental   deposited
$13,056,950 as Cash  Collateral at the initial  issuance of the Old Senior Notes so that the initial loan to Collateral value ratio would not exceed 45.0%, based on the  appraisal  determined  as of August 25,  2002.  The ratio of the loan to
Collateral value,  determined using the appraisal as of December 25, 2002, would have been  45.8% for the  Senior  Notes  and  68.7% for the  Subordinated  Notes
without giving effect to such deposit of Cash Collateral. Continental expects to satisfy the applicable  maximum loan to Collateral value percentages at the time the next  appraisal  is required  based upon its  projected  purchases  of spare parts,  in which  case  Continental  will be  entitled  to  withdraw  such  Cash
Collateral.  However,  no  assurance  can be given that the  applicable  maximum
percentages    will   be   satisfied.    See    "Description   of   the   Senior
Notes--Collateral".

     An  appraisal  is only an estimate  of value.  An  appraisal  should not be relied upon as a measure of realizable  value. The proceeds realized upon a sale of any  Collateral  may be less  than  its  appraised  value.  The  value of the
Collateral if remedies are exercised  under the Indenture  will depend on market and economic conditions,  the supply of similar spare parts, the availability of buyers,  the condition of the Collateral and other factors.  In addition,  since
spare  parts  are  regularly  used,  refurbished,   purchased,  transferred  and
discarded  in the  ordinary  course of  business,  the  quantity  of spare parts included  in the  Collateral  and their  appraised  value will change over time.
Accordingly,  Continental  cannot assure you that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Senior Notes. If a Policy Provider  Default occurs and such proceeds are not sufficient  to repay all such amounts due on the Senior  Notes,  then holders of
Senior  Notes  (to the  extent  not  repaid  from  the  proceeds  of the sale of
Collateral) would have only unsecured claims against  Continental and the Policy
Provider.

     As  discussed  under "Risk  Factors  Relating to the Airline  Industry--The
Airline Industry is Highly  Competitive",  since September 11, 2001, the airline industry has suffered substantial losses. Two major air carriers, US Airways and
United, have filed for bankruptcy  protection,  although US Airways emerged from bankruptcy on March 31, 2003. Northwest Airlines has publicly  acknowledged that it may  file  for  bankruptcy  unless  it  renegotiates  its  outstanding  labor agreements,  and other  airlines  may file for  bankruptcy  protection  as well.
Moreover,  recent  reports have  suggested the  possibility  of  liquidation  by
United. In response to adverse market conditions, many air carriers have reduced the  number of  aircraft  in  operation,  and there may be  further  reductions, particularly by air carriers in bankruptcy or liquidation. Any such reduction of aircraft  of the same  models as the models of aircraft on which the spare parts included in the Collateral may be installed or used could  adversely  affect the value of the Collateral.

   CONTROL OVER AMENDMENTS, WAIVERS AND SALE OF COLLATERAL

     Whether  before  or  after  the  occurrence  of an Event  of  Default,  the
"Controlling Party" will direct the Trustee in taking action under the Indenture and  other  agreements  relating  to  the  Notes,  including  in  amending  such
agreements  and  granting  waivers   thereunder,   except  for  certain  limited
provisions  with  respect to the  Collateral  as it relates to the  Subordinated
Notes that  cannot be amended or waived  without the consent of the holders of a majority  of the  outstanding  principal  amount of the  Subordinated  Notes and certain other limited  provisions  that cannot be amended or waived  without the consent of each Noteholder affected thereby. Except for those limited provisions which are  described  in  "Description  of the Senior  Notes--Modifications  and
Waiver of the  Indenture and Certain Other  Agreements",  the  provisions of the
Indenture,  the Security  Agreement  and the other  Operative  Documents  may be amended or waived by the  Controlling  Party (or, in the case of the  Collateral
Maintenance  Agreement,  the Policy Provider)  without the consent of the Senior
Noteholders.  If an Event of Default is continuing, the "Controlling Party" will direct the Trustee in exercising remedies under the Indenture and the Collateral
Agreements,  including  accelerating the Senior Notes or foreclosing the lien on the  Collateral  securing  the  Senior  Notes.  See  "Description  of the Senior
Notes--Remedies".

     The Controlling Party will be:

     o    The Policy Provider (except as provided below).

     o    If a Policy Provider  Default is continuing,  the holders of more than
          50% in  aggregate  unpaid  principal  amount of the Senior  Notes then outstanding  or, if the Senior  Notes  have been paid in full,  of the
          Subordinated Notes then outstanding.

     o    If the Senior  Notes,  the  Policy  Expenses  and the Policy  Provider
          Obligations  have been paid in full,  the  holders of more than 50% in
          aggregate  unpaid   principal   amount  of  Subordinated   Notes  then
          outstanding.

     o    Under certain circumstances, the Liquidity Provider.

     The  Subordinated  Noteholders  will have the right to  direct  the  Policy
Provider in acting as the  Controlling  Party during the continuance of an Event of Default if the Subordinated  Noteholders shall have deposited with the Policy
Provider cash, U.S. government securities or other investments acceptable to the
Policy  Provider as collateral for amounts owed and to become due and payable to the Policy  Provider under the Operative  Documents and Support  Documents.  The
Subordinated  Noteholders contributing their proportionate share of such deposit will be  entitled  to  direct  the  Policy  Provider  in  taking  action  as the
Controlling  Party during the  continuance of such Event of Default by vote of a majority  of the  principal  amount  of the  Subordinated  Notes  held  by  such
contributing   Subordinated   Noteholders.   See   "Description  of  the  Senior
Notes--Controlling Party".

     The rights of  holders of Senior  Notes may be  adversely  affected  by the actions  of the  Policy  Provider  as the  Controlling  Party  described  in the
preceding   paragraphs,   particularly  if  a  Policy  Provider  Default  occurs
subsequently thereto.

   IF  CONTINENTAL  DEFAULTS,  THE  INTEREST  RATE ON THE  SENIOR  NOTES WILL BE
   SUBJECT TO A MAXIMUM EQUAL TO THE CAPPED INTEREST RATE

     If Continental  fails to pay accrued  interest on the Senior Notes when due on a Distribution  Date and fails to cure such nonpayment,  the interest rate on the Senior Notes for the interest due on such  Distribution Date will be subject to a maximum  equal to the  Capped  Interest  Rate.  If  Continental  cures such nonpayment,  such maximum rate will not apply.  However,  the amounts  available under the Liquidity  Facility and the Policy for the payment of accrued interest are limited by the same maximum rate. Accordingly,  if Continental fails to make a payment of interest  when due and the  interest  rate on the Senior Notes then applicable  exceeds the Capped  Interest  Rate,  the amount that the Trustee may draw under the Liquidity  Facility and Policy (or, if applicable,  withdraw from the Cash  Collateral  Account) to make such  payment will be  calculated  at the
Capped Interest Rate. If Continental  subsequently  cures,  Continental  will be obligated to pay the accrued interest  calculated without regard to such maximum rate. If Continental fails to cure, the Senior Noteholders will not have a claim for interest due on such  Distribution  Date above the amount  calculated at the
Capped Interest Rate.

   CERTAIN LIMITATIONS WITH RESPECT TO THE COLLATERAL

     The Policy  supports  the payment of interest on the Senior  Notes when due and payment of outstanding principal of the Senior Notes no later than the Final

Legal Maturity Date.  However,  if Continental does not make such payments and a
Policy Provider Default occurs, in order to obtain such payments, the holders of
Senior Notes may have to rely on the proceeds from the sale of the Collateral.

     The Senior  Notes are secured by a lien on the  Pledged  Spare  Parts.  The
Subordinated  Notes  are  also  secured  by  a  lien  on  such  collateral.  See
"Description of the Senior Notes--Collateral".  However, the lien will not apply to a spare part for as long as it is installed on or being used in any aircraft, engine or other spare part so installed or being used. In addition,  since spare parts are regularly used, refurbished,  purchased,  transferred and discarded in the  ordinary  course of  Continental's  business,  the  quantity of spare parts included in the Collateral and their appraised value will change over time.

     Continental  is  required  to keep  the  Pledged  Spare  Parts  at  certain
Designated  Locations,  subject to certain  exceptions.  See "Description of the
Senior  Notes--Collateral--Designated  Locations".  The lien of the Senior Notes will not apply to any spare part not located at a Designated Location.

     Upon  initial  issuance of the Old Senior  Notes,  Continental  made a cash collateral  deposit with the Security  Agent of  $13,056,950 so that the initial ratio of the outstanding  principal amount of the Senior Notes to the Collateral value would not exceed 45.0%.  Continental  is required to provide to the Policy
Provider and the Trustee a semiannual  appraisal of the Collateral.  If any such subsequent  appraisal  indicates  that the  ratio of the  outstanding  principal amount of the Senior Notes to the  Collateral  value is greater  than 45.0%,  or that the  ratio of the  outstanding  principal  amount of the  Senior  Notes and
Subordinated Notes to the Collateral value is greater than 67.5%, Continental is required to provide  additional  collateral or to reduce the principal amount of
Senior Notes or  Subordinated  Notes  outstanding so that the loan to Collateral values are not  greater  than the  applicable  maximum  percentage.  In order to satisfy this requirement,  Continental may grant a lien on additional  Qualified
Spare Parts, cash or certain investment securities. In addition, Continental may grant a lien on other  collateral,  provided that the Policy Provider agrees and each Rating Agency confirms that the use of such additional  collateral will not result in a reduction  of the rating of the Senior Notes or  Subordinated  Notes below the then  current  rating  for such Notes  (determined  in the case of the
Senior Notes without  regard to the Policy) or a withdrawal or suspension of the rating of such Notes. See "Description of the Senior Notes--Collateral". Section
1110 of the U.S.  Bankruptcy  Code,  which provides special rights to holders of liens  with  respect  to  certain  equipment  (see  "Description  of the  Senior
Notes--Remedies"),  would apply to any such additional Qualified Spare Parts but would not apply to any such cash or investment securities. In addition,  Section
1110 may not apply to such other collateral, depending on the circumstances.

   LIMITED ABILITY TO RESELL THE NOTES

     Prior to the Exchange Offer, there has been no public market for the Senior
Notes.  Continental  does not intend to apply for listing of the Senior Notes on any  national  securities  exchange  or  otherwise.  The Initial  Purchaser  has previously  made a market  in the Old  Senior  Notes  and  Continental  has been advised by the Initial  Purchaser that it presently  intends to make a market in the New Senior Notes,  as permitted by applicable  laws and  regulations,  after consummation  of the Exchange  Offer.  The Initial  Purchaser is not  obligated, however,  to make a market in the Old Senior Notes or the New Senior Notes,  and any such  market-making  activity may be discontinued at any time without notice at the sole discretion of the Initial Purchaser. There can be no assurance as to the  liquidity  of the public  market  for the  Senior  Notes or that any active public market for the Senior Notes will develop or continue. If an active public market  does  develop,  it might not  continue  or it might not be  sufficiently liquid to allow you to resell any of your Senior Notes.

RISK FACTORS RELATING TO THE POLICY PROVIDER

   IF THE FINANCIAL CONDITION OF THE POLICY PROVIDER DECLINES, THE RATING OF THE
   NOTES MAY DECLINE

     The Aaa rating by Moody's of the Senior Notes is based,  primarily,  on the existence of the Policy that insures the complete and timely payment of interest on the Senior Notes on each Interest Payment Date and the payment of outstanding principal of the Senior Notes no later than the Final Legal Maturity Date.  MBIA
Insurance Corporation, the Policy Provider, has issued the Policy. If the Policy
Provider's financial condition declines or if it becomes insolvent,  the Trustee may be unable to recover the full amount due under the Policy. In addition, such a decline or insolvency could lead Moody's to downgrade the rating of the Senior
Notes  because  of a  concern  that the  Policy  Provider  may be unable to make payments to the holders of the Senior Notes under the Policy. For information on the financial  information  generally available relating to the Policy Provider, see  "Description of the Policy Provider" and "Description of the Policy and the
Policy Provider Agreement--The Policy".

   POLICY PROTECTION IS LIMITED

     Although  the  Trustee  may make  drawings  under the Policy  for  interest payments on the Senior Notes on each Interest  Payment Date, the Trustee may not make drawings for  principal  payments on the Senior Notes until the Final Legal
Maturity  Date  except  in  certain  limited  circumstances.   This  limits  the
protection afforded to holders of Senior Notes by the Policy.

                                 USE OF PROCEEDS

     There will be no cash proceeds  payable to Continental from the issuance of the New Senior Notes pursuant to the Exchange Offer.  The proceeds from the sale of the Old Senior Notes were used by Continental for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The ratios of our  "earnings"  to our "fixed  charges"  for each of the years 1998 through 2002 and for the three months ended March 31, 2003 were:

                THREE MONTHS ENDED
                  MARCH 31, 2003                        YEAR ENDED DECEMBER 31,
                ------------------      ------------------------------------------------------
                                         2002        2001        2000        1999        1998
                                        ------      ------      ------      ------      ------
                      --(1)              --(1)       --(1)       1.51        1.80        1.93

-----------------

(1) For the three months  ended March 31, 2003 and the years ended  December 31,
2002 and 2001,  earnings were inadequate to cover fixed charges and the coverage deficiency was $307 million, $616 million and $143 million, respectively.

     For purposes of the ratios, "earnings" means the sum of:

     o    our pre-tax income (loss); and

     o    our fixed charges, net of interest capitalized.

     "Fixed charges" represent:

     o    the interest we pay on borrowed funds;

     o    the amount we amortize for debt discount, premium and issuance expense and  interest  previously  capitalized;  and

     o    that portion of rentals  considered to be  representative  of interest expense.

                                   THE COMPANY

     Continental  Airlines,  Inc.  ("Continental"  or the  "Company") is a major
United States air carrier  engaged in the business of  transporting  passengers, cargo and mail.  Continental  is the fifth  largest  United  States  airline (as measured by the number of scheduled miles flown by revenue passengers,  known as revenue  passenger miles, in 2002) and,  together with its indirect  53.1%-owned subsidiary,  ExpressJet  Airlines,  Inc.  (operating as Continental  Express and
referred  to  in  this  Prospectus  as  "ExpressJet"),   and  its  wholly  owned
subsidiary,  Continental Micronesia, Inc. ("CMI"), served 218 airports worldwide at April 30, 2003. As of April 30, 2003, Continental flew to 124 domestic and 94 international  destinations and offered  additional  connecting  service through alliances with domestic and foreign  carriers.  Continental  directly  served 16
European cities,  seven South American cities,  Tel Aviv, Hong Kong and Tokyo as of April 30,  2003,  and is one of the  leading  airlines  providing  service to
Mexico and Central America,  serving 28 cities, more destinations than any other
United States airline.  Through its Guam hub, CMI provides  extensive service in the western  Pacific,  including  service to more Japanese cities than any other
United States carrier. The Company's executive offices are located at 1600 Smith
Street, Houston, Texas 77002. The Company's telephone number is (713) 324-2950.

DOMESTIC OPERATIONS

     Continental  operates its domestic route system primarily  through its hubs in the New  York  metropolitan  area at  Newark  Liberty  International  Airport
("Liberty  International"  or  "Newark"),  in  Houston,  Texas  at  George  Bush
Intercontinental   Airport  ("Bush   Intercontinental"   or  "Houston")  and  in
Cleveland,  Ohio at Hopkins  International  Airport  ("Hopkins  International").
Continental's  hub  system  allows it to  transport  passengers  between a large number of destinations  with  substantially  more frequent  service than if each route were  served  directly.  The hub system  also  allows  Continental  to add service to a new  destination  from a large number of cities using only one or a limited  number of aircraft.  As of April 30, 2003,  Continental  and ExpressJet
operated 66% of the average daily jet departures from Liberty International, 85%
of the average daily jet departures from Bush  Intercontinental,  and 67% of the average daily jet departures from Hopkins  International (in each case including regional  jets).  Each of  Continental's  domestic  hubs is  located  in a large business and  population  center,  contributing  to a high volume of "origin and destination" traffic.

   EXPRESSJET

     Continental's  mainline  jet service at each of its  domestic hub cities is coordinated with  ExpressJet,  which operates  new-generation  regional jets. In
April 2002, ExpressJet Holdings,  Inc.  ("Holdings"),  Continental's then wholly owned subsidiary and the sole stockholder of ExpressJet,  sold 10 million shares of its common stock in an initial  public  offering and used the net proceeds to repay $147 million of ExpressJet's  indebtedness  to  Continental.  In addition,
Continental  sold 20  million  of its  shares of  Holdings  common  stock in the offering for net proceeds of $300  million.  In  connection  with the  offering,
Continental's  ownership  of  Holdings  fell  to  53.1%.  Continental  does  not currently intend to remain a stockholder of Holdings over the long term. Subject to market conditions,  Continental  expects to sell or otherwise dispose of some or all of its shares of Holdings common stock in the future.  On May 1, 2003, at
Continental's  request,  Holdings filed a shelf registration  statement with the
Commission  relating to the 34 million  shares of Holdings  common stock held by
Continental  to enable  Continental  to sell such  common  stock free of certain restrictions under the Securities Act.

     Effective  January 1, 2001,  Continental  entered into a capacity  purchase agreement with ExpressJet pursuant to which Continental  currently purchases all of  ExpressJet's  available  seat  miles  for  a  negotiated  price.  Under  the
agreement,   ExpressJet   has  the  right  through   December  31,  2006  to  be
Continental's  sole  provider of regional jet service from  Continental's  hubs.
Continental is responsible for all scheduling,  pricing and seat  inventories of
ExpressJet's  flights  and is  entitled  to all  revenue  associated  with those flights.  Continental  pays ExpressJet based on scheduled block hours (the hours from  departure gate to arrival gate) in accordance  with a formula  designed to provide  ExpressJet with an operating margin of approximately  10% before taking
into  account   variations  in  some  costs  and  expenses  that  are  generally controllable by ExpressJet.  ExpressJet's  overall operating margin was 13.6% in
2002.  Continental assumes the risk of revenue volatility  associated with fares and passenger traffic, price volatility for specified expense items such as fuel and  the  cost of all  distribution  and  revenue-related  costs.  The  capacity purchase agreement replaced Continental's prior revenue-sharing arrangement.

     As of April 30, 2003,  ExpressJet  served 99  destinations  in the U.S., 13 cities  in  Mexico,  5  cities  in  Canada  and  Nassau.  Since  December  2002,
ExpressJet's  fleet has been comprised  entirely of regional  jets.  Continental believes ExpressJet's regional jet service complements  Continental's operations by carrying traffic that connects onto Continental's  mainline jets and allowing more frequent flights to smaller cities than could be provided economically with larger jet  aircraft.  Continental  believes  that  ExpressJet's  regional  jets provide  greater  comfort and enjoy better  customer  acceptance  than turboprop aircraft.  The regional jets also allow  ExpressJet to serve certain routes that cannot be served by  turboprop  aircraft.  Additional  commuter  feed traffic is currently provided to Continental by other codesharing partners.

   DOMESTIC CARRIER ALLIANCES

     Continental has entered into alliance  agreements,  which are also referred to as codeshare  agreements  or  cooperative  marketing  agreements,  with other carriers.  These  relationships may include (a) codesharing (one carrier placing its name and flight number, or "code", on flights operated by the other carrier)
and (b) reciprocal  frequent  flyer program  participation,  reciprocal  airport lounge  access  and  other  joint  activities  (such  as  seamless  check-in  at airports). Some relationships may include other cooperative undertakings such as joint purchasing, joint corporate sale contracts,  airport handling,  facilities sharing or joint technology development.

     Continental has a long-term global alliance with Northwest  Airlines,  Inc.
("Northwest  Airlines") through 2025,  subject to earlier  termination by either carrier in the event of certain changes in control of either Northwest  Airlines or  Continental.  The alliance with Northwest  provides for each carrier placing its code on a large number of the flights of the other,  reciprocity of frequent flyer programs and airport lounge access, and other joint marketing  activities.
Northwest  Airlines  and  Continental  also  have  joint  contracts  with  major corporations  and travel agents  designed to create access to a broader  product line encompassing the route systems of both carriers.

     Continental  also  has  domestic  codesharing  agreements  with  Gulfstream
International Airlines,  Inc., Mesaba Aviation,  Inc., Hawaiian Airlines,  Inc.,
Alaska Airlines,  Inc.,  Horizon Airlines,  Inc.,  Champlain  Enterprises,  Inc.
(CommutAir),  Hyannis Air Service,  Inc. (Cape Air) and American Eagle Airlines,
Inc. In 2002,  Continental  introduced the first train-to-plane  alliance in the
United States with Amtrak.

     In response to the  dramatic  changes  occurring  in the airline  industry, including a marketing alliance between United and US Airways, Continental signed a  marketing  agreement  with  Northwest  Airlines  and  Delta Air  Lines,  Inc.
("Delta")  in August 2002 to permit it to compete  more  effectively  with other carriers and alliance groups. As with the alliance with Northwest Airlines, this alliance involves codesharing, reciprocal frequent flyer benefits and reciprocal airport lounge privileges.  Implementation of this marketing alliance is planned for Summer 2003, subject to satisfaction of certain conditions.

INTERNATIONAL OPERATIONS

     Continental directly serves destinations throughout Europe, Canada, Mexico,
Central and South America and the  Caribbean as well as Tel Aviv,  Hong Kong and
Tokyo.  Continental also provides service to numerous other destinations through codesharing arrangements with other carriers and has extensive operations in the western  Pacific  conducted  by CMI. As measured by 2002  available  seat miles, approximately 39% of Continental's mainline jet operations,  including CMI, were dedicated to international traffic.

     Continental's New York/Newark hub is a significant  international  gateway.
From Liberty International,  at April 30, 2003 Continental and ExpressJet served
16 European  cities,  five  Canadian  cities,  six Mexican  cities,  six Central
American cities,  four South American  cities,  14 Caribbean  destinations,  Tel
Aviv,  Hong Kong (though  service  between Hong Kong and Newark was suspended in
April 2003) and Tokyo.

     Continental's  Houston  hub is the focus of its  operations  in Mexico  and
Central America. As of April 30, 2003, Continental and ExpressJet flew from Bush
Intercontinental to 20 cities in Mexico,  every country in Central America,  six cities in South  America,  three cities in Canada,  three cities in Europe,  two
Caribbean destinations and Tokyo.

     From  Continental's  Cleveland  hub,  Continental  and  ExpressJet  flew to
Montreal,  Toronto,  London, Cancun, Mexico, Nassau and San Juan, Puerto Rico as
of April 30, 2003.

   CONTINENTAL MICRONESIA

     From its hub operations  based on the island of Guam, as of April 30, 2003,
CMI provided service to eight cities in Japan, more than any other United States carrier,  as well as other Pacific Rim  destinations,  including  Taiwan (though service  has been  suspended  from  May 21,  2003  through  July 1,  2003),  the
Philippines,  Hong Kong  (though  service has been  suspended  from May 23, 2003 through June 2, 2003), Australia and Indonesia.

     CMI is the  principal  air  carrier in the  Micronesian  Islands,  where it pioneered  scheduled  air service in 1968.  CMI's route  system is linked to the
United States market  through Hong Kong,  Tokyo and Honolulu,  each of which CMI serves  non-stop  from Guam.  CMI and  Continental  also  maintain a codesharing agreement and coordinate  schedules on certain flights from the United States to
Honolulu, and from Honolulu to Guam, to facilitate travel from the United States into CMI's route system.

   FOREIGN CARRIER ALLIANCES

     Continental  seeks to develop  international  alliance  relationships  that complement  Continental's  own route system and permit expanded  service through its hubs to major  international  destinations.  International  alliances assist
Continental in the development of its route structure by enabling Continental to offer more frequencies in a market,  provide passengers  connecting service from
Continental's  international  flights to other  destinations  beyond an alliance partner's  hub,  and expand the  product  line that  Continental  may offer in a foreign destination.

     In October  2001,  Continental  announced  that it had signed a cooperative marketing  agreement  with  KLM  Royal  Dutch  Airlines  ("KLM")  that  includes extensive  codesharing and reciprocal  frequent flyer program  participation and airport lounge access. In January 2002,  Continental placed its code on selected flights  operated  by KLM and KLM  Cityhopper  from  Amsterdam  to more  than 40 destinations  in Europe,  Africa and the Middle East, and KLM placed its code on selected  flights to U.S.  destinations  operated by Continental  beyond its New
York and Houston hubs. In addition,  members of each  carrier's  frequent  flyer program are able to earn mileage  anywhere on the other's  global route network, as well as the global  network of Northwest  Airlines.  The current  cooperative agreement  terminates  in October  2003.  Continental  and KLM are  currently in negotiations to extend this alliance.

     Continental also currently has  international  codesharing  agreements with
Air Europa,  Air China,  EVA Airways  Corporation  (an airline based in Taiwan),
British  European,  Virgin Atlantic  Airways and Compania  Panamena de Aviacion,
S.A.  ("Copa").  Continental  owns 49% of the common equity of Copa. In February
2003,  Continental launched an air/rail codeshare agreement with the French high speed  rail  provider  SNCF  TGV.  In  May  2003,  Continental  announced  a new codesharing agreement with TAP Air Portugal, which will begin in September 2003, subject to governmental approval.

OUTLOOK

     The current U.S. domestic airline environment is the worst in Continental's history. Prior to September 2001, Continental was profitable, although many U.S.
air carriers were losing money and  Continental's  profitability  was declining.
The  terrorist  attacks of September  11, 2001 and the war in Iraq  dramatically worsened the  difficult  financial  environment  and  presented  new and greater challenges  for the  airline  industry.  Since the  terrorist  attacks,  several airlines,  including United and US Airways, have filed for bankruptcy,  although
US Airways emerged from bankruptcy on March 31, 2003. American Airlines recently threatened to file for  bankruptcy,  and other  airlines may file for bankruptcy protection  as  well.  Although  Continental  has been  able to  raise  capital, downsize its operations and reduce its expenses  significantly,  Continental has reported  significant losses since the terrorist attacks,  and current trends in the airline  industry  make it likely  that  Continental  will  continue to post significant losses for the foreseeable future. The revenue environment continues to be weak in light of changing  pricing models,  excess capacity in the market, reduced corporate travel spending and other issues. In addition,  until recently fuel prices had  significantly  escalated  due to the war in Iraq and  political tensions in Venezuela and Nigeria.  Absent adverse factors outside Continental's control such as those described herein,  Continental believes that its liquidity and access to cash will be  sufficient  to fund its current  operations  through
2003 (and beyond if  Continental  is successful in  implementing  its previously announced  revenue-generating and cost cutting measures).  However,  Continental believes that the economic  environment must improve for Continental to continue to operate at its current size and expense  level beyond that time.  Continental may find it necessary  to further  downsize its  operations,  ground  additional aircraft  and further  reduce its  expenses.  Continental  anticipates  that its previously  announced  capacity and cost reductions,  together with the capacity reductions  announced by other carriers and capacity  reductions that could come from  restructurings  within the industry,  should result in a better  financial environment by the end of 2003,  absent adverse  factors  outside  Continental's control such as a further economic recession, additional terrorist attacks, post war unrest in Iraq or conflicts  elsewhere in the world, a significant spread of
Severe Acute  Respiratory  Syndrome,  or "SARS",  decreased  consumer  demand or sustained high fuel prices. However,  Continental expects to incur a significant loss for the full year in 2003, regardless of such adverse factors.

     Due in part to the lack of predictability  of future traffic,  business mix and yields,  Continental is currently unable to estimate the long-term effect on it of the events of September 11, 2001,  or the impact of any further  terrorist attacks  or  the  recent  war in  Iraq.  However,  given  the  magnitude  of the unprecedented events of September 11, 2001 and their continuing  aftermath,  the adverse  impact to  Continental's  financial  condition,  results of operations, liquidity and prospects may continue to be material, and Continental's financial resources might not be sufficient to absorb it or that of any further  terrorist attacks or another military action elsewhere in the world.

         Among  the many  factors  that  threaten  Continental  and the  airline industry generally are the following:

     o    A  weak  global  and  domestic  economy  has  significantly  decreased
          Continental's revenue. Business traffic, Continental's most profitable source of  revenue,  and  yields  are down  significantly,  as well as leisure traffic and yields.  Several of Continental's  competitors are significantly changing all or a portion of their pricing structures in a manner that is revenue dilutive to Continental. Although Continental has been  successful in  decreasing  its unit cost as its unit revenue has declined, Continental currently expects its net cash flows for the second quarter of 2003, excluding amounts expected to be received from the U.S.  government  discussed in the third bullet point below, to be slightly  negative at  approximately  $0.5 million per day,  including
          required  debt  payments  and  capital   expenditures.   In  addition,
          Continental  expects  to incur  significant  losses  for the full year
          2003.

     o    Continental  believes that reduced demand persists not only because of the weak economy,  but also because of some customers'  concerns about further terrorist attacks and reprisals. The war in Iraq significantly reduced  Continental's  bookings  and lowered  passenger  traffic.  In addition,  the  spread of SARS in China  and  elsewhere  has  caused a further  decline in passenger  traffic,  particularly to Hong Kong and certain other cities in Asia that  Continental  serves.  Both of these events have  disproportionately  affected Continental's  international passenger traffic. Continental has responded to the reduced actual and anticipated  demand by  announcing  temporary  capacity  reductions on
          certain   trans-Atlantic  and  trans-Pacific   routes  (including  the
          suspension of its flights between Hong Kong and Newark,  Hong Kong and
          Guam,  and  Taiwan  and Guam) and by  reducing  its  summer  schedule.
          Continental  believes  that  demand is further  weakened  by  customer dissatisfaction  with the  hassles  and delays of  heightened  airport security and screening procedures.

     o    Fuel costs rose  significantly  at the end of 2002 and until  recently have been at historically high levels.  Post war unrest in Iraq, other conflicts  in the  Middle  East,  political  events  in  Venezuela  or
          Nigeria,  or significant events in other  oil-producing  nations could cause fuel prices to increase  further and may impact the availability of fuel.  Based on  gallons  consumed  in 2002,  for every one  dollar increase in the price of crude oil,  Continental's annual fuel expense would be approximately $40 million higher.

     o    The terrorist  attacks of 2001 have caused  security costs to increase significantly, many of which have been passed on to airlines. Security costs are likely to continue rising for the foreseeable future. In the current  environment of lower consumer demand and discounted  pricing, these costs cannot  effectively  be passed on to customers.  Insurance costs have also risen sharply,  in part due to greater perceived risks and in part due to the reduced  availability  of  insurance  coverage.

          Continental  must  absorb  these  additional  expenses  in the current pricing environment. Under a supplemental appropriations bill approved by both houses of Congress and signed by the  President in April 2003,
          Continental  and other U.S.  carriers have been reimbursed for certain security  fees  paid  or  collected  by  such  carriers  and  will  be compensated  for other security  related costs.  Consequently,  in May
          2003  Continental and ExpressJet  received a  reimbursement  of $176.2 million for security fees paid or collected since February 2002.

     o    Although  Continental  reduced  some of its costs during the last year and continues to implement  cost-cutting measures, its costs cannot be decreased as quickly as its revenue has declined.  In addition,  as is
          the  case  with  many  of  its  competitors,   Continental  is  highly
          leveraged, and has few assets that remain unpledged to support any new debt. Combined with reduced access to the capital markets,  themselves already  weakened by the state of the economy,  there is the potential for insufficient liquidity if current conditions continue unabated for a  sufficiently  long period of time.  Continental  had  approximately
          $1.18 billion of cash, cash equivalents and short-term  investments at
          March 31, 2003. Continental continues to hold 53.1% of the outstanding stock of  Holdings,  the  publicly  traded  parent of its regional jet subsidiary,  and this stock is not pledged to  creditors.  Continental intends to sell or otherwise dispose of some or all of its interest in
          Holdings, subject to market conditions.

     o    The  nature  of the  airline  industry  is  changing  dramatically  as
          business   travelers  change  their  spending  patterns  and  low-cost carriers continue to gain market share.  Continental has announced and is  implementing  plans to modify its product for the large segment of its  customers  who are not willing to pay for a premium  product,  to reduce costs and to generate additional  revenue.  Other carriers have announced  similar plans to create  lower-cost  products,  or to offer separate  low cost  products  (such as a low cost  "airline  within an airline").  In addition,  carriers  emerging from bankruptcy will have significantly reduced cost structures and operational flexibility that will allow them to compete more effectively.

     o    Current  conditions may cause  consolidation of the airline  industry, domestically and globally.  The extremity of current  conditions could result  in  a  reduction  of  some  of  the  regulatory  hurdles  that historically  have limited  consolidation.  Depending on the nature of the  consolidation,  Continental could benefit from it or be harmed by
          it.  Continental  continues  to monitor  developments  throughout  the industry and has entered into a marketing alliance  (implementation of which is subject to certain  conditions)  with Northwest  Airlines and
          Delta to permit  Continental  to compete more  effectively  with other carriers and alliance groups.

     o    Continental has several noncontributory defined benefit plans covering substantially all of Continental's employees. As of December 31, 2002, these plans were underfunded by approximately $1.2 billion as measured
          by  SFAS  87,  "Employers  Accounting  for  Pensions".   Continental's
          contributions for the remainder of 2003 are expected to be $89 million as of March 31,  2003.  Absent any changes to the plans (which in most cases are subject to collective bargaining agreements with our unions)
          or a waiver of required  payments from the Internal  Revenue  Service,
          the   minimum   funding   requirement   in  2004  is  expected  to  be
          significantly greater than in 2003.

     o    Under the most restrictive  provisions of a credit facility  agreement with an  outstanding  balance  of $165  million  at  March  31,  2003,
          Continental  is  required  to  maintain  a minimum  unrestricted  cash balance of $600 million.  Also, a separate credit  facility  agreement with an outstanding balance of $43 million at March 31, 2003 requires, beginning  in June  2003,  Continental  to  maintain a 1 to 1 ratio of
          EBITDAR  (earnings  before  interest,  income taxes,  depreciation and aircraft rentals) to fixed charges, which consist of interest expense, aircraft rental expense, cash income taxes and cash dividends, for the previous four quarters.  Continental  believes that it will be able to meet both of these covenants for the remainder of 2003.

                       DESCRIPTION OF THE POLICY PROVIDER

GENERAL

     The  information  set  forth  in  this  section,  including  any  financial statements incorporated by reference herein, has been provided by MBIA Insurance
Corporation  ("MBIA" or the "Policy Provider") for inclusion in this Prospectus, and such  information has not been  independently  verified by Continental,  the
Initial  Purchaser,   the  Trustee  or  the  Liquidity  Provider.   Accordingly,
notwithstanding  anything  to the  contrary  herein,  none of  Continental,  the
Initial   Purchaser,   the  Trustee  or  the  Liquidity   Provider  assumes  any
responsibility  for  the  accuracy,   completeness,  or  applicability  of  such
information.

     MBIA is the principal  operating  subsidiary of MBIA Inc., a New York Stock
Exchange  listed  company  (the  "Parent  Company").  The Parent  Company is not
obligated to pay the debts of or claims  against MBIA.  MBIA is domiciled in the
State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia,  the Commonwealth of Puerto
Rico, the Commonwealth of the Northern  Mariana  Islands,  the Virgin Islands of
the United States and the Territory of Guam. MBIA has three branches, one in the
Republic of France,  one in the Republic of Singapore  and one in the Kingdom of
Spain.  New York has laws  prescribing  minimum capital  requirements,  limiting classes and concentrations of investments,  and requiring the approval of policy rates and forms.  State laws also  regulate the amount of both the aggregate and individual risks that may be insured,  the payment of dividends by MBIA, changes in control, and transactions among affiliates. Additionally, MBIA is required to maintain  contingency  reserves on its  liabilities  in certain  amounts and for certain periods of time.

     MBIA does not accept any responsibility for the accuracy or completeness of this Prospectus or any information or disclosure  contained  herein,  or omitted herefrom,  other than with respect to the accuracy of the information  regarding the Policy  Provider  set forth  under the  heading  "Description  of the Policy
Provider" or  incorporated  by  reference  herein.  Additionally,  MBIA makes no representation  regarding  the Notes or the  advisability  of  investing  in the
Notes.

     The Policy is not covered by the Property/Casualty  Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA FINANCIAL INFORMATION

     The following documents filed by the Parent Company with the Commission are incorporated herein by reference:

     o    the  Parent  Company's  Annual  Report on Form 10-K for the year ended
          December 31, 2002; and

     o    the Parent  Company's  Quarterly  Report on Form 10-Q for the  quarter ended March 31, 2003.

     Any  documents  filed by the Parent  Company  pursuant to  Sections  13(a),
13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this
..Prospectus and prior to the termination of the offering of the New Senior Notes shall be deemed to be  incorporated  by reference in this Prospectus and to be a part hereof. Any statement contained in a document  incorporated or deemed to be incorporated  by reference  herein,  or contained in this  Prospectus,  shall be deemed to be modified or  superseded  for  purposes  of this  Prospectus  to the extent  that a statement  contained  herein or in any other  subsequently  filed document  which  also is or is deemed to be  incorporated  by  reference  herein modifies  or  supersedes  such  statement.  Any such  statement  so  modified or superseded  shall  not be  deemed,  except  as so  modified  or  superseded,  to constitute a part of this Prospectus.

     The consolidated financial statements of MBIA, a wholly owned subsidiary of the Parent  Company,  and its  subsidiaries as of December 31, 2002 and December
31, 2001 and for each of the three years in the period ended  December 31, 2002, prepared in accordance with generally accepted accounting  principles,  included in the  Annual  Report on Form 10-K of the  Parent  Company  for the year  ended
December  31, 2002 and the  consolidated  financial  statements  of MBIA and its subsidiaries  as of March 31, 2003 and for the three month  periods  ended March

31, 2003 and March 31, 2002  included in the  Quarterly  Report on Form 10-Q for the period ended March 31, 2003, are hereby  incorporated by reference into this
Prospectus and shall be deemed to be a part hereof. All financial  statements of
MBIA and its  subsidiaries  included in  documents  filed by the Parent  Company pursuant to Section 13(a),  13(c), 14 or 15(d) of the Securities Exchange Act of
1934  subsequent to the date of this  Prospectus and prior to the termination of the  offering  of the New Senior  Notes  shall be deemed to be  incorporated  by reference into this Prospectus and to be a part hereof from the respective dates of filing such documents.

     The  Parent  Company  files  annual,   quarterly,   and  special   reports,
information  statements and other information with the Commission under File No.
1-9583.  Copies of the Commission  filings  (including (1) the Parent  Company's
Annual  Report on Form 10-K for the year  ended  December  31,  2002 and (2) the
Parent  Company's  Quarterly Report on Form 10-Q for the quarter ended March 31,
2003)  are  available  (i)  over  the  Internet  at the  Commission  web site at
HTTP://WWW.SEC.GOV; (ii) at the Commission's public reference room in Washington
D.C.; and (iii) at no cost, upon request to MBIA Insurance Corporation, 113 King
Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

     The tables below present selected financial  information of MBIA determined in accordance  with statutory  accounting  practices  prescribed or permitted by
insurance   regulatory   authorities  ("SAP")  as  well  as  generally  accepted
accounting principles ("GAAP"):

                                                 SAP
                           ------------------------------------------------
                               MARCH 31,                   DECEMBER 31,
                                  2003                         2002
                           ----------------------- ------------------------
                              (UNAUDITED)                   (AUDITED)
                                            (IN MILLIONS)

Admitted Assets                  $[____]                      $9,212
Liabilities                       [____]                       6,054
Capital and Surplus               [____]                       3,158

                                                 GAAP
                           ------------------------------------------------
                               MARCH 31,                   DECEMBER 31,
                                  2003                         2002
                           ----------------------- ------------------------
                              (UNAUDITED)                   (AUDITED)
                                            (IN MILLIONS)

Assets                           $[____]                     $10,588
Liabilities                       [____]                       4,679
Shareholders' Equity              [____]                       5,909

FINANCIAL STRENGTH RATING OF MBIA

     Moody's rates the financial strength of MBIA "Aaa".

     The  above  rating  reflects  the  current  assessment  by  Moody's  of the creditworthiness  of MBIA and its  ability  to pay  claims  on its  policies  of insurance.  Any further  explanation as to the  significance of the above rating may be obtained only from Moody's.  The above rating is not a recommendation  to buy,  sell,  or hold any Notes,  and such  rating may be subject to  revision or withdrawal  at any time by Moody's.  Any downward  revision or withdrawal of the above rating may have an adverse  effect on the market price of the Notes.  MBIA does not guaranty  the market  price of the Notes nor does it guaranty  that the rating on the Notes will not be revised or withdrawn.

                               THE EXCHANGE OFFER

     The following summary describes all material provisions of the Registration
Rights Agreement (the "Registration  Rights Agreement")  between Continental and the Initial  Purchaser  with respect to the Senior  Notes.  The summary does not purport to be complete.  We urge you to read the  Registration  Rights Agreement for  additional  detail  and  further  information  because  it,  and  not  this description,  defines your rights.  The  Registration  Rights Agreement has been filed as an exhibit to the Registration Statement and copies of the Registration
Rights  Agreement  are  available  as set forth  under  "Where You Can Find More
Information".

TERMS OF THE EXCHANGE OFFER

   GENERAL

     In  connection  with the  issuance  of the Old Senior  Notes,  the  Initial
Purchaser and its assignees  became entitled to the benefits of the Registration
Rights Agreement.

     Under the Registration  Rights  Agreement,  Continental is obligated to use its best efforts to:

     o    file the Registration Statement of which this Prospectus is a part for a  registered  exchange  offer  with  respect to an issue of new notes identical in all material  respects to the Old Senior Notes within 120 days after December 6, 2002, which is the date on which the Old Senior
          Notes were issued (the "Issuance Date");

     o    cause  the  Registration  Statement  to  become  effective  under  the
          Securities Act within 180 days after the Issuance Date;

     o    cause the Registration Statement to remain effective until the closing of the Exchange Offer; and

     o    consummate  the  Exchange  Offer  within 210  calendar  days after the
          Issuance Date.

     Continental will keep the Exchange Offer open for a period of not less than
30 days.  The Exchange  Offer being made hereby,  if commenced  and  consummated within  the  time  periods  described  in this  paragraph,  will  satisfy  those requirements under the Registration Rights Agreement.

     Upon the terms and subject to the conditions  set forth in this  Prospectus and in the Letter of Transmittal (which together constitute the Exchange Offer), all Old Senior Notes validly  tendered and not withdrawn prior to 5:00 p.m., New
York City time, on the Expiration Date will be accepted for exchange. New Senior
Notes will be issued in  exchange  for an equal face amount of  outstanding  Old
Senior Notes  accepted in the Exchange  Offer.  Old Senior Notes may be tendered only in integral multiples of $1,000. This Prospectus,  together with the Letter of Transmittal,  is being sent to all registered  holders of Old Senior Notes as of  [_____],  2003.  The  Exchange  Offer is not  conditioned  upon any  minimum principal amount of Old Senior Notes being tendered for exchange.  However,  the obligation  to accept Old Senior  Notes for  exchange  pursuant to the  Exchange
Offer  is  subject   to  certain   conditions,   as  set  forth   herein   under
"--Conditions".

     Old Senior Notes shall be deemed to have been accepted as validly  tendered when,  as and if  Continental  has given oral or written  notice  thereof to the
Exchange Agent.  The Exchange Agent will act as agent for the tendering  holders of Old Senior  Notes for the  purposes  of  receiving  the New Senior  Notes and delivering New Senior Notes to such holders.

     Based on  interpretations  by the staff of the Commission,  as set forth in no-action  letters  issued to third parties,  Continental  believes that the New
Senior  Notes issued  pursuant to the Exchange  Offer in exchange for Old Senior
Notes may be offered  for resale,  resold or  otherwise  transferred  by holders thereof  (other than (i) a  broker-dealer  who  acquired  such Old Senior  Notes directly from  Continental for resale pursuant to Rule 144A under the Securities
Act or any other available exemption under the Securities Act or (ii) any holder that is an  "affiliate"  of  Continental  as  defined  in  Rule  405  under  the
Securities  Act),  without  compliance  with  the  registration  and  prospectus delivery  provisions of the Securities Act,  provided that such New Senior Notes are acquired in the ordinary  course of such holders'  business and such holders are not engaged in, and do not intend to engage in, a  distribution  of such New
Senior  Notes  and have no  arrangement  with any  person  to  participate  in a distribution of such New Senior Notes.

     By tendering  the Old Senior Notes in exchange for New Senior  Notes,  each holder, other than a broker-dealer,  will represent to Continental that:

     o    it is not an  affiliate of  Continental  (as defined in Rule 405 under the  Securities  Act) nor a  broker-dealer  tendering Old Senior Notes acquired directly from Continental for its own account;

     o    any New Senior  Notes to be  received  by it will be  acquired  in the ordinary course of its business; and

     o    it is not engaged in, and does not intend to engage in, a distribution of such New Senior Notes and has no  arrangement or  understanding  to participate in a distribution of the New Senior Notes.

     If a holder of Old  Senior  Notes is  engaged  in or intends to engage in a distribution  of the New Senior Notes or has any  arrangement  or  understanding with respect to the distribution of the New Senior Notes to be acquired pursuant
to  the   Exchange   Offer,   such  holder  may  not  rely  on  the   applicable
interpretations  of the  staff  of the  Commission  and  must  comply  with  the registration  and  prospectus  delivery  requirements  of the  Securities Act in connection  with any  secondary  resale  transaction.  Each  broker-dealer  that receives New Senior Notes for its own account  pursuant to the Exchange Offer (a
"Participating   Broker-Dealer")   must  acknowledge  that  it  will  deliver  a
prospectus in connection with any resale of such New Senior Notes. The Letter of
Transmittal  states that by so acknowledging  and by delivering a prospectus,  a
Participating  Broker-Dealer  will  not  be  deemed  to  admit  that  it  is  an
"underwriter"  within the meaning of the Securities Act. This Prospectus,  as it may be amended or supplemented from time to time, may be used by a Participating
Broker-Dealer  in  connection  with  resales of New  Senior  Notes  received  in exchange for Old Senior Notes where such Old Senior Notes were  acquired by such
Participating  Broker-Dealer  as a result of  market-making  activities or other trading activities. Continental has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration  Date, it will make this Prospectus  available to any  Participating  Broker-Dealer  for use in connection with any such resale. See "Plan of Distribution".

     In the event that any changes in law or the applicable  interpretations  of the staff of the  Commission  do not permit  Continental  to effect the Exchange
Offer,  if the  Registration  Statement  is not  declared  effective  within 180 calendar  days  after the  Issuance  Date  under  certain  circumstances  or the
Exchange Offer is not consummated  within 210 days after the Issuance Date under certain  other  circumstances,  at the  request  of a  holder  not  eligible  to participate in the Exchange Offer or under certain other circumstances described in the Registration Rights Agreement, Continental will, in lieu of effecting the registration of the New Senior Notes pursuant to the Registration  Statement and at no cost to the holders of Old Senior Notes:

     o    as  promptly  as   practicable   file  with  the  Commission  a  shelf
          registration  statement (the "Shelf Registration  Statement") covering resales of the Old Senior Notes;

     o    use its best efforts to cause the Shelf  Registration  Statement to be declared  effective under the Securities Act by the 180th calendar day after the Issuance Date; and

     o    use  its  best  efforts  to  keep  effective  the  Shelf  Registration
          Statement for a period of two years after its  effective  date (or for such  shorter  period  as shall end when all of the Old  Senior  Notes covered by the Shelf  Registration  Statement  have been sold pursuant thereto  or  may be  freely  sold  pursuant  to  Rule  144  under  the
          Securities Act).

     In the event that the declaration of the effectiveness by the Commission of the  Registration  Statement  or  the  Shelf  Registration  Statement  (each,  a
"Registration  Event")  does not  occur on or prior to the  210th  calendar  day following  the Issuance  Date,  the interest  rate per annum borne by the Senior
Notes  shall be  increased  by 0.50%  from and  including  such 210th day to but excluding the earlier of (i) the date on which a  Registration  Event occurs and
(ii) the date on which all of the Senior Notes otherwise become  transferable by
Senior  Noteholders  (other than affiliates or former affiliates of Continental)

without  further  registration  under the Securities  Act. In the event that the
Shelf  Registration  Statement  ceases to be  effective  at any time  during the period  specified by the  Registration  Rights  Agreement for more than 60 days, whether or not consecutive,  during any 12-month  period,  the interest rate per annum borne by the Senior Notes shall be increased by 0.50% from the 61st day of the applicable  12-month period such Shelf  Registration  Statement ceases to be effective  until such time as the Shelf  Registration  Statement  again  becomes effective (or, if earlier,  the end of such period specified by the Registration
Rights Agreement).

     Upon  consummation  of the Exchange Offer,  subject to certain  exceptions, holders of Old Senior Notes who do not  exchange  their Old Senior Notes for New
Senior  Notes in the Exchange  Offer will no longer be entitled to  registration rights and will not be able to offer or sell their Old Senior Notes, unless such
Old Senior Notes are  subsequently  registered  under the Securities Act (which, subject to certain  limited  exceptions,  the Company will have no obligation to
do),  except  pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors--Risk
Factors Relating to the Notes and the Exchange Offer--Consequences of Failure to
Exchange".

   EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

     The term "Expiration  Date" shall mean  [________],  2003 (30 calendar days following the  commencement of the Exchange Offer),  unless the Company,  in its sole discretion,  extends the Exchange Offer, in which case the term "Expiration
Date" shall mean the latest date to which the Exchange Offer is extended.

     In order to  extend  the  Expiration  Date,  Continental  will  notify  the
Exchange  Agent of any extension by oral or written  notice and will mail to the record holders of Old Senior Notes an announcement  thereof,  each prior to 9:00
a.m.,  New York  City  time,  on the next  business  day  after  the  previously scheduled  Expiration  Date.  Such  announcement  may state that the  Company is extending the Exchange Offer for a specified period of time.

     Continental reserves the right:

     o    to extend the Exchange  Offer or to terminate  the Exchange  Offer and not permit  acceptance of Old Senior Notes not previously  accepted if any of the conditions set forth herein under "--Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written  notice of such  delay,  extension  or  termination  to the
          Exchange Agent; and

     o    to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Senior Notes.

     Any such delay in acceptance,  extension,  termination or amendment will be followed as promptly as  practicable  by oral or written  notice  thereof to the
Exchange  Agent.  If the  Exchange  Offer is amended in a manner  determined  by
Continental to constitute a material change,  Continental will promptly disclose such  amendment in a manner  reasonably  calculated to inform the holders of the
Old Senior Notes of such amendment.

     Without limiting the manner in which  Continental may choose to make public announcement of any delay,  extension,  amendment or termination of the Exchange
Offer,  Continental shall have no obligation to publish,  advertise or otherwise communicate any such public announcement,  other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW SENIOR NOTES

     The New Senior Notes will bear  interest at the Stated  Interest  Rate from the most recent date to which  interest  has been paid on the Old Senior  Notes.
Accordingly,  registered holders of New Senior Notes on the relevant record date for the first  interest  payment date  following the  completion of the Exchange
Offer will receive interest accruing from the most recent date to which interest has been paid.  Old Senior  Notes  accepted  for  exchange  will cease to accrue interest from and after the date of completion of the Exchange Offer. Holders of
Old Senior  Notes whose Old Senior  Notes are  accepted  for  exchange  will not receive  any payment for  accrued  interest  on the Old Senior  Notes  otherwise payable on any  Interest  Payment  Date the record  date for which  occurs on or after  completion of the Exchange  Offer and will be deemed to have waived their rights to receive the accrued interest on the Old Senior Notes.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must complete,  sign and date the
Letter of Transmittal,  or a facsimile  thereof (or, if the Old Senior Notes are tendered in  accordance  with the procedure for  book-entry  transfer  described below,  an  Agent's  Message  in lieu of the  Letter of  Transmittal),  have the signatures  thereon guaranteed if required by the Letter of Transmittal and mail or otherwise  deliver such Letter of  Transmittal  or such facsimile or have the
Agent's Message delivered,  together with any other required  documents,  to the
Exchange Agent prior to 5:00 p.m.,  New York City time, on the Expiration  Date.
In addition, either

     o    certificates  for  such  Old  Senior  Notes  must be  received  by the
          Exchange Agent along with the Letter of Transmittal;

     o    a  timely   confirmation  of  a  book-entry  transfer  (a  "Book-Entry
          Confirmation")  of  such  Old  Senior  Notes,  if  such  procedure  is available,  into the Exchange  Agent's account at The Depository Trust
          Company  ("DTC")  pursuant to the  procedure for  book-entry  transfer described  below,  must be received by the Exchange Agent prior to the
          Expiration Date; or

     o    the  holder  must  comply  with  the  guaranteed  delivery  procedures described below.

     The method of delivery of Old Senior Notes,  Letters of Transmittal and all
other  required  documents is at the  election and risk of the holders.  If such delivery is by mail, it is recommended that registered mail,  properly  insured, with return receipt requested,  be used. In all cases, sufficient time should be allowed to assure timely delivery. No Letters of Transmittal or Old Senior Notes should be sent to  Continental.  Delivery of all  documents  must be made to the
Exchange  Agent at one of the  addresses  as set forth  below.  Holders may also request their respective brokers, dealers,  commercial banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of Old Senior  Notes will  constitute  an  agreement between such holder and  Continental in accordance with the terms and subject to the conditions set forth in the Prospectus and in the Letter of Transmittal.

     Only a holder of Old Senior  Notes may tender such Old Senior  Notes in the
Exchange  Offer.  The term "holder" with respect to the Exchange Offer means any person in whose name Old Senior Notes are registered on the books of Continental or any other  person who has obtained a properly  completed  bond power from the registered holder.

     Any beneficial owner,  whose Old Senior Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender,  should  contact such  registered  holder  promptly and instruct such registered  holder to tender on such owner's behalf.  If such  beneficial  owner wishes to tender on such owner's behalf,  such beneficial  owner must,  prior to completing and executing the Letter of Transmittal  and delivering  such owner's
Old Senior Notes, either make appropriate  arrangements to register ownership of the Old Senior Notes in such owner's  name or obtain a properly  completed  bond power from the registered holder. The transfer of registered  ownership may take considerable time.

     Signatures on a Letter of  Transmittal  or a notice of  withdrawal,  as the case may be,  must be  guaranteed  by any member firm of a  registered  national securities exchange or of the National Association of Securities Dealers,  Inc.,
a commercial  bank or trust  company  having an office or  correspondent  in the
United States or an "eligible guarantor  institution" within the meaning of Rule
17Ad-15 under the Exchange Act (each, an "Eligible  Institution") unless the Old
Senior Notes tendered  pursuant thereto are tendered (i) by a registered  holder who has not  completed  the box  entitled  "Special  Issuance  Instructions"  or
"Special  Delivery  Instructions"  on the Letter of  Transmittal or (ii) for the
account of an Eligible Institution.

     If the  Letter  of  Transmittal  is  signed  by a  person  other  than  the registered holder of any Old Senior Notes listed therein,  such Old Senior Notes must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Senior  Notes on behalf of the  registered  holder,  in each case as the name of the  registered  holder or  holders  appears on the Old
Senior Notes.

     If the Letter of  Transmittal  or any Old Senior  Notes or bond  powers are signed by trustees,  executors,  administrators,  guardians,  attorneys-in-fact, officers  of  corporations  or others  acting in a fiduciary  or  representative capacity,  such persons  should so indicate when  signing,  and unless waived by
Continental,  evidence  satisfactory to Continental of their authority to so act must be submitted with the Letter of Transmittal.

     All  questions as to the validity,  form,  eligibility  (including  time of receipt) and  withdrawal  of the tendered Old Senior Notes will be determined by the  Company  in its sole  discretion,  which  determination  will be final  and binding.  The  Company  reserves  the  absolute  right to reject any and all Old
Senior Notes not properly  tendered or any Old Senior  Notes the  acceptance  of which would, in the opinion of counsel for Continental, be unlawful. Continental also reserves the absolute  right to waive any  irregularities  or conditions of tender as to particular Old Senior Notes.  Continental's  interpretation  of the terms and conditions of the Exchange Offer  (including the  instructions  in the
Letter of Transmittal) will be final and binding on all parties.  Unless waived, any defects or  irregularities  in  connection  with tenders of Old Senior Notes must  be  cured  within  such  time  as  Continental  shall  determine.  Neither
Continental,  the Exchange Agent nor any other person shall be under any duty to give  notification of defects or  irregularities  with respect to tenders of Old
Senior Notes, nor shall any of them incur any liability for failure to give such notification.  Tenders of Old Senior  Notes will not be deemed to have been made until  such  irregularities  have been cured or  waived.  Any Old  Senior  Notes received by the Exchange  Agent that are not  properly  tendered and as to which the  defects or  irregularities  have not been cured or waived  will be returned without cost to such holder by the Exchange  Agent to the  tendering  holders of
Old Senior Notes (or, in the case of Old Senior Notes tendered by the book-entry transfer procedures  described below, such nonexchanged Old Senior Notes will be credited to an account  maintained with DTC),  unless otherwise  provided in the
Letter of Transmittal, promptly following the Expiration Date.

     In addition, Continental reserves the right in its sole discretion, subject to the provisions of the  Indenture,  to (i) purchase or make offers for any Old
Senior Notes that remain  outstanding  subsequent to the Expiration  Date or, as set forth under  "--Conditions",  to terminate the Exchange  Offer in accordance with the  terms of the  Registration  Rights  Agreement  and (ii) to the  extent permitted by applicable  law,  purchase Old Senior Notes in the open market,  in privately negotiated transactions or otherwise.  The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

ACCEPTANCE OF OLD SENIOR NOTES FOR EXCHANGE; DELIVERY OF NEW SENIOR NOTES

     All Old Senior Notes properly tendered will be accepted, and the New Senior
Notes  will  be  issued,   promptly  after  the  Expiration  Date,   subject  to
satisfaction  or waiver of all of the  conditions to the Exchange Offer prior to the Expiration  Date.  See  "--Conditions"  below.  For purposes of the Exchange
Offer, Old Senior Notes shall be deemed to have been accepted for exchange when, as and if  Continental  has given oral or written notice thereof to the Exchange
Agent.

     In all cases,  issuance of New Senior  Notes for Old Senior  Notes that are accepted  for exchange  pursuant to the  Exchange  Offer will be made only after timely receipt by the Exchange Agent of:

     o    certificates  for  such  Old  Senior  Notes  or  a  timely  Book-Entry
          Confirmation  of such  Old  Senior  Notes  into the  Exchange  Agent's account at DTC;

     o    a properly  completed and duly executed  Letter of  Transmittal  or an
          Agent's Message in lieu thereof; and

     o    all other required documents.

     If any  tendered Old Senior Notes are not accepted for any reason set forth in the terms and  conditions  of the  Exchange  Offer or if Old Senior Notes are
submitted for a greater  principal  amount than the holder  desires to exchange, such  unaccepted  or  nonexchanged  Old Senior  Notes will be  returned  without expense to the  tendering  holder  thereof  (or, in the case of Old Senior Notes
tendered  by  the  book-entry   transfer   procedures   described  below,   such

nonexchanged  Old Senior  Notes will be credited to an account  maintained  with
DTC), unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Senior  Notes at DTC for  purposes of the  Exchange  Offer within two business  days  after  the  date of this  Prospectus.  The  Exchange  Agent  has confirmed that any financial  institution that is a participant in DTC's systems
(a "DTC  Participant")  may use DTC's  Automated  Tender Offer program  ("ATOP")
procedures to tender Old Senior Notes in the Exchange Offer. Any DTC Participant
may make book-entry delivery of Old Senior Notes by causing DTC to transfer such
Old Senior Notes into the Exchange  Agent's  account at DTC in  accordance  with
DTC's ATOP  procedures for transfer.  However,  although  delivery of Old Senior
Notes may be effected  through  book-entry  transfer  into the Exchange  Agent's account at DTC,  the  Letter of  Transmittal  (or  facsimile  thereof)  with any required  signature  guarantees,  or an Agent's Message in lieu of the Letter of
Transmittal,  and any other required documents must, in any case, be transmitted to and received by the Exchange  Agent at one of the  addresses  set forth below under  "--Exchange  Agent" on or prior to 5:00 p.m.,  New York City time, on the
Expiration Date or the guaranteed  delivery  procedures  described below must be complied  with. The term "Agent's  Message" means a message,  transmitted by DTC
and  received  by  the   Exchange   Agent  and  forming  part  of  a  Book-Entry
Confirmation, that states that DTC has received an express acknowledgment from a
DTC  Participant  tendering  Old  Senior  Notes  that  are the  subject  of such
Book-Entry  Confirmation that such DTC Participant has received and agrees to be bound by the  terms of the  Letter  of  Transmittal,  and that  Continental  may enforce the Letter of Transmittal against such DTC Participant.

GUARANTEED DELIVERY PROCEDURES

     If a  registered  holder of Old Senior  Notes  desires  to tender  such Old
Senior Notes,  and (i) the Old Senior Notes are not  immediately  available,  or
(ii)  time will not  permit  such  holder's  Old  Senior  Notes,  the  Letter of
Transmittal or any other  required  documents to reach the Exchange Agent before the Expiration  Date, or (iii) the procedures for book-entry  transfer cannot be completed on a timely basis, a tender may be effected if:

     o    the tender is made through an Eligible Institution;

     o    prior to the  Expiration  Date,  the Exchange Agent receives from such
          Eligible  Institution a properly completed and duly executed Letter of
          Transmittal  (or a  facsimile  thereof  or  Agent's  Message  in  lieu thereof) and Notice of Guaranteed Delivery,  substantially in the form provided  by  Continental  (by  facsimile  transmission,  mail or hand delivery),  setting  forth the name and  address  of the holder of Old
          Senior Notes and the amount of Old Senior Notes tendered, stating that the tender is being made  thereby and  guaranteeing  that within three
          New York Stock  Exchange  trading  days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Senior Notes in proper form for transfer, or a Book-Entry
          Confirmation,  as the  case  may be,  a  properly  completed  and duly executed  Letter of  Transmittal  (or a  facsimile  thereof or Agent's
          Message  in lieu  thereof)  and any other  documents  required  by the
          Letter of  Transmittal  will be deposited by the Eligible  Institution with the Exchange Agent; and

     o    the  certificates  for all  physically  tendered  Old Senior  Notes in proper form for transfer,  or a Book-Entry  Confirmation,  as the case may be, a properly  completed and duly executed  Letter of Transmittal
          (or a facsimile  thereof or Agent's  Message in lieu  thereof) and all other documents  required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock  Exchange  trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

     Tenders  of Old  Senior  Notes may be  withdrawn  at any time prior to 5:00
p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective,  a written  notice of withdrawal  must be received by the Exchange  Agent prior to 5:00 p.m.,  New York City time,  on the
Expiration  Date at one of the  addresses  set  forth  below  under  "--Exchange
Agent". Any such notice of withdrawal must specify the name of the person having tendered the Old Senior Notes to be withdrawn,  identify the Old Senior Notes to be  withdrawn  (including  the  principal  amount of such Old Senior  Notes) and
(where certificates for Old Senior Notes have been transmitted) specify the name in which such Old Senior Notes are  registered,  if  different  from that of the withdrawing  holder. If certificates for Old Senior Notes have been delivered or otherwise  identified to the Exchange Agent,  then, prior to the release of such certificates,  the withdrawing holder must also submit the serial numbers of the particular  certificates  to be withdrawn and a signed notice of withdrawal with signatures  guaranteed  by an  Eligible  Institution  unless  such  holder is an
Eligible  Institution.  If Old Senior Notes have been  tendered  pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify  the name and  number  of the  account  at DTC to be  credited  with the withdrawn  Old Senior Notes and  otherwise  comply with the  procedures  of such facility. All questions as to the validity, form and eligibility (including time
of  receipt)  of  such  notices  will  be  determined  by   Continental,   whose
determination shall be final and binding on all parties. Any Old Senior Notes so withdrawn  will be deemed not to have been  validly  tendered  for  exchange for purposes of the Exchange  Offer.  Any Old Senior Notes which have been  tendered for exchange but which are not  exchanged for any reason will be returned to the holder thereof  without cost to such holder (or, in the case of Old Senior Notes tendered  by  book-entry  transfer  into the  Exchange  Agent's  account  at DTC pursuant to the book-entry transfer procedures  described above, such Old Senior
Notes  will be  credited  to an account  maintained  with DTC for the Old Senior
Notes)  as  soon  as  practicable  after  withdrawal,  rejection  of  tender  or termination of the Exchange  Offer.  Properly  withdrawn Old Senior Notes may be retendered by following one of the procedures  described under "--Procedures for
Tendering" and "--Book-Entry Transfer" above at any time prior to 5:00 p.m., New
York City time, on the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, Old Senior Notes will not be required to be accepted for exchange, nor will New Senior Notes be issued in exchange for, any Old Senior Notes,  and  Continental  may terminate or amend the Exchange  Offer as provided  herein before the acceptance of such Old Senior
Notes, if because of any change in law, or applicable interpretations thereof by the  Commission,  Continental  determines that it is not permitted to effect the
Exchange Offer,  and Continental has no obligation to, and will not,  knowingly, permit  acceptance of tenders of Old Senior Notes from affiliates of the Company
(within  the  meaning  of Rule 405 under the  Securities  Act) or from any other holder or holders who are not  eligible to  participate  in the  Exchange  Offer under applicable law or interpretations thereof by the Commission, or if the New
Senior Notes to be received by such holder or holders of Old Senior Notes in the
Exchange  Offer,  upon  receipt,  will not be tradable  by such  holder  without restriction  under the Securities Act and the Exchange Act and without  material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

EXCHANGE AGENT

     Wilmington  Trust  Company  has  been  appointed  as  exchange  agent  (the
"Exchange Agent") for the Exchange Offer.  Questions and requests for assistance and  requests  for  additional  copies of this  Prospectus  or of the  Letter of
Transmittal should be directed to the Exchange Agent addressed as follows:

               BY MAIL:                          BY OVERNIGHT DELIVERY OR HAND:
       Wilmington Trust Company                     Wilmington Trust Company
        DC-1615 Reorg Services                   Corporate Trust Reorg Services
              PO Box 8861                           1100 North Market Street
    Wilmington, Delaware 19899-8861              Wilmington, Delaware 19890-1615

                             FACSIMILE TRANSMISSION:
                                 (302) 636-4145

                              CONFIRM BY TELEPHONE:
                                 (302) 636-6472

FEES AND EXPENSES

     The expenses of soliciting  tenders  pursuant to the Exchange Offer will be borne by Continental.  The principal  solicitation  for tenders  pursuant to the
Exchange Offer is being made by mail; however,  additional  solicitations may be made by  telephone,  telecopy,  electronic  mail or in  person by  officers  and regular employees of Continental.

     Continental will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. Continental, however, will pay the
Exchange Agent reasonable and customary fees for its services and will reimburse the  Exchange  Agent for its  reasonable  out-of-pocket  expenses in  connection therewith.  Continental  may also pay  brokerage  houses  and other  custodians, nominees and fiduciaries the reasonable  out-of-pocket expenses incurred by them in forwarding  copies of the Prospectus and related  documents to the beneficial owners of the Old Senior  Notes,  and in  handling  or  forwarding  tenders  for exchange.

     The expenses to be incurred in connection  with the Exchange  Offer will be paid by  Continental,  including fees and expenses of the Exchange Agent and the
Trustee and accounting, legal, printing and related fees and expenses.

     Continental will pay all transfer taxes, if any, applicable to the exchange of Old Senior Notes pursuant to the Exchange Offer.  If,  however,  certificates representing  New Senior  Notes or Old Senior  Notes for  principal  amounts not tendered  or  accepted  for  exchange  are  to be  delivered  to,  or  are to be registered or issued in the name of, any person other than the registered holder of the Old Senior Notes tendered, or if tendered Old Senior Notes are registered in the  name  of any  person  other  than  the  person  signing  the  Letter  of
Transmittal,  or if a  transfer  tax is imposed  for any  reason  other than the exchange of Old Senior Notes pursuant to the Exchange Offer,  then the amount of any such transfer taxes (whether  imposed on the registered  holder or any other persons) will be payable by the tendering  holder.  If satisfactory  evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of
Transmittal,  the amount of such transfer taxes will be billed  directly to such tendering holder.

                         DESCRIPTION OF THE SENIOR NOTES

     The following summary describes the material terms of the Senior Notes. The summary does not purport to be complete.  We urge you to read the Senior  Notes, the Indenture,  the Security Agreement, the Collateral Maintenance Agreement and
the Reference Agency  Agreement  (collectively,  the "Operative  Documents") for
additional   detail  and  further   information   because  they,  and  not  this
description,  define your rights. Each of the Operative Documents has been filed as an exhibit to the Registration  Statement and is available as set forth under
"Where You Can Find More Information". The references to Sections in parentheses in the following  summary are to the relevant  Sections of the Indenture  unless otherwise indicated.

GENERAL

     The Old Senior Notes were issued by  Continental  under an Indenture  among
Continental,  Wilmington Trust Company,  as trustee (the "Trustee"),  the Policy
Provider  and the  Liquidity  Provider,  which was amended  and  restated on the
Subordinated  Notes Issuance Date (such  Indenture,  as so amended and restated, the "Indenture").  The New Senior Notes will also be issued by Continental under the Indenture.

     The forms and terms of the New  Senior  Notes are the same in all  material respects as the form and terms of the Old Senior  Notes,  except that:

     o    the New Senior Notes will be registered under the Securities Act;

     o    the New Senior  Notes will not  contain  restrictions  on  transfer or provisions relating to registration rights or interest rate increases;
          and

     o    the New Senior Notes will be available only in book-entry form.

     The New Senior Notes will be issued only in fully registered form,  without
coupons,   and  will  be  subject  to  the  provisions   described  below  under
"--Book-Entry;  Delivery and Form".  The New Senior Notes will be issued only in minimum  denominations of $1,000 or integral multiples thereof,  except that one
Senior Note may be issued in a different denomination. (Section 2.1(b))

     The Senior Notes are secured by a lien on the Collateral.  The Senior Notes rank equally in right of payment with all of Continental's other  unsubordinated obligations,  except to the  extent of the assets  subject  to such lien,  as to which the Senior Notes effectively rank senior.  The Senior Notes rank senior to the Subordinated Notes, which are also secured by a lien on the Collateral.

     On the  Issuance  Date,  the Trustee,  for the benefit of the  Noteholders, entered into the Liquidity  Facility,  the fee letter with respect thereto,  the
Policy  and  the  Policy   Provider   Agreement   (collectively,   the  "Support
Documents"). (Section 3.10)

PAYMENTS OF PRINCIPAL AND INTEREST

     Continental has issued  $200,000,000 in aggregate  principal  amount of Old
Senior Notes.  The Senior Notes are limited to  $200,000,000 of principal in the aggregate.  Subject to the  provisions of the  Indenture,  the entire  principal amount of the Senior Notes is scheduled to be paid to the Senior  Noteholders on
December 6, 2007 (the "Final Scheduled Payment Date"). The "Final Legal Maturity
Date" is December 6, 2009.

     Interest  accrues on the unpaid principal amount of each Senior Note at the variable rate per annum set forth on the cover page of this Prospectus (plus, if applicable,  0.50%  during the  periods  specified  in the  Registration  Rights
Agreement),  subject to a maximum equal to the Capped  Interest Rate  applicable only for periods as to which Continental has failed to pay accrued interest when due and failed to cure such nonpayment  (the "Stated  Interest  Rate").  For all other periods, the interest rate on the Senior Notes will not be capped. Accrued interest will be payable on March 6, June 6,  September 6 and December 6 of each year (each, a "Scheduled  Interest Payment Date") or, if not a Business Day, the
next  succeeding  Business Day (each date on which interest is due, an "Interest

Payment Date" ), commencing on March 6, 2003. Such accrued interest will be paid to holders of record on the 15th day preceding the applicable Scheduled Interest
Payment Date. Interest on the Senior Notes will accrue from the most recent date to which  interest  has been paid or, if no  interest  has been  paid,  from the
Issuance  Date.  Interest on the Senior Notes is  calculated on the basis of the actual  number of days elapsed over a 360-day year and shall accrue with respect to the first but not the last day of each Interest Period. If any date scheduled for a payment of principal,  interest, Premium, if any, or Break Amount, if any, is not a Business Day, such payment will be made on the next succeeding Business
Day, and interest shall be added for such additional period. (Section 2.7)

     Payments  of  interest  on the Senior  Notes are  supported  by a Liquidity
Facility  provided by the  Liquidity  Provider for the benefit of the holders of the Senior Notes.  The Liquidity  Facility will provide an amount  sufficient to pay  interest  on the Senior  Notes at the Stated  Interest  Rate on up to eight successive  Interest Payment Dates. The Liquidity  Facility does not provide for drawings or payments  thereunder to pay for principal of, or Premium, if any, or
Break Amount, if any, with respect to, the Senior Notes. See "Description of the
Liquidity Facility".

     Except in specified  circumstances,  after use of any available funds under the Liquidity Facility and the Cash Collateral Account,  the payment of interest on the  Senior  Notes at the Stated  Interest  Rate is  supported  by the Policy provided by the Policy  Provider.  Payment of  principal  of the Senior Notes no later than the Final Legal  Maturity Date is also  supported by the Policy.  See
"Description of the Policy and the Policy Provider Agreement--The Policy".

     Payments of interest and principal on the Notes will be  distributed by the
Trustee on the date  scheduled  for such payment  under the Indenture or, if the money for purposes of such payment has not been deposited,  in whole or in part, with the Trustee by Continental,  the Liquidity  Provider or the Policy Provider
on such  date,  on the next  Business  Day on which some or all of the money has been deposited with the Trustee (a "Distribution Date"). However, if some or all of the money has not been  deposited  with the Trustee for purposes of making an interest payment on the Senior Notes within five days after the Interest Payment
Date for such payment, Continental is required to fix a special payment date and special  record date for such payment and to give  written  notice to the Senior
Noteholders  of such special  dates and the amount of  defaulted  interest to be paid.

DETERMINATION OF LIBOR

     LIBOR  ("LIBOR")  for the period  commencing  on and including the Issuance
Date and ending on but excluding the first  Interest  Payment Date (the "Initial
Interest Period" and an "Interest Period") was determined on the second Business
Day preceding  the Issuance Date as the rate for deposits in U.S.  dollars for a period of three months that appeared on the display designated as page "3750" on the Telerate Monitor.

     For the purpose of calculating  LIBOR for the periods from and including an
Interest Payment Date to but excluding the next succeeding Interest Payment Date
(each, also an "Interest Period"), Continental and the Trustee have entered into a Reference Agency Agreement (as amended, the "Reference Agency Agreement") with
Wilmington  Trust  Company,  as reference  agent (the  "Reference  Agent").  The
Reference  Agent will  determine  LIBOR for each Interest  Period  following the
Initial  Interest  Period,  on a date (the "Reference  Date") that is two London banking  days  (meaning  days on which  commercial  banks  are open for  general business in London,  England)  before the  Interest  Payment  Date on which such
Interest Period commences.

     On each  Reference  Date, the Reference  Agent will determine  LIBOR as the rate for  deposits in U.S.  dollars for a period of three months that appears on the display  designated  as page "3750" on the  Telerate  Monitor (or such other page or service as may replace it) as of 11:00 a.m., London time.

     If the rate  determined  as described in the foregoing  paragraph  does not appear on the Telerate Page 3750, the Reference  Agent will  determine  LIBOR on the basis of the rates at which deposits in U.S.  Dollars are offered by certain reference banks as described in the Reference  Agency Agreement at approximately
11:00 a.m., London time, on the Reference Date for such Interest Period to prime banks in the London interbank market for a period of three months  commencing on the first day of such  Interest  Period and in an amount that is  representative for a single  transaction in the London  interbank  market at the relevant time.
The  Reference  Agent will request the  principal  London  office of each of the reference  banks to  provide  a  quotation  of its  rate.  If at least  two such quotations  are  provided,  the  rate  for  that  Interest  Period  will  be the arithmetic  mean of the  quotations.  If fewer than two quotations are provided, the interest rate for the next Interest  Period shall be the arithmetic  mean of the rates  quoted by major  banks in New York City,  selected  by the  Reference

Agent in good faith and in a commercially  reasonable  manner,  at approximately
11:00 a.m.,  New York City time,  on the first day of such  Interest  Period for loans in U.S.  Dollars to leading  European  banks for a period of three  months commencing  on the first day of such  Interest  Period and in an amount  that is representative  for a single  transaction in the New York market at the relevant time,  except  that,  if the banks so  selected by the  Reference  Agent are not quoting as  mentioned  above,  LIBOR shall be the  floating  rate of interest in effect for the last preceding Interest Period.

     The Reference Agent's determination of LIBOR (in the absence of negligence, willful  default,  bad faith or manifest  error) will be conclusive  and binding upon all parties.

     As  promptly  as  is  practicable  after  the  determination  thereof,  the
Reference Agent will give notice of its  determination of LIBOR for the relevant
Interest  Period to  Continental,  the Trustee,  the Liquidity  Provider and the
Policy  Provider.  Holders of the Senior  Notes (the "Senior  Noteholders"  and,
together with the Subordinated  Noteholders,  the "Noteholders") may obtain such information from the Trustee.

     Continental  reserves  the  right  to  terminate  the  appointment  of  the
Reference  Agent at any time on 30 days'  notice  and to  appoint a  replacement reference agent in its place.  Notice of any such  termination  will be given to the  Noteholders.  The  Reference  Agent may not be removed or resign its duties without a successor having been appointed.

BREAK AMOUNT

     "Break Amount" means, as of any date of payment, redemption or acceleration of any Note (the "Applicable Date"), an amount determined by the Reference Agent on the date that is two Business Days prior to the  Applicable  Date pursuant to the formula set forth below.

     The Break Amount with respect to any Note will be calculated as follows:

     Break Amount = Z-Y

     Where:

     X =  with respect to any  applicable  Interest  Period,  the sum of (i) the amount  of the  outstanding  principal  amount  of such Note as of the first day of the then  applicable  Interest  Period plus (ii) interest payable  thereon during such entire  Interest Period at then effective
          LIBOR.

     Y =  X,  discounted  to  present  value  from  the  last  day of  the  then
          applicable   Interest  Period  to  the  Applicable  Date,  using  then
          effective LIBOR as the discount rate.

     Z =  X,  discounted  to  present  value  from  the  last  day of  the  then applicable  Interest Period to the Applicable Date, using a rate equal
          to  the  applicable   London  interbank  offered  rate  for  a  period
          commencing  on the  Applicable  Date and ending on the last day of the then applicable Interest Period,  determined by the Reference Agent as of two  Business  Days prior to the  Applicable  Date as the  discount rate.

     No Break  Amount will be payable  (x) if the Break  Amount,  as  calculated pursuant to the formula set forth above, is equal to or less than zero or (y) on or in respect of any Applicable Date that is an Interest Payment Date.

REDEMPTION

     The  Senior  Notes may be  redeemed  at any time in whole or (so long as no
Payment  Default  has  occurred  and is  continuing)  in part  (in any  integral multiple  of $1,000) by the  Company at its sole  option at a  redemption  price equal to the sum of 100% of the principal amount of, accrued and unpaid interest on, and Break Amount,  if any, with respect to, the redeemed Senior Notes to and including  the date of  redemption.  In  addition,  if a Senior Note is redeemed before the third  anniversary of the Issuance Date (except in connection  with a redemption  to satisfy the maximum  Senior  Collateral  Ratio or minimum  Senior
Rotable  Ratio  requirement   discussed  under   "--Collateral--Appraisals   and

Maintenance  of  Ratios"),  such  redemption  price will  include a premium (the
"Premium")  equal to the following  percentage  of the principal  amount of such
Senior Note: (i) if redeemed before the first  anniversary of the Issuance Date,
1.5%; (ii) if redeemed on or after such first  anniversary and before the second anniversary of the Issuance  Date,  1.0%; and (iii) if redeemed on or after such second  anniversary and before the third anniversary of the Issuance Date, 0.5%.
(Section 4.1)

     At least 15 days but not more than 60 days before any redemption  date, the
Trustee will send a notice of redemption to each Senior  Noteholder whose Senior
Notes are to be redeemed,  identifying the Senior Notes and the principal amount thereof to be redeemed. If less than all of the Senior Notes are to be redeemed, the  Trustee  will  select the Senior  Notes to be redeemed on either a pro rata basis or by lot or by any other  equitable  manner  determined by the Trustee in its sole discretion.  On the redemption  date,  interest will cease to accrue on the Senior Notes or portions thereof called for redemption,  unless  Continental fails to make the redemption  payment for such Senior Notes.  (Sections 4.3, 4.4 and 4.5)

     If the Trustee gives notice of redemption but Continental fails to pay when due all amounts  necessary to effect such  redemption,  such redemption shall be deemed  revoked and no amount  shall be due as a result of notice of  redemption having been given.

COLLATERAL

     The  Senior  Notes  are  secured  by  a  lien  on  spare  parts  (including appliances)  first  placed in  service  after  October  22,  1994,  and owned by
Continental that are appropriate for installation on or use in

     o    one or more of the following  aircraft  models:  Boeing model 737-700,
          737-800,  737-900,  757-200,  757-300,  767-200,  767-400  or  777-200
          aircraft,

     o    any engine utilized on any such aircraft or

     o    any other Qualified Spare Part,

and not  appropriate  for  installation on or use in any other model of aircraft currently  operated by Continental or engine utilized on any such other model of aircraft  ("Qualified  Spare Parts"),  together with certain records relating to such spare parts, certain rights of Continental with respect to such spare parts and certain  proceeds of the foregoing  (collectively,  the  "Collateral").  The
Subordinated  Notes are also secured by a lien on the Collateral.  The lien will not  apply  for as long as a spare  part is  installed  on or being  used in any aircraft,  engine or other spare part so installed  or being used.  In addition, the lien will not apply if a spare part is not located at a Designated Location.
(Security  Agreement,  Section  2.01)  Spare  engines  are not  included  in the
Collateral.

     On the Issuance  Date,  Continental  entered into a Security  Agreement (as amended,  the "Security  Agreement" and, together with any other agreement under which  Continental  may grant a lien for the  benefit  of the  Noteholders,  the
"Collateral  Agreements")  with the  Trustee,  acting  as  security  agent  (the
"Security  Agent"  and,  together  with any  collateral  agent  under  any other
Collateral Agreement,  the "Collateral Agents"),  providing for the grant of the lien on the Collateral.  In addition, on the Issuance Date,  Continental entered into a Collateral Maintenance Agreement (as amended, the "Collateral Maintenance
Agreement")  with the Policy  Provider,  providing  for  appraisal  reports  and certain  other  requirements  with  respect  to the  Collateral.  The  following
summarizes   certain   provisions  of  the  Security  Agreement  and  Collateral
Maintenance Agreement, as such agreements were amended on the Subordinated Notes
Issuance  Date in  connection  with  the  issuance  of the  Subordinated  Notes, relating  to the spare parts  included in the  Collateral  (the  "Pledged  Spare
Parts").

   APPRAISALS AND MAINTENANCE OF RATIOS

     Continental  is required to furnish to the Policy  Provider and the Trustee by the fifth  Business Day of February  and the fifth  Business Day of August in each year,  commencing  in August  2003,  so long as the Notes of any series are outstanding,  a certificate of an independent  appraiser.  Such certificates are required  to state  such  appraiser's  opinion of the fair  market  value of the
Collateral  and of the Rotables  included in the  Collateral,  determined on the basis  of a  hypothetical  sale  negotiated  in  an  arm's  length  free  market transaction  between a willing  and able  seller and a willing  and able  buyer, neither of whom is under undue pressure to complete the transaction,  under then current market  conditions  (the "Fair Market  Value").  This appraisal will not apply to any cash or permitted  investment  securities  (the "Cash  Collateral")
then held as collateral for the Notes, and such securities will be valued by the
Trustee in accordance with customary financial market practices. Such valuations will then be used to calculate the following:

     o    the "Senior  Collateral Ratio"  applicable to the Senior Notes,  which shall mean a  percentage  determined  by  dividing  (i) the  aggregate principal amount of the outstanding  Senior Notes minus the sum of the
          Cash Collateral  held by the Collateral  Agent by (ii) the Fair Market
          Value of all Collateral  (excluding any Cash  Collateral) as set forth in such independent appraiser's certificate;

     o    the  "Subordinated  Collateral  Ratio"  applicable to the Subordinated
          Notes,  which shall mean a percentage  determined  by dividing (i) the aggregate  principal  amount  of  the  outstanding  Senior  Notes  and
          Subordinated  Notes minus the sum of the Cash  Collateral  held by the
          Collateral  Agent  by (ii)  the Fair  Market  Value of all  Collateral
          (excluding  any Cash  Collateral)  as set  forth  in such  independent appraiser's  certificate;

     o    the "Senior Rotable Ratio" applicable to the Senior Notes, which shall mean a percentage  determined by dividing (i) the Fair Market Value of the Rotables as set forth in such independent  appraiser's certificate by (ii) the aggregate principal amount of all outstanding Senior Notes minus the sum of the Cash Collateral held by the Collateral Agent; and

     o    the "Subordinated Rotable Ratio" applicable to the Subordinated Notes, which shall mean a  percentage  determined  by  dividing  (i) the Fair
          Market  Value  of  the  Rotables  as set  forth  in  such  independent appraiser's  certificate by (ii) the aggregate principal amount of all outstanding  Senior Notes and Subordinated  Notes minus the sum of the
          Cash Collateral held by the Collateral Agent.

The calculation of the Senior  Collateral  Ratio,  the  Subordinated  Collateral
Ratio  (together,  the  "Collateral  Ratios"),  the Senior Rotable Ratio and the
Subordinated Rotable Ratio (together, the "Rotable Ratios") will be set forth in a certificate of Continental. (Collateral Maintenance Agreement, Article 2)

     If the Senior  Collateral  Ratio as so  determined is greater than 45.0% or the  Subordinated  Collateral  Ratio as so  determined  is greater  than  67.5%,
Continental  will be  required,  within 90 days after the date of  Continental's certificate calculating such Collateral Ratios, to:

     o    subject  additional  Qualified Spare Parts to the lien of the Security
          Agreement;

     o    grant a security  interest  in other  property to secure the Notes for the benefit of the Noteholders  (which  thereafter will be included as
          "Collateral"  for  purposes  of the  Notes),  but  only if the  Policy
          Provider   agrees  and   Continental   shall  have  received   written
          confirmation from each nationally recognized rating agency then rating the Senior Notes or the Subordinated Notes at Continental's request (a
          "Rating  Agency") that the use of such  additional  collateral and the related  agreements to reduce the Collateral Ratios will not result in a  reduction  of the rating for the Senior  Notes or the  Subordinated
          Notes below the then current rating for such Notes (such rating in the case of the Senior Notes determined without regard to the Policy) or a withdrawal or suspension of the rating of such Notes;

     o    provide  additional  Cash  Collateral to the Security  Agent under the
          Security  Agreement   (provided  that  if  Continental's   cash,  cash
          equivalents  and  certain  other  marketable   securities  as  of  the
          applicable  determination  date was less than  $600,000,000,  then the total amount of Cash Collateral may not exceed $20,000,000);

     o    deliver Notes to the Trustee for cancellation;

     o    redeem some or all of the Notes; or

     o    any combination of the foregoing;

such that the Senior Collateral Ratio and the Subordinated  Collateral Ratio, as
recalculated  giving effect to such action (but otherwise  using the information most recently used to determine such  Collateral  Ratios),  would not be greater than 45.0% and 67.5%, respectively.  (Collateral Maintenance Agreement,  Section
3.1(a))

     If the  Senior  Rotable  Ratio as so  determined  is less  than 150% or the
Subordinated Rotable Ratio as so determined is less than 100%,  Continental will be  required,  within  90  days  after  the  date of  Continental's  certificate calculating such Rotable Ratios, to:

     o    subject additional Rotables to the lien of the Security Agreement;

     o    provide  additional  Cash  Collateral to the Security  Agent under the
          Security  Agreement   (provided  that  if  Continental's   cash,  cash
          equivalents  and  certain  other  marketable   securities  as  of  the
          applicable  determination  date was less than  $600,000,000,  then the total amount of Cash Collateral may not exceed $20,000,000);

     o    deliver Notes to the Trustee for cancellation;

     o    redeem some or all of the Notes; or

     o    any combination of the foregoing;

such that the  Senior  Rotable  Ratio and the  Subordinated  Rotable  Ratio,  as
recalculated  giving effect to such action (but otherwise  using the information most recently  used to determine  such Rotable  Ratios),  would not be less than
150% and 100%, respectively. (Collateral Maintenance Agreement, Section 3.1(b))

     If Continental  provides additional Cash Collateral to comply with any such maximum Collateral Ratio or minimum Rotable Ratio  requirement,  it must, within
90 days after providing such Cash Collateral, take additional action (other than providing Cash Collateral) to cause the Collateral Ratios and the Rotable Ratios
(in each case  calculated  to exclude such Cash  Collateral)  to comply with the applicable maximum or minimum  percentage.  (Collateral  Maintenance  Agreement,
Section 3.1(e)) If the Senior Collateral Ratio and Subordinated Collateral Ratio
are less than the applicable maximum percentage and the Senior Rotable Ratio and
the  Subordinated   Rotable  Ratio  are  greater  than  the  applicable  minimum percentage, in each case as most recently determined as described above, and the
Security  Agent held Cash  Collateral  as of the  relevant  determination  date,
Continental  may withdraw Cash  Collateral in excess of the amount  necessary to comply with such ratios. (Security Agreement, Section 7.03(b))

     Continental  deposited  Cash  Collateral of  $13,056,950  with the Security
Agent upon initial  issuance of the Old Senior Notes, so that the initial Senior
Collateral Ratio was 45.0% based on the initial appraisal as of August 25, 2002, prepared by SH&E. See  "Description of the Appraisal".  Without giving effect to such deposit,  the initial Senior Collateral Ratio would have been 48.1%.  Using the appraisal of the Collateral  determined as of December 25, 2002, and without giving effect to such deposit, the Senior Collateral Ratio would have been 45.8%
and the Subordinated Collateral Ratio would have been 68.7%. See "Description of the Appraisal". The calculation of the Collateral Ratios at the time of the next semiannual  appraisal  due in August 2003 will be made without  giving effect to such Cash  Collateral  deposit.  Continental  expects  to  satisfy  the  maximum
Collateral Ratio  requirements at that time based on its projected  purchases of spare parts,  in which case  Continental  will be entitled to withdraw such Cash
Collateral. However, no assurance can be given that the maximum Collateral Ratio requirements  will  be  satisfied  based  on  such  purchases.  If  it  is  not,
Continental will be required to take one or more of the other actions  described above (other than providing Cash Collateral) to satisfy such requirement.

     Continental is required to furnish to the Policy  Provider and the Trustee, within ten Business Days after each May 1 and November 1, commencing with May 1,
2003, a report providing certain  information  regarding the quantity of Pledged
Spare Parts included in the Collateral and compliance with certain  requirements of the Collateral Maintenance Agreement.

     FLEET REDUCTION

     The  Collateral   Maintenance   Agreement  requires  that  the  outstanding
principal amount of Senior Notes and Subordinated  Notes be reduced if the total number of aircraft of any of the four  aircraft  model  groups  listed  below in
Continental's  in-service fleet during any period of 60 consecutive days is less than the minimum  specified below for such group (other than due to restrictions on  operating  such  aircraft  imposed by the FAA or any other  U.S.  Government agency):

   AIRCRAFT MODEL                                                          MINIMUM
   --------------                                                          -------
   o     Boeing 737-700, Boeing 737-800 and Boeing 737-900 Aircraft....  63 Aircraft
   o     Boeing 757-200 and Boeing 757-300 Aircraft....................  23 Aircraft
   o     Boeing 767-200 and Boeing 767-400 Aircraft....................  13 Aircraft
   o     Boeing 777-200 Aircraft.......................................   9 Aircraft

If any of the foregoing  specified  minimums is not so satisfied with respect to any aircraft model group, then within 90 days after such occurrence, Continental must redeem Senior Notes or deliver Senior Notes to the Trustee for cancellation
(or a combination  thereof) in a percentage of the outstanding  principal amount of Senior Notes  determined by dividing the appraised value of the Pledged Spare
Parts that are appropriate for  installation on, or use in, only the aircraft of such  model  group,  or the  engines  utilized  only  on such  aircraft,  by the appraised  value  of  the  Collateral.  In  addition,  Continental  must  redeem
Subordinated Notes or deliver Subordinated Notes to the Trustee for cancellation
(or a combination  thereof) in the same percentage of the outstanding  principal amount of Subordinated Notes. (Collateral Maintenance Agreement, Section 3.3)

     LIENS

     Continental  is required to  maintain  the Pledged  Spare Parts free of any liens,  other than the rights of the Trustee,  the  Noteholders  and Continental arising under the Indenture or the other Operative  Documents  related  thereto, and other than certain limited liens  permitted under such documents,  including but not limited to (i) liens for taxes either not yet due or being  contested in good faith by appropriate proceedings; (ii) materialmen's,  mechanics' and other similar liens arising in the ordinary course of business that either are not yet delinquent  for  more  than 60 days or are  being  contested  in good  faith  by appropriate  proceedings;  (iii)  judgment  liens  so long as such  judgment  is discharged or vacated within 60 days or the execution of such judgment is stayed pending  appeal  or  discharged,  vacated  or  reversed  within  60  days  after expiration  of such stay;  and (iv) any other lien as to which  Continental  has provided a bond or other  security  adequate  in the  reasonable  opinion of the
Security Agent;  provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale,  forfeiture or loss of the Pledged Spare Parts or the  interest of the Security  Agent  therein or impair the lien of the Security
Agreement. (Collateral Maintenance Agreement, Section 3.4)

     MAINTENANCE

     Continental is required to maintain the Pledged Spare Parts in good working order and condition, excluding (i) Pledged Spare Parts that have become worn out or unfit for use and not reasonably  repairable or obsolete,  (ii) Pledged Spare
Parts  that are not  required  for  Continental's  normal  operations  and (iii)
expendable parts that have been consumed or used in Continental's operations. In addition,  Continental  must  maintain  all  records,  logs and other  materials required  by the FAA or under  the  Federal  Aviation  Act to be  maintained  in respect of the Pledged Spare Parts.  (Collateral Maintenance Agreement,  Section
3.5)

     USE AND POSSESSION

     Continental  has the  right to deal  with the  Pledged  Spare  Parts in any manner consistent with its ordinary course of business.  This includes the right to install on, or use in, any aircraft, engine or Qualified Spare Part leased to or owned by  Continental  any  Pledged  Spare  Part,  free  from the lien of the
Security Agreement. (Security Agreement Section 4.02(a))

     Continental may not sell, lease,  transfer or relinquish  possession of any
Pledged  Spare Part without the prior  written  consent of the Policy  Provider, except as  permitted by the Security  Agreement  or the  Collateral  Maintenance
Agreement.  So long as no Event  of  Default  has  occurred  and is  continuing,
Continental  may sell,  transfer or dispose of Pledged Spare Parts free from the
Lien of the Security Agreement.  (Security Agreement,  Section 4.03(a)) However,
as of any date during the period  between the dates of  independent  appraiser's certificates  delivered pursuant to the Collateral  Maintenance  Agreement,  the aggregate  appraised value of all Pledged Spare Parts (x) previously during such period sold, transferred or disposed of (with certain exceptions) may not exceed
2% of the appraised value of the Collateral, (y) then subject to leases or loans may not exceed 2% of the appraised  value of the  Collateral  or (z)  previously during such period moved from a Designated  Location to a location that is not a
Designated Location (with certain exceptions) may not exceed 2% of the appraised value of the Collateral. Such restrictions may be waived by the Policy Provider, so long as after giving  effect to a  transaction  permitted as a result of such waiver the  Subordinated  Collateral  Ratio (using the information most recently used to  determine  such ratio)  would not be greater  than  67.5%.  (Collateral
Maintenance Agreement, Section 3.2)

     Continental may, in the ordinary course of business, transfer possession of any Pledged Spare Part to the manufacturer thereof or any other organization for testing, overhaul, repairs, maintenance,  alterations or modifications or to any person for the  purpose  of  transport  to any of the  foregoing.  In  addition,
Continental  may  dismantle  any Pledged  Spare Part that has become worn out or obsolete or unfit for use and may sell or dispose of any such Pledged Spare Part or any  salvage  resulting  from  such  dismantling,  free  from the lien of the
Security  Agreement.  Continental  also may subject any Pledged  Spare Part to a pooling,  exchange,  borrowing or maintenance  servicing  agreement  arrangement customary in the airline  industry  and entered  into in the ordinary  course of business;  provided,  however,  that if Continental's  title to any such Pledged
Spare Part shall be  divested  under any such  agreement  or  arrangement,  such divestiture  shall be deemed to be a sale with  respect  to such  Pledged  Spare
Part. (Collateral Maintenance Agreement, Section 3.6(a))

     So long as no Event of  Default  shall  have  occurred  and be  continuing,
Continental may enter into a lease with respect to any Pledged Spare Part to any
U.S.  air  carrier  that is not  then  subject  to any  bankruptcy,  insolvency, liquidation,  reorganization,  dissolution  or similar  proceeding and shall not have  substantially  all of its property in the  possession  of any  liquidator, trustee,  receiver or similar person. In the case of any such lease, Continental will  include in such  lease  appropriate  provisions  which (i) make such lease expressly subject and subordinate to all of the terms of the Security Agreement, including  the rights of the Security  Agent to avoid such lease in the exercise of its rights to  repossession  of the  Pledged  Spare  Parts  thereunder;  (ii)
require the lessee to comply with the insurance  requirements  of the Collateral
Maintenance  Agreement;  and (iii)  require that the Pledged Spare Parts subject thereto be used in accordance with the limitations  applicable to  Continental's use,  possession  and  location  of such  Pledged  Spare  Parts  provided in the
Collateral Maintenance Agreement and the Security Agreement (including,  without limitation,  that such  Pledged  Spare  Parts be kept at one or more  Designated
Locations). (Collateral Maintenance Agreement, Section 3.6(b))

         DESIGNATED LOCATIONS

     Continental  is required to keep the Pledged  Spare Parts at one or more of the designated  locations specified in the Security Agreement or added from time
to  time  by  Continental  in  accordance  with  the  Security   Agreement  (the
"Designated  Locations"),  except as  otherwise  permitted  under  the  Security
Agreement and Collateral  Maintenance  Agreement.  (Security Agreement,  Section
4.02(b))  Continental  is entitled to hold  Qualified  Spare Parts at  locations other than  Designated  Locations.  The lien of the Security  Agreement does not apply to any spare part not located at a Designated Location.

         INSURANCE

     Continental is required to maintain  insurance  covering physical damage to the Pledged Spare Parts.  Such insurance must provide for the  reimbursement  of
Continental's  expenditure  in repairing  or replacing  any damaged or destroyed
Pledged  Spare Part. If any such Pledged Spare Part is not repaired or replaced, such  insurance  must  provide  for the  payment  of the amount it would cost to repair or replace  such  Pledged  Spare Part,  on the date of loss,  with proper deduction for  obsolescence  and physical  depreciation.  However,  after giving effect to self-insurance permitted as described below, the amounts payable under such insurance may be less.

     All  insurance  proceeds  paid  under  such  policies  as a  result  of the occurrence  of an  "Event of Loss"  with  respect  to any  Pledged  Spare  Parts involving  proceeds  in  excess  of $2  million,  up to 110% of the  outstanding principal amount of the Notes (the "Debt Balance"), will be paid to the Security
Agent.  The entire amount of any  insurance  proceeds not involving an "Event of
Loss" with  respect to any  Pledged  Spare  Parts or  involving  proceeds  of $2 million or less,  and the  amount of  insurance  proceeds  in excess of the Debt
Balance,  will be paid to  Continental so long as no Payment  Default,  Event of
Default or Continental Bankruptcy Event shall be continuing. For these purposes,
"Event of Loss" means,  with respect to any Pledge Spare Part, its  destruction, damage beyond repair,  damage that results in the receipt of insurance  proceeds on the same basis as  destruction  or loss of possession by  Continental  for 90 consecutive days as a result of theft or  disappearance.  Any such proceeds held by the Security  Agent will be disbursed to  Continental to reimburse it for the purchase of additional  Qualified Spare Parts after the occurrence of such Event of Loss.  In addition,  such proceeds  will be disbursed to  Continental  to the extent it would not cause the Collateral Ratios, as subsequently determined,  to exceed the applicable maximum percentages.

     Continental  is also required to maintain third party  liability  insurance with  respect  to  the  Pledged  Spare  Parts,  in an  amount  and  scope  as it customarily maintains for equipment similar to the Pledged Spare Parts.

     Continental  may  self-insure  the risks required to be insured  against as described  above in such  amounts as shall be  consistent  with normal  industry practice.

EVENT OF DEFAULT

     Each of the following constitutes an "Event of Default" with respect to the
Notes:

     o    Failure  by  Continental  to pay (i)  principal  of,  interest  on, or
          Premium,  if any, or Break  Amount,  if any, with respect to, any Note when due, and such failure shall remain  unremedied  for more than ten
          Business Days (it being understood that any amount  distributed to the
          Senior  Noteholders in respect of the foregoing from funds provided by the Policy  Provider,  the Liquidity  Provider or the Cash  Collateral
          Account  shall not be deemed to cure such  Default)  or (ii) any other amount  payable by it to the  Noteholders  under the  Indenture or any other Operative Document when due, and such failure shall continue for more than ten Business  Days after  Continental  has received  written notice from the Trustee of the failure to make such  payment  when due
          (without giving effect to any such notice or grace period,  a "Payment
          Default").

     o    Failure by  Continental to observe or perform (or cause to be observed and performed) in any material  respect any other covenant,  agreement or  obligation  set forth in the  Indenture or in any other  Operative
          Document,  and such failure shall  continue after notice and specified cure periods.

     o    Any representation or warranty made by Continental in the Indenture or any  Operative  Document  (a)  shall  prove  to have  been  untrue  or inaccurate  in any  material  respect  as of the date  made,  (b) such untrue or  inaccurate  representation  or  warranty is material at the time in question and (c) the same shall remain  uncured (to the extent of the adverse impact of such  incorrectness  on the Trustee) for more than 30 days  after the date of  written  notice  from the  Trustee to
          Continental.

     o    The  occurrence of certain  events of  bankruptcy,  reorganization  or insolvency of Continental  (each, a "Continental  Bankruptcy  Event").
          (Section 7.1)

     If an event occurs and is  continuing  which is, or after notice or passage of time, or both, would be an Event of Default (a "Default") and if such Default is  known  to the  Trustee,  the  Trustee  shall  mail to each  Noteholder,  the
Liquidity  Provider  and the Policy  Provider a notice of the Default  within 90 days after the  occurrence  thereof  except as otherwise  permitted by the Trust
Indenture Act of 1939,  as amended (the "TIA").  Except in the case of a Default in payment of principal of, or interest on, or Premium, if any, or Break Amount, if any, with respect to, any Note, the Trustee may withhold the notice if and so long as it, in good  faith,  determines  that  withholding  the notice is in the interests of the Noteholders. (Section 8.5)

REMEDIES

     If an Event of Default (other than a Continental  Bankruptcy  Event) occurs and is continuing,  the Controlling  Party may, by notice to Continental and the
Trustee,  and the  Trustee  shall,  upon the request of the  Controlling  Party, declare all unpaid principal of, accrued but unpaid interest on, and Premium, if any, and Break Amount,  if any, with respect to, the outstanding Notes and other amounts  otherwise  payable under the  Indenture,  if any, to be due and payable immediately. If a Continental Bankruptcy Event occurs, such amounts shall be due and payable without any declaration or other act on the part of the Trustee, the
Controlling Party or any Noteholder. (Section 7.2)

     The Controlling  Party by notice to the Trustee may rescind an acceleration and its  consequences  if (a) all  existing  Events of  Default,  other than the non-payment as to the Notes of the  principal,  interest,  Premium,  if any, and
Break Amount,  if any, with respect thereto and other amounts  otherwise payable under the Indenture, if any, which have become due solely by such declaration of acceleration,  have been cured or waived,  (b) to the extent the payment of such interest is permitted by law,  interest on overdue  installments of interest and on overdue  principal which has become due otherwise than by such declaration of acceleration,  has been paid,  (c) the  rescission  would not conflict  with any judgment or decree of a court of  competent  jurisdiction,  and (d) all payments due to the  Trustee  and  any  predecessor  Trustee  have  been  made.  No  such rescission shall affect any subsequent  default or impair any right arising from any subsequent default. (Section 7.2)

     If an Event of Default occurs and is continuing, the Trustee may pursue any available  remedy by  proceeding  at law or in equity to collect  the payment of principal of,  interest on, or Premium,  if any, or Break  Amount,  if any, with respect to, the Notes or other amounts otherwise payable under the Indenture, if any,  or to  enforce  the  performance  of any  provision  of the  Notes  or the
Indenture,  including instituting  proceedings and exercising and enforcing,  or directing  exercise and  enforcement  of, all rights and remedies of the Trustee and the  Collateral  Agent  under the  Operative  Documents  and  directing  the
Collateral  Agent to deposit with the Trustee all cash or investment  securities held by the Collateral  Agent.  The Trustee may maintain a proceeding even if it does  not  possess  any of the  Notes  or does  not  produce  any of them in the proceeding.  A delay or omission by the Trustee or any  Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.
(Section 7.3)

     The Controlling Party by notice to the Trustee may authorize the Trustee to waive an  existing  Default or Event of Default and its  consequences,  except a
Default or Event of Default (i) in the payment of principal of,  interest on, or
Premium, if any, or Break Amount, if any, with respect to, any Note that has not been paid to the  Noteholder  from funds  provided by the Policy  Provider,  the
Liquidity  Provider  or the Cash  Collateral  Account  or (ii) in  respect  of a covenant  or  provision  of the  Indenture  which  cannot be modified or amended without the  consent of the  Liquidity  Provider,  the Policy  Provider  and the
holder of each Note affected.  When a Default or Event of Default is waived,  it is cured and  ceases,  and the  Company,  the  Liquidity  Provider,  the  Policy
Provider,  the  Noteholders  and the Trustee  shall be restored to their  former positions and rights hereunder respectively;  but no such waiver shall extend to any  subsequent  or other  Default  or Event of  Default  or  impair  any  right consequent thereon. (Section 7.4)

     No holder of a Note may  institute any remedy with respect to the Indenture or the Notes  unless such  holder has  previously  given to the Trustee  written notice of a  continuing  Event of  Default,  the  holders  of 25% or more of the principal  amount of a series of Notes then  outstanding have requested that the
Trustee pursue the remedy, such holder has offered the Trustee indemnity against loss,  liability and expense satisfactory to the Trustee, the Trustee has failed so to act for 60 days after  receipt of the same,  during such 60-day period the
Controlling  Party has not given the Trustee a direction  inconsistent  with the request  and,  in the  case of a  Subordinated  Noteholder,  the  principal  of, interest on, and Premium,  if any,  Break Amount,  if any, and all other amounts payable under the  Indenture  with respect to the Senior Notes have been paid in full. (Section 7.6)  Notwithstanding the foregoing,  the right of any Noteholder to receive payment when due of principal,  interest,  Premium, if any, and Break
Amount, if any, or to bring suit for the enforcement of any such payment,  shall not be impaired or affected without the consent of such holder. (Section 7.7)

     The Controlling  Party may direct the time,  method and place of conducting any proceeding for any remedy available to the Trustee (as Trustee or Collateral
Agent, subject, in the case of any actions based on the status of the Trustee as
Collateral  Agent, to any limitations  otherwise  expressly  provided for in the
Operative  Documents) or exercising any trust or power conferred on it; provided that the Trustee may take any other action deemed proper by the Trustee which is not  inconsistent  with such  direction.  The  Trustee  may refuse to follow any direction or authorization  that conflicts with law or the Indenture or that the
Trustee determines may subject the Trustee to personal  liability.  In addition, at any time  after a Policy  Provider  Default or after the  Senior  Notes,  the
Policy Expenses and the Policy Provider  Obligations have been paid in full, the
Trustee may refuse to follow any  direction  or  authorization  that the Trustee determines  may be  unduly  prejudicial  to the  rights of  another  Noteholder.
However, the Trustee shall have no liability for any actions or omissions to act which are in accordance with any such direction or authorization. (Section 7.5)

     The Controlling  Party shall not direct the Trustee or any Collateral Agent to sell or otherwise  dispose of any Collateral  unless all unpaid principal of, accrued but unpaid interest on, and Premium,  if any, and Break Amount,  if any,
with respect to, the outstanding Notes and other amounts otherwise payable under the  Indenture,  if any,  shall be declared or otherwise  become due and payable immediately. (Section 7.5)

     In the case of Chapter 11 bankruptcy proceedings,  Section 1110 of the U.S.
Bankruptcy Code ("Section  1110") provides special rights to holders of security interests  with  respect to  "equipment"  (defined as  described  below).  Under
Section 1110, the right of such holders to take  possession of such equipment in compliance  with the  provisions of a security  agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take  possession may not be exercised for 60 days following the date of commencement of the reorganization  proceedings.  Thereafter, such right to take possession may be exercised  during such proceedings  unless,  within the 60-day period or any longer period  consented to by the relevant  parties (the "Section
1110 Period"), the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis.  Defaults  resulting solely from the financial condition, bankruptcy,  insolvency or reorganization of the debtor need not be cured.

     "Equipment"  is defined in Section 1110, in part, as an aircraft,  aircraft engine, propeller, appliance or spare part (as defined in Section 40102 of Title
49 of the U.S. Code) that is subject to a security  interest  granted by, leased to, or  conditionally  sold to a debtor that,  at the time such  transaction  is entered into,  holds an air carrier  operating  certificate  issued  pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

     On the  Issuance  Date,  Hughes  Hubbard & Reed  LLP,  outside  counsel  to
Continental,  provided its opinion to the Trustee and the Policy  Provider  that the Security Agent will be entitled to the benefits of Section 1110 with respect to the  Pledged  Spare  Parts,  assuming  that,  at the  time  of the  issuance,
Continental held an air carrier operating certificate issued pursuant to chapter
447 of Title 49 of the U.S.  Code for  aircraft  capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

     If Continental is the debtor in a Chapter 11 bankruptcy proceeding and:

     o    the Section  1110  Period  shall  expire  without  Continental  having entered  into an  agreement  to  perform  its  obligations  under  the
          Indenture and the other Operative Documents in accordance with Section
          1110(a),

     o    Continental  shall have entered  into such an agreement in  accordance with Section 1110(a) but thereafter Continental defaults such that the
          Security  Agent is entitled to take  possession  of the Pledged  Spare
          Parts  pursuant to the Security  Agreement or

     o    Continental  shall not reinstate its  obligations  under the Operative
          Documents in its confirmed plan of reorganization,

then the Policy Provider,  if then the Controlling  Party,  will not permit (and will not permit the Trustee or any Collateral Agent to permit) the sale or lease of any  Collateral to  Continental  or any of its affiliates for any amount less than the then  current  fair  market  value  for such  transaction.  The  Policy
Provider,  if  then  the  Controlling  Party,  will  give  the  holders  of  the
Subordinated  Notes (the  "Subordinated  Noteholders")  at least 30 days'  prior written  notice of its intention to sell or lease any of the  Collateral.  These restrictions  are not applicable to any Controlling  Party other than the Policy
Provider.

CONTROLLING PARTY

     Whether before or after the occurrence of an Event of Default,  the Trustee and the  Security  Agent will be  directed  by the  Controlling  Party in taking action under the Indenture and other agreements relating to the Notes, including in amending such agreements and granting waivers  thereunder.  However,  certain limited  provisions  with  respect  to the  Collateral  as  they  relate  to the
Subordinated  Notes  cannot be  amended  or waived  without  the  consent of the holders of a majority of the outstanding  principal  amount of the  Subordinated
Notes and certain other limited  provisions  cannot be amended or waived without the  consent of each  Noteholder  affected  thereby.  Except  for those  limited provisions which are described in  "--Modifications  and Waiver of the Indenture and Certain Other  Agreements",  the provisions of the  Indenture,  the Security
Agreement  and the other  Operative  Documents  may be  amended or waived by the
Controlling Party (or, in the case of the Collateral Maintenance Agreement,  the
Policy Provider) without the consent of the Noteholders.  If an Event of Default has occurred and is continuing,  the  Controlling  Party will direct the Trustee and the Security Agent in exercising  remedies under the Indenture and under the
Security Agreement, subject to the limitations described below. (Section 3.8(a))

     The "Controlling Party" will be:

     o    The Policy Provider (except as provided below).

     o    If a Policy Provider  Default is continuing,  the holders of more than
          50% in  aggregate  unpaid  principal  amount of the Senior  Notes then outstanding  or, if the Senior  Notes  have been paid in full,  of the
          Subordinated Notes then outstanding.

     o    If the Senior  Notes,  the  Policy  Expenses  and the Policy  Provider
          Obligations  have been paid in full,  the  holders of more than 50% in aggregate  unpaid  principal  amount of the  Subordinated  Notes  then outstanding.

     o    Under the circumstances described in the next paragraph, the Liquidity
          Provider.

     At any time after the Liquidity  Provider  Reimbursement  Date, if a Policy
Provider  Default  attributable  to a  failure  to  make a  drawing  to pay  the
Liquidity Provider, as described under "Description of the Policy and the Policy
Provider Agreement--The  Policy--Liquidity Provider Drawing", is continuing, the
Liquidity  Provider (so long as the Liquidity  Provider has not defaulted in its obligation  to make any advance  under the  Liquidity  Facility)  shall have the right to become the  Controlling  Party,  provided  that if the Policy  Provider subsequently pays to the Liquidity Provider all outstanding  drawings,  together with accrued interest thereon owing under the Liquidity  Facility,  and no other
Policy Provider Default has occurred and is continuing, then the Policy Provider shall be the  Controlling  Party so long as no Policy  Provider  Default  occurs after the date of such payment. (Section 3.8(c))

     The  Subordinated  Noteholders  will have the right to  direct  the  Policy
Provider in acting as the  Controlling  Party during the continuance of an Event of Default if the Subordinated  Noteholders shall have deposited with the Policy
Provider cash, U.S. government securities or other investments acceptable to the
Policy  Provider as collateral for amounts owed to and to become due and payable to the Policy Provider under the Operative Documents and Support Documents.  The payments of principal and interest when due and without reinvestment on any such deposited U.S.  government  securities or other  investments  plus any deposited money without investment must, in the opinion of a nationally recognized firm of independent  certified  public  accountants  acceptable to the Policy  Provider, provide cash  sufficient to pay: (i) all accrued and unpaid Policy  Expenses and
Policy Provider  Obligations,  (ii) the then outstanding principal amount of the
Senior  Notes,  (iii)  interest  accruing and payable on the Senior Notes to the
Final Legal  Maturity Date (or,  alternatively,  the interest  calculated at the rate of interest of 12% per annum for a period of 24 months (or, if shorter, the period from the date of such deposit to the Final Legal Maturity Date)) and (iv)
the Policy premium payable for a period of 24 months (or, if shorter, the period from the date of such  deposit to the Final Legal  Maturity  Date).  In order to participate  in such deposit,  a  Subordinated  Noteholder  must  contribute its proportionate  share  of the  deposit,  which  will be the  proportion  that the principal amount of its Subordinated  Notes bears to the principal amount of the
Subordinated  Notes  of  all  Subordinated  Noteholders  participating  in  such deposit.  A  Subordinated  Noteholder  will not be required to  contribute  to a deposit. The Subordinated Noteholders contributing their proportionate shares of such deposit will be entitled to direct the Policy  Provider in taking action as the Controlling Party during the continuance of such Event of Default by vote of a  majority  of the  principal  amount of the  Subordinated  Notes  held by such contributing  Subordinated  Noteholders.  If the Policy  Provider  draws on such deposit,  after the Policy Provider shall have been paid in full all amounts due to it under the Operative  Documents and Support  Documents,  amounts  otherwise distributable  to the Policy Provider under the Indenture will be distributed to such  contributing  Subordinated  Noteholders  in the same  proportion  as their respective  contributions to the deposit until their  proportionate share of the deposit not returned by the Policy  Provider  shall have been repaid in full. If
Continental or any of its affiliates is a Subordinated  Noteholder,  it will not be entitled to  participate  in making the  foregoing  deposit or directing  the
Controlling Party. (Section 3.11)

     "Policy  Provider  Default"  means the  occurrence  of any of the following events:  (a) the  Policy  Provider  fails to make a payment  required  under the
Policy in accordance with its terms and such failure remains  unremedied for two
Business Days  following  the delivery of written  notice of such failure to the
Policy  Provider or (b) the Policy  Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy,  rehabilitation,  liquidation or reorganization, (ii)
makes a general  assignment  for the  benefit of its  creditors  or (iii) has an order for relief  entered  against it under any federal or state law relating to insolvency,  bankruptcy,  rehabilitation,  liquidation or reorganization that is final and nonappealable,  or (c) a court of competent jurisdiction, the New York
Department of Insurance or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material  portion of its  property  or (ii)  authorizing  the taking of  possession  by a  custodian, trustee,  agent or receiver of the Policy  Provider (or taking of  possession of all or any material portion of the Policy Provider's property).

PRIORITY OF DISTRIBUTIONS

     On each Distribution  Date, all payments received by the Trustee in respect of the Notes will be promptly distributed in the following order:

     o    If an Event of Default  shall have  occurred and be continuing on such
          Distribution Date, to the Trustee, the Policy Provider,  the Liquidity
          Provider  and any  Senior  Noteholder  to the extent  required  to pay certain  out-of-pocket  costs and  expenses  actually  incurred by the
          Trustee or the Policy  Provider or to reimburse  the Policy  Provider, the Liquidity Provider or any Senior Noteholder in respect of payments made to the Trustee in connection  with the  protection or realization of the value of the Collateral.

     o    To the Liquidity  Provider to the extent required to pay the Liquidity
          Expenses and to the Policy Provider to pay the Policy Expenses.

     o    To the  Liquidity  Provider  to the extent  required  to pay  interest accrued on the  Liquidity  Obligations  (as  determined  after  giving effect to certain  payments by the Policy  Provider  to the  Liquidity
          Provider),  to the  Policy  Provider  to the  extent  required  to pay interest  accrued on certain Policy Provider  Obligations  and, if the
          Policy  Provider has paid to the  Liquidity  Provider all  outstanding drawings and interest thereon owing to the Liquidity Provider,  to the
          Policy  Provider  to the  extent  required  to  reimburse  the  Policy
          Provider for the amount of such payment made to the Liquidity Provider attributable to interest accrued on such drawings.

     o    To (i)  the  Liquidity  Provider  to the  extent  required  to pay the outstanding  amount of all Liquidity  Obligations (as determined after giving  effect to  certain  payments  by the  Policy  Provider  to the
          Liquidity   Provider),   (ii)  if  applicable,   unless  (x)  on  such
          Distribution Date the Senior Notes are  Non-Performing and a Liquidity
          Event of Default  shall have  occurred  and be  continuing  or (y) the
          Final Drawing shall have  occurred,  to replenish the Cash  Collateral
          Account up to the Required  Amount (less the amount of any  repayments of Interest Drawings under the Liquidity Facility while sub-clause (x)
          of this clause is  applicable)  and (iii) if the Policy  Provider  has paid to the Liquidity  Provider all outstanding  drawings and interest thereon owing to the Liquidity Provider, to the Policy Provider to the
          extent  required to  reimburse  the Policy  Provider for the amount of such payment made to the Liquidity Provider in respect of principal of drawings under the Liquidity Facility.

     o    If an Event of Default  shall have  occurred and be continuing on such
          Distribution Date and at all times  thereafter,  to the Trustee or any
          Senior Noteholder,  to the extent required to pay certain fees, taxes, charges and other amounts payable.

     o    To the  Senior  Noteholders  to the  extent  required  to pay in  full amounts due on such Distribution Date.

     o    To the Policy  Provider to the extent  required to pay Policy Provider
          Obligations  (other than  amounts  payable  pursuant to the first four clauses above).

     o    To the Subordinated  Noteholders to the extent required to pay in full amounts  due on  such  Distribution  Date.

     o    To the  Trustee for the payment of certain  fees and  expenses  (other than amounts payable pursuant to the first and fifth clauses above).

     o    To the  Company  (unless  on such  Distribution  Date  (i) an Event of
          Default has occurred and is  continuing  or (ii) any amount due to the
          Liquidity  Provider  or the Policy  Provider  from the Company has not been paid). (Section 3.2)

     "Liquidity  Obligations"  means the  obligations to reimburse or to pay the
Liquidity Provider all principal,  interest,  fees and other amounts owing to it under the Liquidity Facility or certain other agreements.

     "Liquidity  Expenses"  means  the  Liquidity  Obligations  other  than  any interest  accrued  thereon  or the  principal  amount of any  drawing  under the
Liquidity Facility.

     "Non-Performing"  means, with respect to any Senior Note, a Payment Default existing thereunder (without giving effect to any acceleration); provided, that, in the event of a bankruptcy  proceeding under the U.S. Bankruptcy Code in which the Company is a debtor,  any Payment  Default  existing at the  commencement of such bankruptcy proceeding or during the 60-day period under Section 1110(a) (2)
(A) of the U.S.  Bankruptcy  Code (or such  longer  period  as may  apply  under
Section 1110(b) of the U.S. Bankruptcy Code or as may apply for the cure of such
Payment Default under Section  1110(a)(2)(B) of the U.S.  Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

     "Policy Provider  Obligations"  means all  reimbursement and other amounts, including fees and indemnities  (to the extent not included in Policy  Expenses)
due to the Policy  Provider  under the Policy  Provider  Agreement  and,  if the
Liquidity  Provider  has failed to honor any Interest  Drawing,  interest on any
Policy Drawing made to cover the shortfall  attributable  to such failure by the
Liquidity  Provider in an amount equal to the amount of interest that would have accrued on such Interest  Drawing if such Interest  Drawing had been made at the interest rate applicable to such Interest  Drawing until such Policy Drawing has been repaid in full.  Except as provided in the  definition  of Policy  Provider
Obligations, no interest will accrue on any Policy Drawing.

     "Policy  Expenses"  means all  amounts  (including  amounts  in  respect of premiums,  fees, expenses or indemnities) owing to the Policy Provider under the
Policy Provider  Agreement other than (i) any Policy Drawing,  (ii) any interest accrued  on any  Policy  Provider  Obligation  and  (iii)  reimbursement  of and interest on the Liquidity  Obligations in respect of the Liquidity Facility paid by the Policy Provider to the Liquidity Provider,  provided that if, at the time of  determination,  a Policy Provider  Default exists,  Policy Expenses will not include any indemnity payments owed to the Policy Provider.

     "Policy Drawing" means any payment of a claim under the Policy.

     Interest Drawings under the Liquidity  Facility,  withdrawals from the Cash
Collateral  Account and  drawings  under the Policy will be  distributed  to the
Trustee for distribution to the Senior Noteholders, notwithstanding the priority of distributions set forth in the Indenture and otherwise  described herein. All amounts  on  deposit in the Cash  Collateral  Account  that are in excess of the
Required Amount will be paid to the Liquidity Provider.

     If any  Distribution  Date is a  Saturday,  Sunday  or  other  day on which commercial  banks are  authorized  or required  to close in New York,  New York,
Houston,  Texas, or Wilmington,  Delaware, or, which is not a day for trading by and between banks in the London interbank Eurodollar market (any other day being a "Business Day"),  distributions scheduled to be made on such Distribution Date will be made on the next  succeeding  Business Day, and interest  shall be added for such additional period.

MODIFICATIONS AND WAIVER OF THE INDENTURE AND CERTAIN OTHER AGREEMENTS

         The  Company,  the  Trustee  and the  Collateral  Agent  may  amend  or supplement the Indenture,  the Notes,  the other  Operative  Documents and, upon request of  Continental,  the  Trustee  shall  amend or  supplement  the Support
Documents, in each case without the consent of the Noteholders:

     o    To provide for uncertificated Notes of any series in addition to or in place of certificated Notes of such series.

     o    To provide for the assumption of the Company's  obligations  under the
          Operative   Documents   and  the  Notes  in  the  case  of  a  merger,
          consolidation or conveyance, transfer or lease of all or substantially all of the assets of the Company.

     o    To comply with any  requirements  of the Commission in connection with the  qualification  of the Indenture under the TIA. o To provide for a replacement Liquidity Provider.

     o    To  provide  for  the  effectiveness  of  any  additional   Collateral
          Agreement.

     o    To comply with the requirements of DTC,  Euroclear Bank or Clearstream
          Banking or the Trustee with respect to the provisions of the Indenture or the Notes of any series  relating to transfers and exchanges of the
          Notes of any series or beneficial interests therein.

     o    To provide for any successor  Trustee or Collateral Agent with respect to the Notes of one or more  series and to add to or change any of the provisions  of the  Indenture  as shall be  necessary  or advisable to provide for or facilitate the  administration  of the trusts under the
          Indenture by more than one Trustee.

     o    To cure any ambiguity, defect or inconsistency.

     o    To make any other change not inconsistent with the Indenture  provided that such action does not materially adversely affect the interests of any Noteholder. (Section 10.1)

     The Company,  the Trustee and the Collateral  Agent may otherwise  amend or supplement the Indenture,  the Notes and the other  Operative  Documents  (other than the Collateral  Maintenance  Agreement),  and, upon consent of the Company, the Trustee shall amend or supplement the Support  Documents,  in each case only with the written  consent of the Controlling  Party,  subject to certain limited exceptions.  Except for those limited provisions described in this section under the caption  "--Modifications  and Waiver of the  Indenture  and  Certain  Other
Agreements",  the  provisions of the Indenture,  the Security  Agreement and the
Operative  Documents may be amended or waived by the  Controlling  Party (or, in the case of the Collateral Maintenance  Agreement,  the Policy Provider) without the consent of the  Noteholders.  Whether  before or after the  occurrence of an
Event of Default,  the  Controlling  Party may authorize the Trustee to, and the
Trustee upon such authorization  shall, waive compliance by the Company with any provision of the Indenture,  the Notes or the other Operative  Documents  (other
than  the  Collateral  Maintenance  Agreement).   However,  no  such  amendment,
supplement  or waiver may,  without the consent of the Liquidity  Provider,  the
Policy  Provider  and each Senior  Noteholder  affected:

     o    Reduce the amount of Senior  Notes whose  holders  must  consent to an amendment, supplement or waiver.

     o    Reduce the rate or extend  the time for  payment  of  interest  on any
          Senior Note.

     o    Reduce the amount or extend the time for payment of  principal  of, or
          Premium,  if any, or Break  Amount,  if any,  with respect to (in each case, whether on redemption or otherwise), any Senior Note.

     o    Change the place of payment  where,  or the coin or currency in which, any Senior Note (or the redemption price thereof),  interest  thereon, or Premium,  if any, or Break Amount, if any, with respect thereto, is payable.

     o    Change the  priority  of  distributions  and  application  of payments specified in the Indenture.

     o    Waive a default in the payment of the  principal  of,  interest on, or
          Premium,  if any, or Break Amount, if any, with respect to, any Senior
          Note.

     o    Make any  changes to  provisions  in the  Indenture  that  involve the waiver of defaults, the right of Senior Noteholders to receive payment of principal of,  interest on, and Premium,  if any, and Break Amount, if any,  with  respect to, any Senior Note on or after the  respective due dates.

     o    Impair the right of any Senior  Noteholder  to institute  suit for the enforcement  of any  amount  payable  on any  Senior  Note  when  due.
          (Section 10.2)

     In  addition,  no such  amendment,  supplement  or waiver may,  without the consent of each Subordinated Noteholder affected:

     o    Reduce the amount of Subordinated  Notes whose holders must consent to an amendment, supplement or waiver.

     o    Reduce the rate or extend  the time for  payment  of  interest  on any
          Subordinated Note.

     o    Reduce the amount or extend the time for payment of  principal  of, or
          Premium,  if any, or Break  Amount,  if any,  with respect to (in each case, whether on redemption or otherwise), any Subordinated Note.

     o    Change the definitions of "Maximum  Subordinated  Collateral Ratio" or
          "Subordinated Collateral Ratio".

     o    Increase  the  principal  amount of, or the rate of  interest  on, the
          Senior Notes.

     o    Change the place of payment  where,  or the coin or currency in which, any  Senior  Note  or  Subordinated  Note  (or  the  redemption  price thereof),  interest thereon,  or Premium,  if any, or Break Amount, if any,  with  respect  thereto,  is  payable.

     o    Change the  priority  of  distributions  and  application  of payments specified  in the  Indenture.

     o    Waive a default in the payment of the  principal  of,  interest on, or
          Premium,  if any,  or Break  Amount,  if any,  with  respect  to,  any
          Subordinated Note.

     o    Make any  changes to  provisions  in the  Indenture  that  involve the waiver of defaults,  the right of  Noteholders  to receive  payment of principal of, interest on, and Premium,  if any, and Break Amount,  if any, with respect to, any Subordinated Note on or after the respective due dates.

     o    Impair the right of any Subordinated  Noteholder to institute suit for the  enforcement of any amount payable on any  Subordinated  Note when due. (Section 10.2)

     The provisions of the Indenture for determining who will be the Controlling
Party,  the  definition of "Event of Default" and the covenant  described in the last paragraph under  "--Remedies"  cannot be amended without the consent of the holders  of a  majority  in  principal  amount  of the  Subordinated  Notes.  In addition,  an amendment of any defined term used in the  definitions of "Maximum
Subordinated Collateral Ratio" or "Subordinated Collateral Ratio" or in any such defined  term will not be  effective  for  purposes of such  definitions  unless consented  to  by  the  holders  of  a  majority  in  principal  amount  of  the
Subordinated Notes. The requirement that the Subordinated Noteholders consent to an amendment to the  definition  of "Event of Default" does not affect the right of the Controlling Party to waive an Event of Default. See "--Remedies".

     The Company and the Policy Provider can amend,  modify or waive  compliance with any  provision  of the  Collateral  Maintenance  Agreement  (including  the provisions  described under  "--Appraisals and Maintenance of Ratios",  "--Fleet
Reduction",   "--Liens",   "--Maintenance",   "--Insurance"   and   "--Use   and
Possession")  without the consent of the Trustee,  the  Collateral  Agent or any
Noteholders, except for certain limited provisions. However, the Company and the
Trustee,  with the consent of the holders of a majority in  principal  amount of the  Subordinated  Notes and  without the  consent of the Policy  Provider,  can amend,  modify  or waive  compliance  with  the  following  requirements  of the
Collateral Maintenance Agreement:

     o    that  appraisals  of  the  Collateral  be  obtained  for  purposes  of determining  the maximum  Subordinated  Collateral  Ratio by the fifth
          Business Day of February and the fifth  Business Day of August in each year,  commencing in August 2003 (see  "--Collateral  --Appraisals and
          Maintenance of Ratios");

     o    that the maximum  Subordinated  Collateral  Ratio be complied  with in connection with such appraisals (see  "--Collateral  --Appraisals  and
          Maintenance of Ratios");

     o    that the outstanding  principal  amount of the  Subordinated  Notes be reduced  if  there is a fleet  reduction  (see  "--Collateral  --Fleet
          Reduction"); or

     o    that the maximum  Subordinated  Collateral Ratio be complied with upon effecting  a  transaction  permitted  as a result of the waiver by the
          Policy Provider of certain restrictions on selling, leasing and moving
          Pledged Spare Parts (see "--Collateral --Use and Possession").

However,  the methods for  determining  the Fair Market Value of the Collateral, the  qualifications  of the appraiser,  the  limitations on Cash  Collateral and other provisions of the Collateral  Maintenance Agreement applicable to both the
Senior Notes and the Subordinated  Notes may be amended or modified by agreement of the Company  and the Policy  Provider  without  the  consent of  Subordinated
Noteholders.

     In  determining  whether the holders of the  required  principal  amount of
Senior Notes or Subordinated Notes have consented to an amendment,  modification or waiver,  any such Senior Notes or Subordinated  Notes owned by Continental or any of its affiliates will be disregarded and deemed not  outstanding.  (Section
2.13)

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     Continental  is  prohibited  from  consolidating  with,  merging  into,  or conveying, transferring or leasing substantially all of its assets to any Person unless:

     o    The  resulting,  surviving,  transferee  or  lessee  Person  shall  be organized  under the laws of the United  States,  any state thereof or the District of Columbia and shall be a U.S. air carrier.

     o    The resulting,  surviving, transferee or lessee Person shall expressly assume  all  of  the  obligations  of  Continental  contained  in  the
          Indenture,  the Notes and any other Operative Documents.

     o    Continental  shall  have  delivered  a  certificate  and an opinion of counsel stating that (i) such  transaction,  in effect,  complies with such  conditions  and (ii) the  Indenture,  the  Notes  and the  other
          Operative   Documents   constitute  the  valid  and  legally   binding
          obligations of the resulting,  surviving, transferee or lessee Person.

     o    Immediately  after  giving  effect  to such  transaction,  no Event of
          Default shall have occurred and be continuing. (Section 5.4)

     The Indenture,  the Notes and the other Operative  Documents do not contain any  covenants  or  provisions  which may  afford  the  Trustee  or  Noteholders
protection  in  the  event  of  a  highly   leveraged   transaction,   including
transactions  effected by management or affiliates,  which may or may not result in a change in control of Continental.

INDEMNIFICATION

     Continental  is required to indemnify  the Liquidity  Provider,  the Policy
Provider,  the Trustee and the Collateral  Agent, but not the  Noteholders,  for
certain losses, claims and other matters. (Section 6.1)

GOVERNING LAW

     The  Indenture  and the Notes are  governed by the laws of the State of New
York. (Section 12.8)

THE TRUSTEE

     The Trustee is Wilmington  Trust Company.  Except as otherwise  provided in the Indenture,  the Trustee, in its individual capacity,  will not be answerable or  accountable  under the Indenture or under the Notes under any  circumstances except,  among other things, for its own willful misconduct or gross negligence.
Continental  and its  affiliates  may from time to time enter into  banking  and trustee relationships with the Trustee and its affiliates. The Trustee's address is Wilmington  Trust  Company,  Rodney Square North,  1100 North Market  Street,
Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

BOOK ENTRY; DELIVERY AND FORM

     GENERAL

     The New Senior Notes will be  represented  by one or more global Notes,  in definitive, fully registered form without interest coupons (the "Global Notes").
Each Global Note will be deposited  with the Trustee,  as custodian for DTC, and registered in the name of Cede & Co. ("Cede"), as nominee for DTC.

     DTC has advised  Continental  as follows:  DTC is a limited  purpose  trust company  organized  under  the  laws  of the  State  of  New  York,  a  "banking organization"  within the meaning of the New York  Banking  Law, a member of the
Federal  Reserve  System,  a  "clearing  corporation"  within the meaning of the
Uniform  Commercial  Code and a  "clearing  agency"  registered  pursuant to the provisions  of  Section  17A of the  Exchange  Act.  DTC  was  created  to  hold securities for DTC  Participants  and facilitate the clearance and settlement of securities  transactions between DTC Participants through electronic  book-entry changes  in  accounts  of DTC  Participants,  thereby  eliminating  the need for physical movement of certificates.  DTC Participants  include securities brokers and dealers,  banks,  trust companies,  clearing  corporations and certain other organizations.  DTC is owned by a number of DTC Participants and by the New York
Stock  Exchange,  Inc.,  the  American  Stock  Exchange  LLC,  and the  National
Association of Securities  Dealers,  Inc.  Indirect  access to the DTC system is available to others such as banks,  brokers,  dealers and trust  companies  that clear  through or  maintain a  custodial  relationship  with a DTC  Participant, either directly or indirectly ("Indirect Participants").

     Ownership of beneficial interests in Global Notes is limited to persons who have accounts with DTC  Participants  or persons who hold interests  through DTC
Participants. Ownership of beneficial interests in the Global Notes is shown on, and the transfer of that ownership is effected only through,  records maintained by DTC or its nominee  (with respect to interests of DTC  Participants)  and the records of DTC Participants (with respect to interests of persons other than DTC
Participants).  The laws of some  states  require  that  certain  purchasers  of securities take physical delivery of such securities.  Such limits and such laws may limit the market for beneficial interests in the Global Notes.

     So long as DTC or its  nominee  is the  registered  owner or  holder of the
Global Notes,  DTC or such nominee,  as the case may be, will be considered  the sole record owner or holder of the Senior Notes represented by such Global Notes for all purposes under the Indenture. No beneficial owners of an interest in the
Global Notes will be able to transfer  that interest  except in accordance  with
DTC's  applicable  procedures,  in  addition  to those  provided  for  under the
Indenture.

     Beneficial   interests  in  the  Global  Notes  will  be   exchangeable  or
transferable,  as the  case  may be,  for  Senior  Notes  in  definitive,  fully registered form  ("Definitive  Notes") only if (i) DTC notifies the Trustee that
DTC is unwilling or unable to continue as  depositary  for such Senior Notes and successor  depositary  is not  appointed  by the Trustee  within 90 days of such notice or (ii) after the  occurrence  and during the  continuance of an Event of
Default,  owners of beneficial interests in the Global Notes (the "Note Owners")
with a principal amount  aggregating not less than a majority of the outstanding principal  amount of the Global Notes advise the  Trustee,  Continental  and DTC through Direct  Participants  in writing that the  continuation  of a book-entry system  through  DTC  (or a  successor  thereto)  is no  longer  in  their  best interests.  (Section  2.5(b))  Upon the  occurrence  of any event  described  in clauses (i) or (ii) of the immediately  preceding sentence,  the Trustee will be required to notify all Direct  Participants  having a beneficial interest in the
Global Notes of the availability of Definitive  Notes.  Upon surrender by DTC of the Global Notes and receipt of instructions  for  re-registration,  the Trustee will  reissue the Senior  Notes as  Definitive  Notes to Note  Owners.  (Section
2.5(d))

     Payments of the  principal  of,  interest  on,  Premium,  if any, and Break
Amount,  if any,  with  respect to, the Global  Notes will be made to DTC or its nominee,  as  the  case  may  be,  as  the  registered  owner  thereof.  Neither
Continental,  the Trustee,  nor any paying agent will have any responsibility or liability for any aspect of the records  relating to or payments made on account of  beneficial  ownership  interests  in the  Global  Notes or for  maintaining, supervising  or  reviewing  any records  relating to such  beneficial  ownership interests.

     Continental expects that DTC or its nominee, upon receipt of any payment of principal  of,  interest on,  Premium,  if any, and Break  Amount,  if any, with respect to, a Global  Note,  will credit the accounts of DTC  Participants  with payments in amounts  proportionate to their respective  beneficial  interests in the principal  amount of such Global Note, as shown on the records of DTC or its nominee. Continental also expects that payments by DTC Participants to owners of beneficial interests in such Global Note held through such DTC Participants will be governed by standing instructions and customary practices, as is now the case with  securities  held for the accounts of customers  registered in the names of nominees for such customers.  Such payments will be the  responsibility  of such
DTC Participants.

     Distributions of principal of, interest on, and Premium,  if any, and Break
Amount,  if any, with respect to,  Definitive  Notes will be made by the Trustee directly  in  accordance  with the  procedures  set forth in the  Indenture,  to holders in whose  names the  Definitive  Notes were  registered  at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee.  The final payment on any Senior Note,  however,  will be made only upon  presentation  and  surrender  of such  Senior Note at the office or agency specified in the notice of final distribution to Senior Noteholders.

     Neither  Continental  nor  the  Trustee  has  any  responsibility  for  the
performance  by  DTC,  DTC  Participants  or  Indirect   Participants  of  their
respective   obligations   under  the  rules  and  procedures   governing  their
operations.

     SAME-DAY SETTLEMENT AND PAYMENT

     As  long as the  Senior  Notes  are  registered  in the  name of DTC or its nominee,  Continental  will make all payments to the Trustee under the Indenture in  immediately  available  funds.  The  Trustee  will  pass  through  to DTC in immediately  available funds all payments received from  Continental,  including the final distribution of principal with respect to the Senior Notes.

     Any Senior Notes registered in the name of DTC or its nominee will trade in
DTC's  Same-Day  Funds  Settlement  System  until  maturity.  DTC  will  require secondary  market trading  activity in the Senior Notes to settle in immediately available funds. Continental cannot give any assurance as to the effect, if any, of settlement in same-day funds on trading activity in the Senior Notes.

                      DESCRIPTION OF THE SUBORDINATED NOTES

     The following  summary  describes terms of the Subordinated  Notes that are material  to a holder  of Senior  Notes.  The  summary  does not  purport  to be complete. We urge you to read the Subordinated Notes and the Operative Documents for  additional  detail  and  further  information  because  they,  and not this description,  define your rights. Each of the Operative Documents has been filed as an exhibit to the Registration  Statement and is available as set forth under
"Where You Can Find More Information". The references to Sections in parentheses in the following summary are to the relevant Sections of the Indenture.

GENERAL

     On May 9, 2003 (the "Subordinated Notes Issuance Date"), Continental issued the Subordinated  Notes under the Indenture.  The Subordinated Notes are secured by a lien on the Collateral.  The  Subordinated  Notes rank junior to the Senior
Notes (including amounts owed to the Policy Provider and the Liquidity Provider)
with respect to payments received from Continental, proceeds from liquidation of the Collateral and otherwise.

PAYMENTS OF PRINCIPAL AND INTEREST

     The  Subordinated  Notes are limited to  $100,000,000  of  principal in the aggregate.  Subject to the  provisions of the  Indenture,  the entire  principal amount of the  Subordinated  Notes is scheduled  to be paid to the  Subordinated
Noteholders on the Final Scheduled Payment Date.

     Interest accrues on the unpaid principal amount of each  Subordinated  Note at LIBOR plus 7.50% (plus, if applicable,  0.50% during the periods specified in the registration rights agreement applicable to the Subordinated Notes). Accrued interest on the  Subordinated  Notes is payable on March 6, June 6,  September 6 and  December  6 of each year or, if not a  Business  Day,  the next  succeeding
Business Day,  commencing on June 6, 2003. Such accrued interest will be paid to holders of record on the 15th day preceding the  applicable  Scheduled  Interest
Payment Date.  Interest on the  Subordinated  Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid,  from the
Subordinated  Notes  Issuance  Date.  Interest  on  the  Subordinated  Notes  is
calculated on the basis of the actual number of days elapsed over a 360-day year and shall accrue with respect to the first but not the last day of each Interest
Period. If any date scheduled for a payment of principal, interest, Subordinated
Notes  Premium,  if any, or Break  Amount,  if any, is not a Business  Day, such payment will be made on the next succeeding  Business Day, and interest shall be added for such additional period. (Section 2A.7)

     The Subordinated Notes do not have the benefit of a Liquidity Facility or a
Policy.

REDEMPTION

     The Subordinated  Notes may not be redeemed by Continental  prior to May 9,
2004.  The  Subordinated  Notes may be  redeemed  at any time on or after May 9,
2004, in whole or (so long as no Payment Default has occurred and is continuing)
in part (in any integral  multiple of $1,000) by  Continental at its sole option at a  redemption  price  equal to the sum of 100% of the  principal  amount  of, accrued and unpaid  interest on, and Break Amount,  if any, with respect to, the redeemed  Subordinated  Notes  to and  including  the  date  of  redemption.  In addition,  if a Subordinated  Note is redeemed before the fourth  anniversary of the Subordinated  Notes Issuance Date (except in connection with a redemption to satisfy the  maximum  Collateral  Ratio or minimum  Rotable  Ratio  requirements discussed  under  "Description of the Senior  Notes--Collateral--Appraisals  and
Maintenance  of  Ratios"),  such  redemption  price will  include a premium (the
"Subordinated Notes Premium") equal to the following percentage of the principal amount of such Subordinated  Note: (i) if redeemed before the second anniversary of the Subordinated Notes Issuance Date, 3.0%; (ii) if redeemed on or after such second  anniversary and before the third  anniversary of the Subordinated  Notes
Issuance Date,  2.0%;  and (iii) if redeemed on or after such third  anniversary and before the fourth anniversary of the Subordinated Notes Issuance Date, 1.0%.
Notwithstanding the foregoing, so long as the Policy Provider is the Controlling
Party, no such redemption may be made if an Event of Default has occurred and is continuing or if the Senior Collateral Ratio or Senior Rotable Ratio is not then satisfied  (after  giving  effect to any  concurrent  redemption  of the  Senior
Notes), unless the Policy Provider shall otherwise agree. (Section 4.1)

     If  Continental  gives notice of  redemption  but fails to pay when due all amounts  necessary to effect such  redemption,  such redemption  shall be deemed revoked and no amount  shall be due as a result of notice of  redemption  having been given.

COLLATERAL

     The  Subordinated  Notes  are  secured  by a lien  on the  Collateral.  See
"Description of the Senior Notes--Collateral".

                      DESCRIPTION OF THE LIQUIDITY FACILITY

     The  following  summary  describes  the  material  terms  of the  Liquidity
Facility  and certain  provisions  of the  Indenture  relating to the  Liquidity
Facility.  The summary does not purport to be complete.  We urge you to read the
Liquidity   Facility  and  the  Indenture  for  additional  detail  and  further information because they, and not this description,  define your rights. Each of the  Liquidity  Facility and the  Indenture  has been filed as an exhibit to the
Registration  Statement  and is available as set forth under "Where You Can Find
More Information".

GENERAL

     Morgan Stanley Capital Services Inc. (the "Liquidity Provider") has entered into a revolving  credit  agreement (the "Liquidity  Facility") with the Trustee with respect to the Senior Notes. The Subordinated Notes do not have the benefit of a Liquidity Facility.

     On any  Distribution  Date,  if, after giving  effect to the  subordination provisions of the Indenture,  the Trustee does not have sufficient funds for the payment of interest on the Senior Notes,  the Liquidity  Provider is required to make an  advance  (an  "Interest  Drawing")  in the  amount  needed  to fund the interest  shortfall  (calculated  assuming  that  Continental  will not cure the nonpayment of interest) up to the Maximum Available Commitment.

     The  maximum  amount of Interest  Drawings  available  under the  Liquidity
Facility  will be  sufficient to pay interest on the Senior Notes on up to eight consecutive  quarterly  Interest  Payment  Dates  at the  Stated  Interest  Rate
(calculated assuming that Continental will not cure any nonpayment of interest).
If  interest  payment  defaults  occur  which  exceed the amount  covered by and available under the Liquidity  Facility,  the Senior Noteholders will bear their allocable  share of the  deficiencies  to the  extent  that  there  are no other sources of funds. The initial Liquidity  Provider may be replaced by one or more other entities under certain circumstances.

DRAWINGS

     The aggregate  amount  available  under the Liquidity  Facility at March 6,
2003,   the  first   Interest   Payment  Date  after  the  Issuance   Date,  was
$48,733,333.33.

     Except as otherwise  provided  below,  the Liquidity  Facility  enables the
Trustee  to  make  Interest  Drawings   thereunder  promptly  on  or  after  any
Distribution Date if, after giving effect to the subordination provisions of the
Indenture, there are insufficient funds available to the Trustee to pay interest then due and payable on the Senior Notes at the Stated Interest Rate (calculated assuming that Continental  will not cure any nonpayment of interest);  provided, however,  that the maximum  amount  available  to be drawn  under the  Liquidity
Facility  on any  Distribution  Date to fund any  shortfall  of  interest on the
Senior Notes will not exceed the then Maximum Available Commitment.

     The "Maximum  Available  Commitment"  at any time is an amount equal to the then Required Amount of the Liquidity Facility less the aggregate amount of each
Interest Drawing outstanding thereunder at such time, provided that, following a
Non-Extension  Drawing,  a  Downgrade  Drawing or a Final  Drawing,  the Maximum
Available Commitment shall be zero.

     The  "Required  Amount"  will  be  equal,  on any  day,  to the  sum of the aggregate amount of interest, calculated at the Capped Interest Rate, that would be  payable  on the  Senior  Notes on each of the  eight  consecutive  quarterly
Interest  Payment  Dates  immediately  following  such day or, if such day is an
Interest Payment Date, on such day and the succeeding  seven quarterly  Interest
Payment Dates, in each case calculated on the  outstanding  aggregate  principal amount of the Senior  Notes on such day and without  regard to  expected  future payments of principal.

     "Capped Interest Rate" is 12% per annum.

     The Liquidity Facility does not provide for drawings  thereunder to pay for principal of, or Premium,  if any, or Break Amount, if any, with respect to, the

Senior  Notes,  any interest  thereon in excess of an amount equal to eight full quarterly  installments  of  interest  calculated  at the Capped  Interest  Rate thereon  or any  amount  with  respect  to the  Subordinated  Notes.  (Liquidity
Facility, Section 2.02; Indenture, Section 3.5)

     Each  payment by the  Liquidity  Provider  reduces  by the same  amount the
Maximum Available Commitment, subject to reinstatement as hereinafter described.
With respect to any  Interest  Drawings,  upon  reimbursement  of the  Liquidity
Provider  in full or in part  for the  amount  of such  Interest  Drawings  plus interest  thereon,  the Maximum  Available  Commitment  will be reinstated to an amount not to exceed the then Required Amount.  However,  the Liquidity Facility will not be so reinstated at any time if (i) the Senior Notes are Non-Performing and a Liquidity  Event of Default  shall have occurred and be continuing or (ii)
the Liquidity Provider  Reimbursement Date has occurred. Any amounts paid by the
Policy  Provider to the Liquidity  Provider as described in  "Description of the
Senior  Notes--Controlling  Party" or  "Description of the Policy and the Policy
Provider Agreement--Liquidity Provider Drawing" will not reinstate the Liquidity
Facility but any  reimbursement  of such amounts received by the Policy Provider under the distribution  provisions of the Indenture will reinstate the Liquidity
Facility  to the extent of such  reimbursement  unless (i) the Senior  Notes are
Non-Performing  and a  Liquidity  Event of Default  shall have  occurred  and be continuing or (ii) the Liquidity Provider Reimbursement Date has occurred.  With respect to any other drawings under the Liquidity Facility, amounts available to be drawn thereunder are not subject to  reinstatement.  The Required Amount will be automatically  reduced from time to time to an amount equal to the next eight successive  quarterly  interest payments due on the Senior Notes (without regard to  expected  future  payments  of  principal)  at  the  Capped  Interest  Rate.
(Liquidity  Facility,  Section  2.04(a);  Indenture,  Section  3.5(j))  Upon the
occurrence of the Liquidity  Provider  Reimbursement  Date, no further  drawings under the Liquidity Facility will be permitted.

     If at any  time the  short-term  unsecured  debt  rating  of the  Liquidity
Provider  Guarantor  then issued by either Moody's or Standard & Poor's is lower than the Threshold Rating or the Liquidity Provider Guarantor's guarantee ceases to be in full  force and  effect or  becomes  invalid  or  unenforceable  or the
Liquidity Provider Guarantor denies its liability thereunder,  and the Liquidity
Facility  is not  replaced  with a  Replacement  Facility  within ten days after notice of such  downgrading  or such  event  and as  otherwise  provided  in the
Indenture,  the Liquidity  Facility will be drawn in full up to the then Maximum
Available  Commitment  (the  "Downgrade  Drawing").  The proceeds of a Downgrade
Drawing will be deposited into a cash collateral  account (the "Cash  Collateral
Account")  and used for the same purposes and under the same  circumstances  and subject to the same  conditions as cash payments of Interest  Drawings under the
Liquidity  Facility  would  be  used.  (Liquidity  Facility,   Section  2.02(c);
Indenture,  Section 3.5(c)) If a qualified  Replacement Facility is subsequently provided,  the  balance  of the Cash  Collateral  Account  will be repaid to the replaced Liquidity Provider.

     A  "Replacement  Facility"  means an  irrevocable  liquidity  facility  (or liquidity  facilities)  in  substantially  the  form of the  replaced  Liquidity
Facility,  including reinstatement  provisions, or in such other form (which may include a letter of credit) as shall permit the Rating  Agencies with respect to the Senior Notes to confirm in writing its ratings then in effect for the Senior
Notes  (before  downgrading  of  such  ratings,  if  any,  as a  result  of  the downgrading of the Liquidity  Provider but without regard to the Policy),  which shall have been consented to by the Policy Provider,  which consent shall not be unreasonably  withheld or delayed,  in a face  amount (or in an  aggregate  face amount)  equal to the amount of  interest  payable  on the Senior  Notes (at the
Capped  Interest  Rate  and  without  regard  to  expected  future  payments  of principal) on the eight Interest Payment Dates following the date of replacement of the Liquidity  Facility and issued by a person (or persons) having  unsecured short-term  debt rating or issuer credit  rating,  as the case may be, issued by each of  Moody's  and  Standard & Poor's  which are equal to or higher  than the
Threshold  Rating.  (Indenture,  Appendix  I) The  provider  of any  Replacement
Facility  will have the same rights  (including,  without  limitation,  priority distribution  rights and rights as  "Controlling  Party") under the Indenture as the initial Liquidity Provider.

     "Threshold  Rating" means the  short-term  unsecured  debt rating of P-1 by
Moody's Investors Service, Inc. ("Moody's") and A-1 by Standard & Poor's Ratings
Services, a division of The McGraw Hill Companies, Inc. ("Standard & Poor's").

         The  Liquidity   Facility   provides  that  the  Liquidity   Provider's
obligations  thereunder  will  expire on the  earliest  of:

     o    364 days after the Issuance Date (counting  from,  and including,  the
          Issuance Date).

     o    The date on which the  Trustee  delivers to the  Liquidity  Provider a certification that all of the Senior Notes have been paid in full.

     o    The date on which the  Trustee  delivers to the  Liquidity  Provider a certification  that a Replacement  Facility has been  substituted  for such Liquidity Facility.

     o    The  fifth  Business  Day  following  receipt  by  the  Trustee  of  a
          Termination  Notice  from the  Liquidity  Provider  (see  "--Liquidity
          Events of Default and Termination").

     o    The date on which no  amount is or may (by  reason  of  reinstatement)
          become  available  for drawing  under the  Liquidity  Facility.

     o    The occurrence of the Liquidity Provider Reimbursement Date.

     The Liquidity Facility provides that it will be automatically  extended for additional  364-day periods unless the Liquidity  Provider  notifies the Trustee that it does not agree to such extension.

     The Indenture  provides for the  replacement  of the Liquidity  Facility if such  Liquidity  Facility is scheduled to expire  earlier than 15 days after the
Final Legal Maturity Date and the Liquidity Facility is not extended at least 25 days prior to its then scheduled  expiration date. If the Liquidity  Facility is not so  extended  or  replaced  by the  25th day  prior  to its  then  scheduled expiration  date,  the  Liquidity  Facility will be drawn in full up to the then
Maximum Available Commitment (the "Non-Extension  Drawing"). The proceeds of the
Non-Extension  Drawing will be deposited in the Cash Collateral  Account as cash collateral  to be used for the same  purposes and under the same  circumstances, and subject to the same conditions,  as cash payments of Interest Drawings under the Liquidity  Facility would be used.  (Liquidity  Facility,  Section  2.02(b);
Indenture, Section 3.5(d))

     Subject to certain limitations, Continental may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility (including,
without  limitation,   any  Replacement  Facility  described  in  the  following
sentence).  In addition, if the Liquidity Provider shall determine not to extend the Liquidity Facility,  then the Liquidity Provider may, at its option, arrange for a  Replacement  Facility to replace the  Liquidity  Facility  (i) during the period  no  earlier  than 40 days  and no later  than 25 days  prior to the then scheduled  expiration date of the Liquidity  Facility and (ii) at any time after such scheduled  expiration  date. The Liquidity  Provider may also arrange for a
Replacement  Facility  to replace  the  Liquidity  Facility  at any time after a
Downgrade  Drawing  thereunder.  If any Replacement  Facility is provided at any time after a Downgrade Drawing or a Non-Extension  Drawing, the funds on deposit in the Cash Collateral  Account will be returned to the Liquidity Provider being replaced. (Indenture, Section 3.5(e))

     Upon  receipt by the Trustee of a  Termination  Notice  from the  Liquidity
Provider,  the Trustee shall request a final drawing (a "Final  Drawing")  under the  Liquidity  Facility  in an  amount  equal  to the  then  Maximum  Available
Commitment  thereunder.  The Trustee will hold the proceeds of the Final Drawing in the  Cash  Collateral  Account  as cash  collateral  to be used  for the same purposes and under the same  circumstances,  and subject to the same conditions, as cash  payments of Interest  Drawings  under the Liquidity  Facility  would be used. (Liquidity Facility, Section 2.02(d); Indenture, Section 3.5(i))

     Drawings  under the  Liquidity  Facility  will be made by  delivery  by the
Trustee of a certificate  in the form required by the Liquidity  Facility.  Upon receipt of such a  certificate,  the  Liquidity  Provider is  obligated  to make payment of the drawing  requested  thereby in immediately  available funds. Upon payment by the Liquidity  Provider of the amount  specified in any drawing under the Liquidity  Facility,  the Liquidity Provider will be fully discharged of its obligations  under the Liquidity  Facility with respect to such drawing and will not  thereafter  be obligated to make any further  payments  under the Liquidity
Facility in respect of such drawing to the Trustee or any other person.

REIMBURSEMENT OF DRAWINGS

     The Trustee must  reimburse  amounts drawn under the Liquidity  Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension
Drawing and interest thereon,  but only to the extent that the Trustee has funds available therefor.

   INTEREST DRAWINGS AND FINAL DRAWINGS

     Amounts  drawn by reason of an Interest  Drawing or Final Drawing under the
Liquidity  Facility will be immediately due and payable,  together with interest on the amount of such drawing.  From the date of the drawing to (but  excluding)
the third business day following the Liquidity  Provider's receipt of the notice of such Interest  Drawing,  interest will accrue at the Base Rate plus 2.00% per annum.  Thereafter,  interest  will accrue at Liquidity  Facility  LIBOR for the applicable  interest  period  plus  2.00%  per  annum.  In the case of the Final
Drawing,  however,  the Trustee may  convert  the Final  Drawing  into a drawing bearing  interest  at the Base Rate  plus  2.00% per annum on the last day of an interest period for such Drawing.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time,  which rate per annum  shall at all times be equal to (a) the  weighted average of the rates on overnight Federal funds transactions with members of the
Federal Reserve System arranged by Federal funds brokers,  as published for such day (or, if such day is not a business day, for the next preceding business day)
by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the  quotations  for such day for such  transactions  received by the Liquidity  Provider from three Federal funds brokers of  recognized  standing  selected  by it, plus (b)  one-quarter  of one percent (1/4 of 1%).

     "Liquidity  Facility LIBOR" means, with respect to any interest period, (i)
the  rate  per  annum   appearing   on  display  page  3750   (British   Bankers
Association--LIBOR)  of the Dow  Jones  Markets  Service  (or any  successor  or substitute therefor) at approximately 11:00 a.m. (London time) two business days before the first day of such interest  period,  as the rate for dollar  deposits with a  maturity  comparable  to such  interest  period,  or  (ii)  if the  rate calculated  pursuant to clause (i) above is not available,  the average (rounded upwards,  if necessary,  to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant  interest period by three banks of  recognized  standing  selected  by the  Liquidity  Provider  in  the  London interbank  market at  approximately  11:00 a.m.  (London time) two business days before the first day of such interest period in an amount approximately equal to the principal  amount of the LIBOR  Advance to which such interest  period is to apply and for a period comparable to such interest period.

   DOWNGRADE DRAWINGS AND NON-EXTENSION DRAWINGS

     The amount  drawn  under the  Liquidity  Facility  by reason of a Downgrade
Drawing or a Non-Extension Drawing will be treated as follows:

     o    Such amount will be released on any Distribution Date to the Liquidity
          Provider to the extent that such amount exceeds the Required Amount.

     o    Any portion of such amount withdrawn from the Cash Collateral  Account to pay interest on the Senior Notes will be treated in the same way as
          Interest Drawings.

     o    The  balance of such  amount  will be  invested  in certain  specified eligible investments.

     Any  Downgrade  Drawing,  other  than any  portion  thereof  applied to the payment of  interest  on the Senior  Notes,  will bear  interest  (x) subject to clause (y) below, at a rate equal to Liquidity Facility LIBOR for the applicable interest period plus a specified  margin on the outstanding  amount from time to time of such Downgrade Drawing and (y) from and after the date, if any, on which it is  converted  into a Final  Drawing as  described  below under  "--Liquidity
Events of Default and Termination",  at a rate equal to Liquidity Facility LIBOR for the  applicable  interest  period (or, as described  in the first  paragraph under  "--Interest  Drawings and Final Drawings",  the Base Rate) plus 2.00% per annum.

     Any  Non-Extension  Drawing,  other than any portion thereof applied to the payment of  interest  on the Senior  Notes,  will bear  interest  (x) subject to clause (y)  below,  in an amount  equal to the  investment  earnings  on amounts deposited  in the  Cash  Collateral  Account  plus  a  specified  margin  on the outstanding amount from time to time of such Non-Extension  Drawing and (y) from and after the date,  if any, on which it is  converted  into a Final  Drawing as described below under "--Liquidity Events of Default and Termination", at a rate equal to Liquidity  Facility  LIBOR for the applicable  interest  period (or, as described in the first paragraph under "--Interest Drawings and Final Drawings", the Base Rate) plus 2.00% per annum.

LIQUIDITY EVENTS OF DEFAULT AND TERMINATION

     Events of default under the Liquidity Facility (each, a "Liquidity Event of
Default") consist of:

     o    The acceleration of the Senior Notes.

     o    Certain bankruptcy or similar events involving Continental. (Liquidity
          Facility, Section 1.01)

     If any Liquidity  Event of Default has occurred and is  continuing  and the
Senior Notes are Non-Performing,  the Liquidity Provider may, in its discretion, give a notice of termination of the Liquidity Facility (a "Termination Notice").
The Termination Notice will have the following consequences:

     o    The Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Trustee.

     o    The Trustee will promptly  request,  and the  Liquidity  Provider will make, a Final Drawing in an amount equal to the then Maximum Available
          Commitment.

     o    Any drawing remaining  unreimbursed as of the date of termination will be automatically  converted into a Final Drawing.

     o    All amounts  owing to the  Liquidity  Provider  automatically  will be accelerated.

     Notwithstanding the foregoing, the Trustee will be obligated to pay amounts owing to the Liquidity  Provider only to the extent of funds available  therefor after giving effect to the payments in accordance  with the provisions set forth under "Description of the Senior  Notes--Priority of Distributions".  (Liquidity
Facility,   Section  6.01)  Upon  the   circumstances   described   above  under
"Description of the Senior  Notes--Remedies",  the Liquidity Provider may become the  Controlling  Party  with  respect to the  exercise  of  remedies  under the
Indenture. (Indenture, Section 3.8(c))

     Upon the  occurrence  of the Liquidity  Provider  Reimbursement  Date,  the
Liquidity Facility will automatically expire, any drawing remaining unreimbursed as of such date will be  automatically  converted  into a Final  Drawing and all amounts owing to the Liquidity Provider  automatically  will be accelerated.  On and after such date, no drawings under the Liquidity Facility will be permitted.

LIQUIDITY PROVIDER

     The  initial  Liquidity  Provider  for the Senior  Notes is Morgan  Stanley
Capital  Services Inc. The obligations of Morgan Stanley  Capital  Services Inc.
have been  guaranteed  by Morgan  Stanley,  its parent  company (the  "Liquidity
Provider  Guarantor").  Morgan Stanley has short-term  unsecured debt ratings of
P-1 from Moody's and A-1 from Standard & Poor's.

           DESCRIPTION OF THE POLICY AND THE POLICY PROVIDER AGREEMENT

     The  following  summary  describes  the  material  terms of the  Policy and certain  provisions  of the Policy  Provider  Agreement.  The  summary  does not purport to be complete. We urge you to read the Policy for additional detail and further information  because it, and not this description,  defines your rights.
The Policy has been filed as an  exhibit to the  Registration  Statement  and is available as set forth under "Where You Can Find More Information".

THE POLICY

     The Policy  Provider has issued a certificate  guarantee  insurance  policy
(the "Policy") in favor of the Trustee for the benefit of the Senior Noteholders and the Liquidity Provider.  The Subordinated Notes do not have the benefit of a
Policy.

     Drawings   under  the  Policy  may  be  made   under  the   following   six
circumstances:

   INTEREST DRAWINGS

     If on any Distribution  Date (other than the date on which a Policy Drawing is made as  described in  "--Proceeds  Deficiency  Drawing",  "--Non-Performance
Drawing" or "--Final Policy  Drawing") after giving effect to the  subordination provisions of the Indenture and to the application of any drawing paid under the
Liquidity  Facility  in respect  of  interest  due on the  Senior  Notes on such
Distribution  Date and any withdrawal of funds from the Cash Collateral  Account in respect of such interest (collectively,  "Prior Funds"), the Trustee does not then have  sufficient  funds  available  for the  payment of all amounts due and owing in respect of accrued  interest on the Senior Notes at the Stated Interest
Rate (without  giving effect to any  acceleration  and calculated  assuming that
Continental will not cure the nonpayment of interest), the Trustee is to request a Policy Drawing under the Policy in an amount  sufficient to enable the Trustee to pay such accrued interest.

   PROCEEDS DEFICIENCY DRAWING

     If on any Distribution  Date (other than the date on which a Policy Drawing is made as described in "--Non-Performance Drawing" or "--Final Policy Drawing")
established  by the Trustee by reason of its  receipt of a payment  constituting the proceeds from the sale of Pledged Spare Parts  comprising all of the Pledged
Spare Parts  subject to the lien of the  Security  Agreement at the time of such sale, after giving effect to the  subordination  provisions of the Indenture and to the  application  of Prior Funds,  the Trustee does not then have  sufficient funds available for the payment in full of the then outstanding principal amount of the Senior Notes  together  with accrued and unpaid  interest  thereon at the
Stated Interest Rate  (calculated  assuming that  Continental  will not cure the nonpayment  of interest and  excluding  any accrued and unpaid  Premium or Break
Amount)  (collectively,  the "Outstanding  Amount"), the Trustee is to request a
Policy Drawing under the Policy in an amount sufficient to enable the Trustee to pay the Outstanding Amount.

   NON-PERFORMANCE DRAWING

     If a Payment  Default exists under the Senior Notes (without  giving effect to any  acceleration  or any  payments by the  Liquidity  Provider or the Policy
Provider)  for  eight   consecutive   Interest   Periods   (such   period,   the
"Non-Performing  Period")  (regardless  of whether any proceeds from the sale of any Collateral are  distributed by the Trustee during such period) and continues to exist on the Interest  Payment Date on which such eighth Interest Period ends
(or, if such Interest Payment Date falls within the applicable  period specified in the proviso to the definition of "Non-Performing",  continues to exist on the
Business Day immediately  following such period (the "Relevant  Date")),  and on the 25th day  following  such  Interest  Payment  Date or,  if  applicable,  the
Relevant  Date (or, if such 25th day is not a Business  Day,  the next  Business
Day)  (the   "Non-Performance   Payment   Date")  after  giving  effect  to  the
subordination provisions of the Indenture and to the application of Prior Funds, the Trustee does not then have  sufficient  funds  available  for the payment in full of the Outstanding  Amount as of the  Non-Performance  Payment Date, unless the Policy  Provider  shall have paid on any day prior  thereto the  Outstanding
Amount as of such day pursuant to a Policy  Drawing as described in  "--Proceeds
Deficiency  Drawing" or "--Final  Policy  Drawing",  the Trustee is to request a

Policy Drawing under the Policy in an amount sufficient to enable the Trustee to pay such Outstanding Amount. If the Non-Performance Payment Date is established, the  Trustee  shall  send  to the  Senior  Noteholders  written  notice  thereof promptly,  but no later than three  Business  Days,  after the occurrence of the
Interest Payment Date on which the Non-Performing Period ends or, if applicable, the Relevant Date.

     Notwithstanding  the  foregoing,  if the  Non-Performance  Payment  Date is scheduled to occur prior to the Final Scheduled Payment Date,  instead of paying such amount on the  Non-Performance  Payment Date,  the Policy  Provider may, so
long as no Policy Provider  Default is continuing,  elect (the "Policy  Provider
Election"),  by  giving  notice  to the  Trustee  at least 10 days  prior to the
Non-Performance  Payment Date,  to pay:

     o    Any shortfall on the Non-Performance Payment Date in funds required to pay accrued interest on the Senior Notes.

     o    Thereafter,  on  each  Distribution  Date,  an  amount  equal  to  the scheduled principal (on the Final Scheduled Payment Date) and interest
          (without  regard to any  acceleration  thereof)  payable on the Senior
          Notes on such Distribution Date.

     Notwithstanding  the Policy Provider Election,  the Policy Provider may, on
any  Business  Day (which shall be a  Distribution  Date)  elected by the Policy
Provider  upon 20 days'  notice,  cause the Trustee to make a drawing  under the
Policy for an amount equal to the  Outstanding  Amount as of such day.  Further, notwithstanding  the Policy Provider  Election,  upon the occurrence of a Policy
Provider Default,  the Trustee shall, on any Business Day elected by the Trustee upon 20 days' notice to the Policy Provider, make a drawing under the Policy for an amount equal to the Outstanding Amount as of such day.

   FINAL POLICY DRAWING

     If  on  the  Final  Legal  Maturity  Date,   after  giving  effect  to  the
subordination  provisions of the Indenture and to the  application  of any Prior
Funds,  unless the Policy  Provider shall have paid on any day prior thereto the
Outstanding  Amount  as of  such  day as  described  in  "--Proceeds  Deficiency
Drawing"  or  "--Non-Performance  Drawing",  the  Trustee  does  not  then  have sufficient funds available for the payment in full of the Outstanding  Amount as of such date,  the Trustee is to request a Policy Drawing under the Policy in an amount sufficient to enable the Trustee to pay such Outstanding Amount.

   AVOIDANCE DRAWING

     If, at any time,  the Trustee has actual  knowledge  of the issuance of any
Final Order, the Trustee is to give prompt notice to the Liquidity  Provider and the Policy  Provider of such Final  Order and,  prior to the  expiration  of the
Policy,  to request a Policy  Drawing for the  relevant  Avoided  Payment and to deliver  to the  Policy  Provider a copy of the  documentation  required  by the
Policy with respect to such Final Order.  To the extent that any portion of such
Avoided  Payment  is to be  paid  to the  Trustee  (and  not  to  any  receiver, conservator,  debtor-in-possession  or trustee in  bankruptcy as provided in the
Policy), the Trustee shall establish as a Distribution Date the date that is the earlier of three  Business  Days after the date of the  expiration of the Policy and the Business Day that immediately follows the 25th day after that notice for distribution of such portion of the proceeds of such Policy Drawing.

   LIQUIDITY PROVIDER DRAWING

     On or after the  Business Day which is 24 months from the earliest to occur of (1) the date on which an  Interest  Drawing  shall  have been made  under the
Liquidity Facility and remains unreimbursed from payments made by Continental at the end of such 24-month  period,  (2) the date on which any Downgrade  Drawing,
Non-Extension  Drawing  or  Final  Drawing  that  was  deposited  into  the Cash
Collateral  Account  shall  have been  applied to pay any  scheduled  payment of interest on the Senior  Notes and remains  unreimbursed  from  payments  made by
Continental at the end of such 24-month  period and (3) the date on which all of the Senior Notes have been  accelerated  and remain unpaid by Continental at the end of such 24-month period (in each case,  disregarding any reimbursements from payments by the Policy  Provider and from  proceeds  from the sale of Collateral distributed by the Trustee during such 24-month  period) (such Business Day, the
"Liquidity  Provider  Reimbursement  Date"),  the Policy Provider (upon 20 days'

prior  notice  from the  Trustee on behalf of the  Liquidity  Provider)  will be required  to honor  drawings  under the  Policy by the  Trustee on behalf of the
Liquidity  Provider for all outstanding  drawings under the Liquidity  Facility, together with interest thereon.

GENERAL

     All requests by the Trustee for a Policy  Drawing  under the Policy  (other than a Policy Drawing as described in "--Liquidity  Provider Drawing") are to be made by it no later than 1:00 p.m.  (New York City time) on (or,  in the case of any Avoided  Payment,  at least  three  Business  Days prior to) the  applicable
Distribution  Date and in the form  required by the Policy and  delivered to the
Policy  Provider  in  accordance  with the  Policy.  All  proceeds of any Policy
Drawing  under  the  Policy  (other  than  a  Policy  Drawing  as  described  in
"--Liquidity  Provider  Drawing")  by the  Trustee  are to be  deposited  by the
Trustee in a separate  policy  account and from there  distributed to the Senior
Noteholders without regard to the subordination  provisions of the Indenture. In the case of any Avoided  Payments,  however,  all or part of the Policy  Drawing
will   be   paid   directly   to   the   bankruptcy    receiver,    conservator,
debtor-in-possession or trustee to the extent such amounts have not been paid by the Senior  Noteholders.  If any request for a Policy Drawing is rejected as not meeting the requirements of the Policy,  the Trustee is to resubmit such request so as to meet such requirements.

     The Policy provides that if such a request for a Policy Drawing is properly submitted  or  resubmitted  it will pay to the Trustee for deposit in a separate policy account the  applicable  payment under the Policy no later than 3:00 p.m.
on the  later of the  relevant  Distribution  Date and the date the  request  is received by the Policy Provider (if the request is received by 1:00 p.m. on such date) or the next Business Day (if the request is received after that time).

     Once any  payment  under the  Policy  is paid to the  Trustee,  the  Policy
Provider will have no further obligation in respect of such payment.  THE POLICY
PROVIDER  SHALL NOT BE REQUIRED  TO MAKE ANY PAYMENT  EXCEPT AT THE TIMES AND IN
THE AMOUNTS AND UNDER THE CIRCUMSTANCES EXPRESSLY SET FORTH IN THE POLICY.

     The  Policy  does not cover (i)  shortfalls,  if any,  attributable  to the liability of the Trustee for withholding  taxes, if any (including  interest and penalties in respect of that  liability),  (ii) any interest on the Senior Notes in excess of the Capped Interest Rate,  (iii) any Premium or other  acceleration payment payable in respect of the Senior Notes,  (iv) any Break Amount,  (v) any
failure of the Trustee to make any payment  due to the Senior  Noteholders  from funds received or (vi) any amount with respect to the Subordinated Notes.

     The Policy Provider's obligation under the Policy will be discharged to the extent that funds are  received by the  Trustee for  distribution  to the Senior
Noteholders, whether or not the funds are properly distributed by the Trustee.

     The Policy is noncancellable. The Policy expires and terminates without any action on the part of the Policy  Provider or any other  person on the date (the
"Termination Date") that is one year and one day following the date on which the
Outstanding Amount is paid on the Senior Notes, unless an Insolvency  Proceeding has commenced and has not been concluded or dismissed on the  Termination  Date, in which case on the later of (i) the date of the  conclusion  or  dismissal  of such Insolvency Proceeding without continuing  jurisdiction by the court in such
Insolvency  Proceeding  and (ii) the date on which the Policy  Provider has made all  payments  required  to be made under the terms of such Policy in respect of
Avoided  Payments.  No portion of the premium under the Policy is refundable for any reason including payment or provision being made for payment.

     The Policy is issued under and  pursuant to, and shall be construed  under, the laws of the State of New York.

DEFINITIONS

     "Avoided  Payment"  means with  respect  to the  Policy any amount  paid or required to be paid thereunder  that is voided under any applicable  bankruptcy, insolvency,  receivership or similar law in an Insolvency Proceeding,  and, as a result of which, the Trustee, the Liquidity Provider or any Senior Noteholder is
required  to return all or any  portion of such voided  payment  (including  any disgorgement  from the Senior  Noteholders or the Liquidity  Provider  resulting from an  Insolvency  Proceeding  whether such  disgorgement  is  determined on a theory of  preferential  conveyance or  otherwise)  in accordance  with a final, non-appealable order of a court of competent jurisdiction.

     "Final  Order" means the order  referred to in the  definition  of the term
"Avoided Payment".

     "Insolvency Proceeding" means the commencement, after the Issuance Date, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar  proceedings by or against  Continental or the
Liquidity  Provider  and the  commencement,  after  the  Issuance  Date,  of any proceedings  by  Continental  or the  Liquidity  Provider  for the winding up or liquidation  of its affairs or the  consent,  after the  Issuance  Date,  to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency,  readjustment  of debt,  reorganization,  marshalling  of assets and liabilities  or  similar  proceedings  of or  relating  to  Continental  or  the
Liquidity Provider.

THE POLICY PROVIDER AGREEMENT

     The  Trustee,  Continental  and the Policy  Provider  have  entered into an insurance and indemnity agreement (the "Policy Provider  Agreement") pursuant to which  Continental  has agreed to reimburse the Policy Provider for amounts paid pursuant  to claims  made under the  Policy.  Pursuant  to the  Policy  Provider
Agreement,  Continental has agreed to pay the Policy Provider a premium based on the  outstanding  principal of the Senior Notes and a fee in connection with any prepayment of the Senior Notes and to reimburse the Policy  Provider for certain expenses.

                          DESCRIPTION OF THE APPRAISAL

     SH&E, an independent  aviation  appraisal and consulting firm, has prepared an appraisal of the spare parts  included in the  Collateral  as of December 25,
2002. A letter, dated January 24, 2003, summarizing such appraisal is annexed to this  Prospectus  as  Appendix  II.  The  appraisal  is  subject  to a number of assumptions  and  limitations  and  was  prepared  based  on  certain  specified methodologies.  In  preparing  its  appraisal,  SH&E  conducted  only a  limited physical  inspection  of certain  locations at which  Continental  maintains the spare parts.  An appraisal that is subject to other  assumptions and limitations and based on other  methodologies  may result in valuations  that are materially different from those contained in SH&E's appraisal.

     The spare  parts  included  in the  Collateral  fall  into two  categories,
"rotables" and "expendables".  Rotables are parts that wear over time and can be repeatedly restored to a serviceable  condition over a period  approximating the life of the flight  equipment  to which they relate  ("Rotables").  For example,
thrust  reversers,   auxiliary  power  units  and  landing  gear  are  Rotables.
Expendables consist of parts that can be restored to a serviceable condition but have a life less than the related flight  equipment and parts that generally are used once and thereby  consumed or  thereafter  discarded.  For example,  engine cowlings,  engine blades and duct assemblies are repairable expendable parts and bolts,  screws,  tubes and hoses are consumable  expendable parts. Spare engines are not included in the Collateral. Set forth below is certain information about the spare parts of the types included in the Collateral and the appraised  value of such spare parts set forth in SH&E's appraisal referred to above:

                                        SPARE PARTS QUANTITY(1)
                                   --------------------------------------
        AIRCRAFT MODEL             EXPENDABLES    ROTABLES         TOTAL      APPRAISED VALUE
        --------------             -----------    --------     ----------     ---------------
737-700....................            877               24            901
737-700/800................        278,912            6,942        285,854
737-800....................          3,777              191          3,968
737-900....................            821               10            831
                                ----------       ----------     ----------
737-7/8/9 Subtotal.........        284,387            7,167        291,554     $185,972,600

757-200....................        185,731            3,391        189,122       69,352,800
757-300....................         10,946               96         11,042        3,116,700
767-200....................         25,485              227         25,712        8,946,700
767-400....................         51,147            1,586         52,733       55,741,200
777-200....................        111,210            3,006        114,216      113,712,000
                                ----------       ----------     ----------
Total......................        668,906           15,473        684,379     $436,841,900

-----------------
(1)  This  quantity of spare parts used in  preparing  the  appraised  value was determined as of December 25, 2002.  Since spare parts are regularly  used, refurbished, purchased, transferred and discarded in the ordinary course of
     Continental's  business,  the  quantity  of  spare  parts  included  in the
     Collateral and their appraised value will change over time.  Continental is required to provide to the Policy  Provider  and the  Trustee a  semiannual
     appraisal   of   the   Collateral.   See   "Description   of   the   Senior
     Notes--Collateral".

     In connection  with the issuance of the Old Senior Notes,  SH&E prepared an appraisal,  dated as of  October  31,  2002,  of the  spare  parts of the  types included in the Collateral owned by Continental as of August 25, 2002,  prepared on  substantially  the same basis as the appraisal  described  above.  The total appraised value of the spare parts according to such appraisal was $415,429,000.

     An  appraisal  is only an estimate  of value.  An  appraisal  should not be relied upon as a measure of realizable  value. The proceeds realized upon a sale of any  Collateral  may be less  than  its  appraised  value.  The  value of the
Collateral if remedies are exercised  under the Indenture  will depend on market and economic conditions,  the supply of similar spare parts, the availability of buyers,  the condition of the Collateral and other factors.  In addition,  since
spare  parts  are  regularly  used,  refurbished,   purchased,  transferred  and
discarded  in the  ordinary  course of  business,  the  quantity  of spare parts included  in the  Collateral  and their  appraised  value will change over time.
Accordingly,  Continental  cannot assure you that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Senior Notes. If a Policy Provider  Default occurs and such proceeds are not sufficient to repay all such amounts due on the Senior  Notes,  then holders (to the extent not repaid from the  proceeds of the sale of  Collateral)  would have only unsecured claims against Continental and the Policy Provider.

                  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

EXCHANGE OF OLD SENIOR NOTES FOR NEW SENIOR NOTES

     The  following  summary  describes  the material  U.S.  federal  income tax consequences  to Senior  Noteholders of the exchange of the Old Senior Notes for
New Senior Notes.  This summary is intended to address the beneficial  owners of
Senior Notes that are citizens or residents of the United States,  corporations, partnerships or other entities  created or organized in or under the laws of the
United States or any State,  or estates or trusts the income of which is subject to U.S.  federal  income  taxation  regardless  of its source that will hold the
Senior Notes as capital assets.  The summary does not address all of the federal income tax consequences that may be relevant to all Senior  Noteholders in light of their particular  circumstances  (including,  for example,  any special rules applicable to tax-exempt  organizations,  broker-dealers,  insurance  companies, foreign  entities  and persons who are not  citizens or  residents of the United
States) and does not address any tax consequences  other than federal income tax consequences.

     The  exchange  of Old Senior  Notes for New Senior  Notes (the  "Exchange")
pursuant to the Exchange Offer will be treated as a continuation of the holder's investment  in the Old  Senior  Notes and will not be a  taxable  event for U.S.
federal income tax purposes.  As a result,  a holder of an Old Senior Note whose
Old Senior Note is accepted in an Exchange Offer will not recognize gain or loss on the Exchange. Similarly, there would be no federal income tax consequences to a Senior Noteholder that does not participate in the Exchange Offer. A tendering holder's tax basis in the New Senior Notes will be the same as such holder's tax basis in its Old Senior Notes. A tendering  holder's  holding period for the New
Senior Notes  received  pursuant to the Exchange  Offer will include its holding period for the Old Senior Notes surrendered therefor.

     ALL  HOLDERS OF OLD  SENIOR  NOTES ARE  ADVISED  TO  CONSULT  THEIR OWN TAX
ADVISORS  REGARDING  THE UNITED  STATES  FEDERAL,  STATE,  LOCAL AND FOREIGN TAX
CONSEQUENCES OF THE EXCHANGE OF OLD SENIOR NOTES FOR NEW SENIOR NOTES AND OF THE
OWNERSHIP AND  DISPOSITION OF NEW SENIOR NOTES RECEIVED IN THE EXCHANGE OFFER IN
LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

                              PLAN OF DISTRIBUTION

     Each  broker-dealer  that  receives  New Senior  Notes for its own  account pursuant  to the  Exchange  Offer  must  acknowledge  that  it  will  deliver  a prospectus  in  connection  with any  resale  of such  New  Senior  Notes.  This
Prospectus,  as it may be amended or supplemented from time to time, may be used by a  broker-dealer  in connection  with resales of New Senior Notes received in exchange  for Old Senior  Notes where such Old Senior  Notes were  acquired as a result of market-making activities or other trading activities.  Continental has agreed that, starting on the Expiration Date and ending on the close of business
180 days after the Expiration Date, it will make this Prospectus,  as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition,  until such date all broker-dealers  effecting transactions in the New Senior Notes may be required to deliver a prospectus.

     Continental will not receive any proceeds from any sale of New Senior Notes by  broker-dealers.  New Senior Notes received by  broker-dealers  for their own account  pursuant to the Exchange  Offer may be sold from time to time in one or more transactions in the  over-the-counter  market, in negotiated  transactions, through the writing of options on the New Senior Notes or a combination  of such methods of resale,  at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated  prices.  Any such resale may be made directly to  purchasers or to or through  brokers or dealers who may receive  compensation  in the form of commissions  or concessions  from any such
broker-dealer   and/or  the  purchasers  of  any  such  New  Senior  Notes.  Any broker-dealer that resells New Senior Notes that were received by it for its own
account   pursuant  to  the  Exchange  Offer  and  any  broker  or  dealer  that participates  in a distribution  of such New Senior Notes may be deemed to be an
"underwriter"  within the  meaning of the  Securities  Act and any profit of any such resale of New Senior Notes and any  commissions or concessions  received by any such  persons  may be  deemed  to be  underwriting  compensation  under  the
Securities Act. The Letter of Transmittal  states that by acknowledging  that it will deliver and by delivering a prospectus,  a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Starting on the Expiration Date,  Continental will promptly send additional copies of this  Prospectus and any amendment or supplement to this Prospectus to any  broker-dealer  that requests such  documents in the Letter of  Transmittal.
Continental has agreed to pay all expenses  incident to the Exchange Offer other than  commissions or  concessions of any brokers or dealers,  fees of counsel to the Senior  Noteholders  and certain  transfer  taxes,  and will  indemnify  the
Holders of the New Senior Notes (including any  broker-dealers)  against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     The validity of the New Senior  Notes is being passed upon for  Continental by Hughes Hubbard & Reed LLP, New York, New York.

                                     EXPERTS

     The consolidated  financial  statements  (including the financial statement schedule) of  Continental  Airlines,  Inc.  appearing in  Continental  Airlines,
Inc.'s Annual Report (Form 10-K),  as amended,  for the year ended  December 31,
2002 have been audited by Ernst & Young LLP, independent  auditors, as set forth in their reports thereon included therein and incorporated  herein by reference.
Such  consolidated  financial  statements  (including  the  financial  statement schedule) are, and audited  consolidated  financial statements to be included in subsequently  filed  documents  will be,  incorporated  herein by  reference  in reliance upon such reports of Ernst & Young LLP pertaining to such  consolidated financial  statements  (to  the  extent  covered  by  consents  filed  with  the
Commission)  given on the  authority of such firm as experts in  accounting  and auditing.

     The  consolidated  balance  sheets of MBIA Inc. and  subsidiaries  and MBIA
Insurance  Corporation and subsidiaries as of December 31, 2002 and December 31,
2001 and the related consolidated statements of income, changes in shareholders'
equity,  and cash flows for each of the three years in the period ended December
31, 2002,  incorporated  herein by reference,  have been incorporated  herein in reliance on the reports of PricewaterhouseCoopers  LLP, independent accountants, given on the authority of that firm as experts in accounting  and auditing.  Any other audited  financial  statements of such companies that are  incorporated or that are deemed to be incorporated herein by reference that are the subject of a report  by  PricewaterhouseCoopers  LLP,  independent  accountants,  will  be so incorporated  by reference in reliance  upon such reports and upon the authority of such firms as experts in  accounting  and  auditing to the extent  covered by consents of PricewaterhouseCoopers LLP filed with the SEC.

     The references to SH&E, and to its appraisal  reports,  dated as of October
31,  2002 and  January  24,  2003,  are  included  herein in  reliance  upon the authority of such firm as an expert with respect to the matters contained in its appraisal reports.

                           FORWARD-LOOKING STATEMENTS

     This  Prospectus  and the documents we incorporate by reference may contain
"forward-looking statements".  Forward-looking statements include any statements that  predict,  forecast,  indicate  or imply  future  results,  performance  or achievements,  and may  contain  the words  "believe",  "anticipate",  "expect",
"estimate",  "project",  "will be", "will continue",  "will result", or words or phrases of similar meaning.

     Any  such   forward-looking   statements   are  not  assurances  of  future
performance  and  involve  risks  and  uncertainties.  Actual  results  may vary materially  from  anticipated  results for a number of reasons,  including those stated in our Commission reports incorporated in this Prospectus by reference or as stated in "Risk Factors".

     All forward-looking  statements  attributable to us are expressly qualified in their entirety by the cautionary statements above.

                       WHERE YOU CAN FIND MORE INFORMATION

     Continental files annual,  quarterly and special reports,  proxy statements and other  information with the Commission under the Securities  Exchange Act of
1934. You may read and copy this information at the Public Reference Room of the
Commission,  Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at
prescribed  rates.  You may obtain  information  on the  operation of the Public
Reference Room by calling the Commission at (800) SEC-0330.

     The Commission  also maintains an internet web site that contains  reports, proxy statements and other information about issuers, like Continental, who file reports  electronically  with  the  Commission.  The  address  of  that  site is
HTTP://WWW.SEC.GOV.

     You may also inspect reports,  proxy statements and other information about
Continental  at the  offices  of the New York  Stock  Exchange,  Inc.,  20 Broad
Street, New York, New York 10005.

     Continental's  annual report on Form 10-K,  quarterly  reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those
reports,  are  available  free  of  charge  through   Continental's  website  at
HTTP://WWW.CONTINENTAL.COM/COMPANY/INVESTOR  as soon as  reasonably  practicable after it files them with, or furnishes them to, the Commission.

     This Prospectus  constitutes a part of a registration statement on Form S-4
(together  with all  amendments,  exhibits  and  appendices,  the  "Registration
Statement")  filed by Continental  with the  Securities and Exchange  Commission under the  Securities  Act. This  Prospectus  omits  certain of the  information contained in the  Registration  Statement,  and  reference is hereby made to the
Registration  Statement for further  information with respect to Continental and the securities offered hereby.  Although statements  concerning and summaries of certain  documents  are included  herein,  reference is made to the copy of such document filed as an exhibit to the  Registration  Statement or otherwise  filed with the Commission.

                                         APPENDIX I--INDEX OF TERMS

                                                 PAGE                                                  PAGE

  Agent's Message..................................44   Final Order......................................77
  American Airlines................................24   Final Scheduled Payment Date.....................47
  Applicable Date..................................49   Fixed charges....................................31
  ATOP.............................................44   GAAP.............................................38
  Aviation Security Act............................25   Global Notes.....................................64
  Avoided Payment..................................76   holder...........................................42
  Base Rate........................................72   Holdings.........................................32
  Book-Entry Confirmation..........................42   Hopkins International............................32
  Break Amount.....................................49   Houston..........................................32
  Bush Intercontinental............................32   Indenture........................................47
  Business Day.....................................61   Indirect Participants............................64
  Capped Interest Rate.............................69   Initial Interest Period..........................48
  Cash Collateral..................................51   Initial Purchaser.................................6
  Cash Collateral Account..........................70   Insolvency Proceeding............................77
  Cede.............................................64   Interest Drawing.................................69
  CMI..............................................32   Interest Payment Date............................47
  Collateral.......................................50   Interest Period..................................48
  Collateral Agents................................50   Issuance Date....................................39
  Collateral Agreements............................50   KLM..............................................34
  Collateral Maintenance Agreement.................50   Liberty International............................32
  Collateral Ratios................................51   LIBOR............................................48
  Commission........................................4   Liquidity Event of Default.......................73
  Company..........................................32   Liquidity Expenses...............................60
  Continental......................................32   Liquidity Facility...............................69
  Continental Bankruptcy Event.....................55   Liquidity Facility LIBOR.........................72
  Controlling Party................................27   Liquidity Obligations............................60
  Copa.............................................34   Liquidity Provider...............................69
  Debt Balance.....................................55   Liquidity Provider Guarantor.....................73
  Default..........................................55   Liquidity Provider Reimbursement Date............75
  Definitive Notes.................................65   Maximum Available Commitment.....................69
  Delta............................................33   MBIA.............................................37
  Designated Locations.............................54   Moody's..........................................70
  Distribution Date................................48   New Senior Notes..................................6
  Downgrade Drawing................................70   Newark...........................................32
  DTC..............................................42   Non-Extension Drawing............................71
  DTC Participant..................................44   Non-Performance Payment Date.....................74
  earnings.........................................31   Non-Performing...................................60
  Eligible Institution.............................42   Non-Performing Period............................74
  Embraer..........................................23   Northwest Airlines...............................33
  Equipment........................................57   Note Owners......................................65
  Event of Default.................................55   Noteholders......................................49
  Event of Loss....................................55   Notes.............................................6
  Exchange.........................................79   Old Senior Notes..................................6
  Exchange Agent...................................45   Operative Documents..............................47
  Exchange Offer....................................6   Outstanding Amount...............................74
  Expiration Date..................................41   Parent Company...................................37
  ExpressJet.......................................32   Participating Broker-Dealer......................40
  FAA..............................................22   Payment Default..................................55
  Fair Market Value................................51   Pledged Spare Parts..............................50
  Final Drawing....................................71   Policy...........................................74
  Final Legal Maturity Date........................47   Policy Drawing...................................60

  Policy Expenses..................................60   Security Agreement...............................50
  Policy Provider..................................37   Senior Collateral Ratio..........................51
  Policy Provider Agreement........................77   Senior Noteholders...............................49
  Policy Provider Default..........................59   Senior Notes......................................6
  Policy Provider Election.........................75   Senior Rotable Ratio.............................51
  Policy Provider Obligations......................60   SH&E.............................................27
  Premium..........................................50   Shelf Registration Statement.....................40
  Prior Funds......................................74   Standard & Poor's................................70
  Qualified Spare Parts............................50   Stated Interest Rate.............................47
  Rating Agency....................................51   Subordinated Collateral Ratio....................51
  Reference Agency Agreement.......................48   Subordinated Noteholders.........................57
  Reference Agent..................................48   Subordinated Notes................................6
  Reference Date...................................48   Subordinated Notes Issuance Date.................67
  Registration Event...............................40   Subordinated Notes Premium.......................67
  Registration Rights Agreement....................39   Subordinated Rotable Ratio.......................51
  Registration Statement...........................81   Support Documents................................47
  Relevant Date....................................74   Termination Date.................................76
  Replacement Facility.............................70   Termination Notice...............................73
  Required Amount..................................69   Threshold Rating.................................70
  Rotable Ratios...................................51   TIA..............................................55
  Rotables.........................................78   Trustee..........................................47
  SAP..............................................38   TSA..............................................25
  SARS.............................................35   United...........................................24
  Scheduled Interest Payment Date..................47   US Airways.......................................24
  Section 1110.....................................57
  Section 1110 Period..............................57
  Security Agent...................................50

                          APPENDIX II--APPRAISAL LETTER

SH&E INTERNATIONAL AIR TRANSPORT CONSULTANCY

                                        A FULL APPRAISAL OF SELECTED SPARE PARTS

                                                                   Prepared for:

                                                            CONTINENTAL AIRLINES

                                                                    Prepared by:
                                                                            SH&E

                                                                JANUARY 24, 2003

                                                          TABLE OF CONTENTS

1    1.0  INTRODUCTION, DETERMINATION &

Appendix A - Value by Aircraft Type by Material Class

Appendix B - Summary of Inventory Adjustments

Appendix C - Proportion of Serviceable & Unserviceable Parts

                                                 1.0 INTRODUCTION, DETERMINATION
                                                                   & ASSUMPTIONS

1.1      INTRODUCTION

Continental  Airlines,  Inc.  ("Continental"  the "Client") has retained  Simat,
Helliesen  & Eichner,  Inc.  ("SH&E") to prepare an update to its opinion of the
Current (or Fair) Market Value  ("CMV") of an inventory of selected  spare parts owned by  Continental  (collectively  the "Subject  Assets").  This report is an update to SH&E's previous report dated October 31, 2002.

As part  of the  appraisal,  SH&E  conducted  limited  physical  inspections  of
Continental's  warehouse  facilities  at Newark (3  locations),  Cleveland,  Los
Angeles (2  locations),  Houston - George Bush  Intercontinental  (4 locations),
Houston - Hobby, Honolulu (2 locations) and Orlando.  Together,  these locations account for 80% of the subject asset value.

1.2      DETERMINATION

SH&E has determined the aggregate  Adjusted1 Current Market Value of the Subject
Assets to be:

                                 $ 436.8 MILLION

As a point of reference,  this updated appraisal represents an increase of $21.4 million from the  valuation  provided in the previous  report dated  October 31,
2002 that was based on an inventory listing as of August 25, 2002.

-----------------

1.   Adjustments  were  made to the CMV to  reflect  serviceability  levels  and inventory accuracy

--------------------------------------------------------------------------------
TABLE 1-1:  CONTINENTAL AIRLINES SELECTED SPARE PARTS VALUATION SUMMARY ($000)
--------------------------------------------------------------------------------
                         UNADJUSTED CURRENT MARKET VALUE

                              Serviceable      Unserviceable               Total
--------------------------------------------------------------------------------
737-7/8/9                      $157,991.7          $56,175.8          $214,167.6

757-200                         $62,373.7          $17,599.7           $79,973.4

757-300                          $2,944.5             $434.0            $3,378.4

767-200                          $6,340.1           $7,193.2           $13,533.3

767-400                         $51,935.1           $9,576.8           $61,511.8

777-200                         $97,444.4          $32,665.2          $130,109.6
                                ---------          ---------          ----------

Total                          $379,029.5         $123,644.7          $502,674.2
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

TABLE 1-2:  CONTINENTAL AIRLINES SELECTED SPARE PARTS VALUATION SUMMARY ($000)
--------------------------------------------------------------------------------
                          ADJUSTED CURRENT MARKET VALUE

SH&E Value
Group                         Serviceable      Unserviceable               Total
--------------------------------------------------------------------------------
737-7/8/9                      $157,991.7          $27,980.8          $185,972.6

757-200                         $62,373.7           $6,979.1           $69,352.8

757-300                          $2,944.5             $172.2            $3,116.7

767-200                          $6,340.1           $2,606.6            $8,946.7

767-400                         $51,935.1           $3,806.1           $55,741.2

777-200                         $97,444.4          $16,267.6          $113,712.0
                                ---------          ---------          ----------

Total                          $379,029.5          $57,812.4          $436,841.9
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

1.3      ASSUMPTIONS

SH&E relied on the following assumptions while performing this valuation:

     o    The global commercial  aviation industry and, more  specifically,  the aviation  spare parts  aftermarket  will  continue to recover from the financial distress experienced since early 2001.

     o    The  SH&E  values   assume  the  Subject   Assets  meet  all  relevant
          specifications and performance capabilities.

     o    SH&E relied upon Continental's  determination as to the serviceability or  unserviceability  of the Subject  Assets.  Any  variation in their status would affect the values referenced herein.

     o    SH&E has not addressed  any ownership  rights and has assumed that the
          Subject  Assets  are  owned by the  Client.

     o    The Subject Asset's records are in compliance with International Civil
          Aviation  Organization  (ICAO)  standards  and  furthermore,  all Life
          Limited Parts ("LLP's") records are traceable "back to birth"2.

     o    All  normally  required   maintenance  has  been  performed  including
          compliance with all mandatory Airworthiness Directives.

     o    All of the data and information provided by Continental is an accurate representation  of  the  actual  conditions  or  circumstances  of the
          Subject Assets.

     o    The  Subject  Assets have not been  involved in any major  incident or accident that resulted in significant damage to the asset.

-----------------

2.   "Back-to-birth"   records  are  those  that   provide   operating   history
     information  for  each  LLP from  the  date of its  first  delivery  by the
     Original  Equipment  Manufacturer  (OEM) to its first operator and for each subsequent installation.

                                                       2.0 DESCRIPTION OF ASSETS

2.1 SPARE PARTS NOMENCLATURE

Aircraft and engine spare parts are generally categorized as follows:

ROTABLES

Rotable  parts are those  components  that can be  repeatedly  and  economically restored to a serviceable  condition over a period approximating the life of the flight  equipment to which they are related.  When in need of overhaul,  rotable components  are  generally  worth 30-50% of new and,  after  overhaul,  they are typically worth 70-85% of new depending on the age of the aircraft type.

Examples of rotable  parts  include  thrust  reversers,  auxiliary  power units, landing gears, generators,  valves and actuators. Rotable parts normally have an unique serial number.

REPAIRABLES

Repairables are those components or parts that can be economically restored to a serviceable or overhauled  condition,  but that have a life that is considerably less  than the  life of the  flight  equipment  to which  they are  related.  In addition,  they can only be  overhauled  or repaired a limited  number of times.
When in need of overhaul or repair,  repairable parts are typically worth 30-50%
of new and, after overhaul 60-80 % of new.

In the Continental  system,  these parts are classified as Expendables  (because they are  ultimately  consumed) with a notation in the part record that the part is to be  "recovered"  and  inspected to  determine if repair is cost  effective prior to being scrapped.

Examples of repairable or Recoverable  Expendable parts include engine cowlings, fairings,  and engine blades,  flap track  assemblies,  certain  bearings,  duct assemblies and fittings.

EXPENDABLES

Expendables are parts or material that, once used, cannot be re-used and, if not serviceable, they generally cannot be overhauled or repaired.

LIFE LIMITED PARTS

Life limited parts (LLP) have a finite  operating life that is defined by hours, cycles or  calendar  limit and are usually  found in engines  and  landing  gear assemblies.  When a LLP  reaches  its life  limit,  it cannot be  overhauled  or repaired and must be destroyed.

The condition of aircraft and engine parts is classified as follows:

NEW

New  parts  are  parts  that  have  never  been  used  and are  normally  in the manufacturer's original packaging.

OVERHAULED

Overhauled  parts are rotable or  repairable  parts that have been  repaired and tested to defined overhaul  standards that can be specified by the manufacturer, an airline or the repair vendor.  The overhaul process restores the part to near new service standard.

SERVICEABLE

Serviceable  parts are parts that have been inspected and tested and found to be within prescribed service limits.

AS REMOVED

An 'As Removed' part is in the condition that it was when it was removed from an operator's  aircraft  or  engine.  Such a part can be  installed,  if  operating normally prior to removal, without prior testing on an aircraft or engine in the same operator's  fleet. In all other cases, an As Removed part must be inspected and tested in an approved manner before it can be declared serviceable.

UNSERVICEABLE

Unserviceable  (sometimes  referred to as  Repairable)  components or parts have been either removed from service for not working  correctly or, upon  inspection and testing, were found not to meet certain prescribed standards. Such parts can be sent to suitably qualified facilities for repair or overhaul as required.

BEYOND ECONOMIC REPAIR

An  unserviceable  part that,  when  inspected  and tested,  is found to require repairs  that are  estimated  to cost  more  than the part is worth is  declared
'Beyond Economic Repair' (BER) and is usually scrapped.

AIRWORTHINESS OF PARTS

All  parts,  regardless  of  whether  or  not  they  are  classified  as  'New',
'Overhauled'  or  'Serviceable'  only  remain  airworthy  as  long  as the  part continues  to  comply  with  all  manufacturer's  storage,  maintenance  and FAA
Airworthiness Directives requirements.

2.2 SUMMARY OF THE CONTINENTAL INVENTORY

The Subject  Assets are  selected  airframe,  avionic and engine spare parts for
Continental's  in-service fleet of Boeing 737-700,  737-800 and 737-900 together with  Boeing  757-200,  757-300,  767-200,  767-400 and  777-200  aircraft.  The aircraft  inventories  include the total  inventory  population for all of those aircraft except for the 757-200. The 757 parts include only those acquired after
October 1994.

SH&E was provided with an electronic  inventory listing from CO's  'SCEPTRE/ICS'
inventory  management system dated as of December 25, 2002. The inventory listed each  Continental  part number  ("MEPN") and information for each MEPN by fleet, category  (expendable  or rotable),  historic  average cost (also last  purchase price and catalogue  price if available),  and the percentage  serviceable.  The inventory  consisted  of 25,465  line items  with a total of 789,737  individual parts.  A total of 2,110 line items  containing  105,358  parts (see Appendix B)
were excluded from this appraisal for the following reasons:

     1.   The  parts  are for an  aircraft  modification  program  that  will be completed by the next appraisal (cockpit doors).

     2.   The parts are assets  supplied and owned by vendors but tracked in the
          Continental maintenance system (brake and tire sets).

     3.   Or, are branded parts specific to Continental  and can only be used by the airline (seat covers, carpet and cushion, and fabric).

These parts except for the cockpit doors, which are new items, were also removed from the previous appraisal.

The majority of the Subject  Assets were  assessed to be in a new or  overhauled maintenance  condition.  Continental  claimed that the accuracy of the inventory management systems found by SH&E at the inspected  facilities was representative of other  stations in the system and SH&E found no  indications to the contrary.
It should be noted that SH&E did not  compare or  reconcile  the part cost basis provided to SH&E with values reported on Continental's Balance Sheet.

--------------------------------------------------------------------------------

TABLE 2-1:  SELECTED SPARE PARTS DISTRIBUTION
--------------------------------------------------------------------------------

Value Group            Fleet             Expendable       Rotable         Total
--------------------------------------------------------------------------------

                       737-700/800         278,912         6,942         285,854
                       737-800               3,777           191           3,968
                       737-900                 821            10             831
                                               ---            --             ---
737-7/8/900 Total                          284,387         7,167         291,554

757-200                757-200             185,731         3,391         189,122
757-300                757-300              10,946            96          11,042
767-200                767-200              25,485           227          25,712
767-400                767-400              51,147         1,586          52,733
777-200                777-200             111,210         3,006         114,216
                                           -------         -----         -------

Grand Total                                668,906        15,473         684,379
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

*These  summary  tables  reflect  the  current  part count  after all  inventory adjustments. See Appendix B for a detailed summary of inventory adjustments.

2.3      COMPARISON OF THE TWO APPRAISALS

For this  appraisal  SH&E  used  data as of  December  25,  2002;  in the  prior appraisal, the inventory was dated as of August 25, 2002

     2.3.1 INVENTORY SIZE COMPARISON

The  inventory  as of December  25, 2002  contained  742 more  Continental  part numbers  and  contained  59,454  more  individual  parts.  The  following  table summarizes the differences.

--------------------------------------------------------------------------------
TABLE 2-2:  INVENTORY AS OF DECEMBER 2002
--------------------------------------------------------------------------------
Aircraft                            Lines                                  Parts
--------------------------------------------------------------------------------

737-7/8/9                           6,036                                335,753

757-200                             7,568                                212,363

757-300                               674                                 12,662

767-200                             1,298                                 26,574

767-400                             3,970                                 67,597

777-200                             5,919                                134,788
                                    -----                                -------

Grand Total                        25,465                                789,737
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TABLE 2-3:  INVENTORY AS OF AUGUST 2002
--------------------------------------------------------------------------------
Aircraft                            Lines                                  Parts
--------------------------------------------------------------------------------

737-7/8/9                           5,756                                279,537

757-200                             7,386                                212,424

757-300                               659                                 12,080

767-200                             1,260                                 26,418

767-400                             3,867                                 67,304

777-200                             5,795                                132,520
                                    -----                                -------

Grand Total                        24,723                                730,283
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TABLE 2-4:  INVENTORY - DIFFERENCES
--------------------------------------------------------------------------------
Aircraft                            Lines                                  Parts
--------------------------------------------------------------------------------

737-7/8/9                             280                                 56,216

757-200                               182                                   (61)

757-300                                15                                    582

767-200                                38                                    156

767-400                               103                                    293

777-200                               124                                  2,268
                                      ---                                  -----

Grand Total                           742                                 59,454
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
*THE COUNT OF PARTS AS OF JANUARY 2003 IS BEFORE ALL INVENTORY ADJUSTMENTS.  SEE
APPENDIX B FOR A DETAILED SUMMARY OF INVENTORY ADJUSTMENTS.

The change in inventory  represents  an increase in  unadjusted  current  market value of approximately $47.9 Million.

     2.3.2 SIGNIFICANT CHANGES IN THE INVENTORY

SH&E  noted  that  the  proportion  of  unserviceable  parts  has  increased  by approximately  $50 million (before  maintenance  adjustment)  since the previous inventory.  This change was expected as it was noted during the prior  appraisal that the proportion of unserviceable parts was relatively low compared with U.S.
industry average.

SH&E also  noted  that  Continental  acquired  4 new APUs3  with an  approximate current market value of $2.5 million.

-----------------
3.   An APU is an Auxiliary Power Unit. It is a small jet engine used to provide electrical  and pneumatic  power to aircraft  system when on the ground and power for starting the main engines.  Certain of the engines can be used to provide emergency in-flight electrical power.

     2.3.3 OTHER OBSERVATIONS

     o    At Newark Liberty International Airport, Continental is building a new spare parts facility  which is due for completion in April 2003.  Once complete,  parts from the  current  hanger  location  and  off-airport warehouse will be consolidated into the single facility.

     o    The  Guam  station  holds  inventory  representing  approximately  $25 million in value and was recently  damaged by a typhoon.  Accordingly,
          SH&E was unable to inspect this facility. Continental reports that the facility is being  repaired.  Continental  further informs us that the associated damage, to the spare parts was minimal,  and affected parts are  being  repaired.  SH&E  will  inspect  the  facility  at the next appraisal update.

     o    SH&E observed different packaging standards between different stations although all were acceptable by industry  standards.  SH&E recommended that all parts in excess of $2,500 be individually  packaged even when stored within a bin.

     o    Previously at the Houston - Morales (MOR)  location,  SH&E  discovered several  rotable  parts were reported as being present at the facility
          inventory   when  they  were   actually   installed  on  an  aircraft.
          Continental  was  aware  of the  problem  and  advised  it  was  being corrected.  SH&E  retested  samples of this  inventory and the problem appears to have been corrected.

                                                                 3.0 METHODOLOGY

3.1 DEFINITION OF TERMS

     3.1.1 BASE VALUE

The Base Value  ("BV") is the  appraiser's  opinion of the  underlying  economic value of an asset in an open,  unrestricted and stable market environment with a reasonable balance of supply and demand, and also assumes full considerations of its "highest and best use". An asset's BV is founded in the historical  trend of values and in the projection of value trends and presumes an arm's-length,  cash transaction between willing, able and knowledgeable  parties,  acting prudently, with an absence of duress and with a  reasonable  period of time  available  for marketing.

Since BV pertains to a somewhat  idealized  asset and market  combination it may not  necessarily  reflect the actual  value of the asset in  question,  but is a nominal  starting  value to which  adjustments  may be applied to  determine  an actual value.  Since BV is related to long-term market trends, the BV definition is normally applied to analyses of historical values and projections of residual values and lease rates.

     3.1.2 CURRENT MARKET VALUE

The Current (or Fair) Market Value ("CMV" or "FMV") is the  appraiser's  opinion of the most likely  trading price that may be generated for an individual  asset under  the  market  circumstances  that  are  perceived  to exist at the time in question.  CMV assumes that the asset is valued for its highest,  best use, that the parties to the hypothetical sale transaction are willing,  able, prudent and knowledgeable.  Neither are under any unusual  pressure for a prompt  sale,  and that the transaction  would be negotiated in an open and unrestricted  market on an  arm's-length  basis,  for cash or  equivalent  consideration,  and  given an adequate  amount of time for effective  exposure to prospective  buyers.  Unless stated  otherwise,  the total CMV of multiple assets represents the aggregate of the  individual  asset's  Current  Market  Values  were  they  to be  sold on an asset-by-asset basis and not the value of the assets if sold in bulk.

3.2      SPARE PARTS APPRAISAL METHODOLOGY

SH&E's  standard  parts  appraisal  can be  summarized  as a  calculation  of an adjustment to the owner's  internal  inventory value.  The  statistically  based adjustment is achieved by the development of a representative,  dollar-weighted, stratified  sample of the parts,  the  valuation  of that  sample and then,  the application of a derived  adjustment factor to the sample and then to the entire population of parts. That process is more fully described below.

     3.2.1 SAMPLING PROCESS

SH&E obtained an itemized  database of the parts to be valued from  Continental.
The data identified each part by aircraft type, rotable or expendable  category, description,  manufacturer's part number, quantity, and percent serviceable. The data also provided an average  acquisition  cost for each part.  Some parts were listed with zero cost and those were handled separately.

SH&E  compiled a single  database of the  selected  Continental  inventory  that contained  25,465 line items.  The  inventory  was then grouped by aircraft type with common trading  characteristics  and  subsequently,  by category.  For this valuation, SH&E initially grouped all 737 aircraft together but kept the 757 and
767 parts  separate.  It  should  be noted  that the  later  model  767-400  has significant systems and parts commonality with the 777 aircraft.

Each of the  groupings  was then sorted by  descending  unit cost value and then divided  into four to six  separate  strata of  approximately  equal total value based on  Continental's  reported  cost or value for each line  item.  A further stratum  was  created in some cases to  provide  consideration  for parts with a reported zero average  acquisition  value.  Approximately  1,500 line items were selected  for the initial  sampling and these served as the basis of the pricing and  physical  sampling  process.  The pricing  sample was further  increased to include all matching parts in SH&E's internal parts database.

     3.2.2 SAMPLE VALUATION

The CMV of the  individual  parts  that make up each  sample was  determined  by investigating  the  current  sale price for new or  overhauled  parts,  based on information from independent third parties,  manufacturers' parts lists and SH&E files.

SH&E performed a detailed  pricing survey for the prior  appraisal and, for this update,  spot  checked  values from each pool of parts and found no  significant change in the  individual  part's  values.  New pricing was performed on a small group of parts with higher  values to validate  their pricing  consistency  with similar parts from the prior appraisal.  A small sample of new parts was sent to several major parts vendors who provided current trading values. As before, most of these  parts  are  associated  with new  production  aircraft  with a limited secondary market and many of the returned vendor-provided values were new prices or catalogue values.

     3.2.3 CURRENT MARKET VALUE DETERMINATION

SH&E applied the results of the sample pricing to each  appropriate  strata and, in addition, applied price matches from other sources. Over 30 different sources including price catalogs from the major manufacturers, US government procurement data,  airline parts pooling price lists and inventory and purchase records from seven major U.S. and European airlines files were reviewed in order to determine additional current market values.  More than three million parts pricing records were examined in order to match a part number and reference  price for each part in the Continental inventory.

SH&E  obtained  a  market  price  for the  small  sample  of  parts  based on an assumption  that each part would be purchased  independently,  as a single unit, and  in a new or  overhauled  condition  for  rotables  and  new  condition  for expendables.  In cases where more than one quote was obtained, SH&E attempted to determine the most reasonable value.

This file matching procedure,  using both the initial sample and SH&E's internal resources,  was successful in determining market price for approximately  17,500 line  items  representing  approximately  71% of the line  items  and 74% of the historic cost.

     3.2.4 CONDITION AND QUANTITY ADJUSTMENT

The CMV of  unserviceable  parts was  calculated  using ratios of serviceable to unserviceable  values  obtained from prior SH&E parts  appraisals and applied to
SH&E's findings made during the physical inspection and audit.

Continental  provided SH&E with a percentage  unserviceable by part number. This statistic was tested against  internal  records but, during this  appraisal,  no supplier audits or surveys' were made to validate the unserviceable  percentages provided by the airline. Selected vendor audit will be performed during the next full appraisal.

For this  update,  SH&E  revisited  Continental's  parts  facilities  in Newark,
Cleveland, Los Angeles and Houston (George Bush) and performed first time visits to Honolulu,  Houston Hobby and Orlando to physically  inspect the assets and to verify the accuracy of the inventory reporting system. As before the accuracy of
Continental's  inventory was above industry  standard and Honolulu and Cleveland both had no discrepancies. SH&E's review of the associated records also revealed no discrepancies.

The physical sample audit indicated accuracy above U.S. industry norms, however,
SH&E did note  that the  airline  creates a large  number of  "kits." A kit is a package of parts,  either  multiple  units of the same part or a  collection  of necessary parts needed to complete a certain maintenance task. Sometimes the kit contains a rotable item along with the necessary  expendable material to perform installation.  Almost  all the  material  was new.  It should be noted  that the
"kitting"  process makes the kit unique to Continental but the parts can be made generic simply by  disassembling  the kit. For this valuation the kit parts were treated as independent parts.

                                                  4.0 THE MARKET FOR THE SUBJECT
                                                                          ASSETS

The potential market for Continental  Airlines' spare parts remains positive. In the main,  the parts are  associated  with aircraft that have enjoyed  extensive production  runs and also have a wide operator  base. The two exceptions are the
757-300 and the 767-400;  these aircraft have both limited  production  runs and small operator bases. There have been a total of 63 757-300 aircraft ordered for
7 operators and 37 767-400 aircraft  ordered for two operators,  Continental and
Delta. That said, there is very significant  commonality between the 757-200 and
757-300 aircraft and also between the 767-400 and the 777.

The parts  aftermarket,  generally  estimated  to exceed $1.3  billion in annual revenues,  has obtained the majority of its product from either airline  surplus sales or from  dismantled  aircraft.  There  have been no  significant  sales of surplus  parts  for the  late  generation  aircraft  represented  by this  parts inventory or for their associated engines.  Nor have any of these aircraft types been dismantled for parts other than  incident-related  aircraft.  Consequently, there is very little of this type of airframe  material  available  on the parts aftermarket. The same is true for the engine market where the Original Equipment
Manufacturers  ("OEM")  have  maintained  a  tight  control  of any  aftermarket relating to newer  generation  engines.  SH&E is of the opinion that the Subject
Assets, if offered for sale, would include some of the most marketable  material in the commercial aviation parts aftermarket.

                                                              5.0 QUALIFICATIONS

Founded in 1963 and with  offices in New York,  Boston,  Washington,  London and
Amsterdam,   SH&E  is  the  world's  largest  consulting  firm  specializing  in commercial aviation. Its staff of over 90 personnel encompasses expertise in all disciplines  of the industry and the firm has  provided  appraisal,  consulting, strategic  planning  and  technical  services to  airlines,  leasing  companies,
government   agencies,   airframe  and  engine   manufacturers,   and  financial
institutions.

SH&E's appraisal staff are all members of the International Society of Transport
Aircraft  Trading  (ISTAT),   the   internationally   recognized  body  for  the
certification of aircraft appraisers. SH&E performs all appraisals in accordance with the  definitions,  guidelines  and  standards  set forth by  ISTAT.  SH&E's officer responsible for all appraisals is an ISTAT Senior Appraiser.

SH&E annually  values  approximately  $20 billion of aviation  assets  including commercial  and military  equipment,  airline fleets and lease  portfolios.  The appraisals  range from full appraisals  involving  detailed  aircraft and record inspections  conducted by SH&E's  technical  staff to the valuation of tax-based leases.  SH&E's proprietary  aircraft residual value model is widely accepted by the rating  agencies as a reliable  forecasting  tool.  In addition to the above aircraft  valuations,  SH&E  annually  values in excess of $3  billion  worth of aircraft spare parts and spare engines. SH&E routinely values flight simulators, hangar tooling, ground equipment, gates, slots, maintenance facilities and Fixed
Base Operations.

A related  service  that SH&E offers its Clients is Asset  Management.  Over the last few years,  SH&E has been the principal  asset manager  responsible for the recovery and subsequent  remarketing of a number of individual aircraft and some significant portfolios.

This active  participation  in the market place provides SH&E with practical and first hand  knowledge  of the values and lease  rates of  aircraft,  engines and parts.

                                                                 6.0 LIMITATIONS

SH&E used  information  supplied  by the  Client  together  with  in-house  data accumulated through other recent studies of aircraft parts transactions.

SH&E's opinions are based upon historical relationships and expectations that it believes are reasonable.

Some of the underlying assumptions, including those described above are detailed explicitly or implicitly  elsewhere in this report, may not materialize  because of  unanticipated  events and  circumstances.  SH&E's opinions could, and would, vary materially, should any of the above assumptions prove to be inaccurate.

The  opinions  expressed  herein  are not  given  for,  or as an  inducement  or endorsement for, any financial transaction.  They are prepared for the exclusive use of the addressee.  SH&E accepts no responsibility for damages,  if any, that result from decisions made or actions taken based on this report.

This report does not address  the  validity of title or  ownership  of the items discussed herein.

This report  reflects  SH&E's expert  opinion and best  judgment  based upon the information available to it at the time of its preparation.  SH&E does not have, and does not expect to have, any financial interest in the appraised property.

For SH&E:

/s/ CLIVE G. MEDLAND

Clive G. Medland, FRAeS
Senior Vice President
Senior Appraiser
International Society of
Transport Aircraft Trading

January 24, 2003

SH&E INTERNATIONAL AIR TRANSPORT CONSULTANCY

                                                                      APPENDIX A
                                        VALUE BY AIRCRAFT TYPE BY MATERIAL CLASS

               SELECTED SPARE PARTS VALUATION SUMMARY BY MATERIAL
                                     CLASS

     Dollars in (000)

--------------------------------------------------------------------------------
     VALUE GROUP             ROTABLE         EXPENDABLE         GRAND TOTAL
--------------------------------------------------------------------------------
       737-7/8/9          $153,526.8          $32,445.7          $185,972.6
--------------------------------------------------------------------------------
         757-200           $49,898.8          $19,454.1           $69,352.8
--------------------------------------------------------------------------------
         757-300            $2,267.0             $849.7            $3,116.7
--------------------------------------------------------------------------------
         767-200            $6,611.4           $2,335.3            $8,946.7
--------------------------------------------------------------------------------
         767-400           $46,714.4           $9,026.8           $55,741.2
--------------------------------------------------------------------------------
         777-200           $88,442.0          $25,270.0          $113,712.0
--------------------------------------------------------------------------------
           TOTAL          $347,460.4          $89,381.5          $436,841.9
--------------------------------------------------------------------------------

SH&E INTERNATIONAL AIR TRANSPORT CONSULTANCY

                                                                      APPENDIX B
                                                SUMMARY OF INVENTORY ADJUSTMENTS

                   SELECTED SPARE PARTS: SUMMARY OF INVENTORY
                                   ADJUSTMENTS

------------------------  -------------------------------   ----------------------   ---------------------  -----------------------
 Starting CO Inventory     Less brakes, tires, cockpit        Less CO specific        Total Adjustments        Inventory After
                                      doors                         parts                to Inventory            Adjustments
------------------------  -------------------------------   ----------------------   ---------------------  -----------------------
Group     Lines     Qty   Group   Lines Qty       Reason    Group   Lines     Qty    Group   Lines    Qty   Group   Lines      Qty
------------------------  -------------------------------   ----------------------   ---------------------  -----------------------
737-7/8/9 6,036 335,753   737-7/8/9  1   50         DOOR    737-7/8/9 470  44,149    737-7/8/9 471  44,199  737-7/8/9 5,565  291,554
757-200   7,568 212,363   757-200    3   99   BRAKE/TIRE    757-200   395  23,142    757-200   398  23,241  757-200   7,170  189,122
757-300     674  12,662   757-300    2   14   BRAKE/TIRE    757-300    46   1,606    757-300    48   1,620  757-300     626   11,042
767-200   1,298  26,574   767-200    2    9   BRAKE/TIRE    767-200    38     853    767-200    40     862  767-200   1,258   25,712
767-400   3,970  67,597   767-400    1   35   BRAKE/TIRE    767-400   282  14,829    767-400   283  14,864  767-400   3,687   52,733
777-200   5,919 134,788   777-200    3  294   BRAKE/TIRE    777-200   867  20,278    777-200   870  20,572  777-200   5,049  114,216
------------------------  -------------------------------   ----------------------   ---------------------  -----------------------
Total    25,465 789,737   Total     12  501                 Total   2,098 104,857    Total   2,110105,358   Total   23,355 684,379
------------------------  -------------------------------   ----------------------   ---------------------  -----------------------

*CO specific parts include:  seat covers, carpet, cushions, curtains, fabric, cloth, placards

SH&E INTERNATIONAL AIR TRANSPORT CONSULTANCY

                                                                      APPENDIX C
                                                   PROPORTION OF SERVICEABLE AND
                                                             UNSERVICEABLE PARTS

COMPARISON OF THE SELECTED PARTS INVENTORY VALUATIONS

DOLLARS IN (000)

-----------------------------------------------------------------------------------------------------------------------
                   CONTINENTAL AIRLINES SELECTED SPARE PARTS VALUATION SUMMARY ($000) DECEMBER 2002
-----------------------------------------------------------------------------------------------------------------------
                  UNADJUSTED CURRENT MARKET VALUE                        ADJUSTED CURRENT MARKET VALUE
-----------------------------------------------------------------------------------------------------------------------
Value Group  Serviceable   Unserviceable      Total       Serviceable    Unserviceable      Total     % Unserviceable
            -----------------------------------------------------------------------------------------------------------

737-7/8/9      $157,991.7    $56,175.8      $214,167.6     $157,991.7      $27,980.8      $185,972.6        15%
757-200         $62,373.7    $17,599.7       $79,973.4      $62,373.7       $6,979.1       $69,352.8        10%
757-300          $2,944.5       $434.0        $3,378.4       $2,944.5         $172.2        $3,116.7         6%
767-200          $6,340.1     $7,193.2       $13,533.3       $6,340.1       $2,606.6        $8,946.7        29%
767-400         $51,935.1     $9,576.8       $61,511.8      $51,935.1       $3,806.1       $55,741.2         7%
777-200         $97,444.4    $32,665.2      $130,109.6      $97,444.4      $16,267.6      $113,712.0        14%
-----------------------------------------------------------------------------------------------------------------------
TOTAL          $379,029.5   $123,644.7      $502,674.2     $379,029.5      $57,812.4      $436,841.9        13%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                    CONTINENTAL AIRLINES SELECTED SPARE PARTS VALUATION SUMMARY ($000) AUGUST 2002
-----------------------------------------------------------------------------------------------------------------------
                  UNADJUSTED CURRENT MARKET VALUE                        ADJUSTED CURRENT MARKET VALUE
-----------------------------------------------------------------------------------------------------------------------
Value Group  Serviceable   Unserviceable      Total       Serviceable    Unserviceable      Total     % Unserviceable
            -----------------------------------------------------------------------------------------------------------

737-7/8/9      $158,726.5    $33,816.2      $192,542.7     $158,726.5      $16,811.8      $175,538.3        10%
757-200         $62,627.8    $15,171.1       $77,799.0      $62,627.8       $6,009.3       $68,637.2         9%
757-300          $2,927.8       $372.3        $3,300.1       $2,927.8         $147.6        $3,075.4         5%
767-200          $6,948.4     $4,070.4       $11,018.7       $6,948.4       $1,407.8        $8,356.1        17%
767-400         $50,651.2     $5,196.2       $55,847.3      $50,651.2       $2,056.1       $52,707.3         4%
777-200        $100,107.0    $14,129.3      $114,236.3     $100,107.0       $7,007.5      $107,114.6         7%
-----------------------------------------------------------------------------------------------------------------------
TOTAL          $381,988.8    $72,755.4      $454,744.2     $381,988.8      $33,440.2      $415,429.0         8%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                   DIFFERENCES (DECEMBER 2002 - AUGUST 2002) ($000)
-----------------------------------------------------------------------------------------------------------------------
                  UNADJUSTED CURRENT MARKET VALUE                ADJUSTED CURRENT MARKET VALUE
-----------------------------------------------------------------------------------------------------------------------
Value Group  Serviceable   Unserviceable      Total       Serviceable    Unserviceable      Total
-----------------------------------------------------------------------------------------------------------------------

737-7/8/9         ($734.8)   $22,359.6       $21,624.9        ($734.8)     $11,169.0       $10,434.2
757-200           ($254.1)    $2,428.6        $2,174.5        ($254.1)        $969.8          $715.7
757-300             $16.6        $61.6           $78.3          $16.6          $24.6           $41.3
767-200           ($608.3)    $3,122.8        $2,514.5        ($608.3)      $1,198.8          $590.6
767-400          $1,283.9     $4,380.6        $5,664.5       $1,283.9       $1,750.0        $3,033.9
777-200         ($2,662.6)   $18,535.9       $15,873.3      ($2,662.6)      $9,260.0        $6,597.4
            -----------------------------------------------------------------------------------------------------------
TOTAL           ($2,959.3)   $50,889.3       $47,930.0      ($2,959.3)     $24,372.3       $21,413.0
-----------------------------------------------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's  Certificate  of  Incorporation  and Bylaws  provide that the
Company will  indemnify  each of its  directors  and officers to the full extent permitted by the laws of the State of Delaware and may  indemnify  certain other persons as  authorized  by the  Delaware  General  Corporation  Law (the "GCL").
Section 145 of the GCL provides as follows:

          "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any  threatened,  pending
     or  completed  action,  suit  or  proceeding,   whether  civil,   criminal,
     administrative or investigative (other than an action by or in the right of the  corporation)  by  reason  of the  fact  that  the  person  is or was a director,  officer,  employee  or  agent of the  corporation,  or is or was serving at the request of the corporation as a director,  officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise,  against expenses (including attorneys' fees), judgments, fines and amounts  paid in  settlement  actually and  reasonably  incurred by the person in  connection  with such action,  suit or  proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation,  and, with respect to any criminal  action or proceeding,  had no reasonable  cause to believe the person's conduct was unlawful.  The termination of any action,  suit or proceeding by judgment,  order, settlement,  conviction,  or upon a plea of nolo  contendere  or  its  equivalent,  shall  not,  of  itself,  create  a presumption that the person did not act in good faith and in a manner which the  person  reasonably  believed  to be in or  not  opposed  to  the  best interests of the  corporation,  and, with respect to any criminal action or proceeding,  had reasonable  cause to believe that the person's conduct was unlawful.

          (b) A corporation  shall have power to indemnify any person who was or is a party or is threatened to be made a party to any  threatened,  pending or  completed  action  or suit by or in the  right  of the  corporation  to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise  against  expenses  (including  attorneys'  fees)  actually  and reasonably  incurred  by the  person  in  connection  with the  defense  or settlement  of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the  corporation and except that no  indemnification  shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the  corporation  unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the  circumstances of the case, such person is fairly and reasonably  entitled to indemnity for such expenses which the
     Court of Chancery or such other court shall deem proper.

          (c) To the extent  that a present or former  director  or officer of a corporation  has been  successful  on the merits or otherwise in defense of any action,  suit or proceeding  referred to in subsections  (a) and (b) of this section,  or in defense of any claim,  issue or matter  therein,  such person shall be indemnified  against expenses  (including  attorneys' fees)
     actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification  under subsections (a) and (b) of this section
     (unless  ordered  by a  court)  shall  be made by the  corporation  only as authorized in the specific case upon a determination  that  indemnification of the present or former director,  officer, employee or agent is proper in the  circumstances  because the person has met the  applicable  standard of conduct  set  forth  in  subsections  (a)  and (b) of  this  section.  Such determination  shall be made, with respect to a person who is a director or officer at the time of such  determination,  (1) by a majority  vote of the directors  who are not parties to such  action,  suit or  proceeding,  even though  less  than a  quorum,  or  (2) by a  committee  of  such  directors designated  by  majority  vote of such  directors,  even though less than a quorum,  or (3) if there are no such  directors,  or if such  directors  so direct,  by independent  legal counsel in a written opinion,  or (4) by the stockholders.

          (e) Expenses  (including  attorneys'  fees)  incurred by an officer or director in defending any civil, criminal,  administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final  disposition  of such action,  suit or proceeding  upon receipt of an undertaking  by or on behalf of such  director  or  officer  to repay  such amount  if it shall  ultimately  be  determined  that  such  person  is not entitled  to be  indemnified  by the  corporation  as  authorized  in  this section.  Such  expenses  (including  attorneys'  fees)  incurred by former directors  and officers or other  employees  and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f) The  indemnification  and advancement of expenses  provided by, or granted  pursuant to, the other  subsections  of this section  shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise,  both as to action in such  person's  official  capacity and as to action in another  capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain  insurance on behalf of any  person who is or was a  director,  officer,  employee  or agent  of the  corporation,  or is or was  serving  at the  request  of the
     corporation  as  a  director,   officer,   employee  or  agent  of  another
     corporation,  partnership, joint venture, trust or other enterprise against any liability  asserted  against such person and incurred by such person in any such capacity,  or arising out of such person's status as such, whether or not the  corporation  would  have the  power to  indemnify  such  person against such liability under this section.

          (h) For  purposes of this  section,  references  to "the  corporation"
     shall include,  in addition to the resulting  corporation,  any constituent corporation  (including any  constituent  of a  constituent)  absorbed in a consolidation  or merger which,  if its separate  existence had  continued, would have had power and  authority to indemnify its  directors,  officers, and  employees  or agents,  so that any  person  who is or was a  director, officer,  employee or agent of such constituent  corporation,  or is or was serving  at the  request of such  constituent  corporation  as a  director, officer,  employee  or agent of  another  corporation,  partnership,  joint venture, trust or other enterprise,  shall stand in the same position under this section with respect to the resulting or surviving corporation as such person  would have with  respect  to such  constituent  corporation  if its separate existence had continued.

          (i) For purposes of this section,  references  to "other  enterprises"
     shall include employee  benefit plans;  references to "fines" shall include any excise taxes assessed on a person with respect to any employee  benefit plan; and references to "serving at the request of the  corporation"  shall include  any  service  as a  director,  officer,  employee  or agent of the corporation  which  imposes  duties  on,  or  involves  services  by,  such director,  officer,  employee or agent with respect to an employee  benefit plan, its  participants  or  beneficiaries;  and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and  beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best  interests of the corporation" as referred to in this section.

          (j) The  indemnification  and advancement of expenses  provided by, or granted  pursuant to, this section shall,  unless  otherwise  provided when authorized  or  ratified,  continue  as to a person  who has ceased to be a director,  officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction
     to  hear  and  determine  all  actions  for   advancement  of  expenses  or
     indemnification  brought under this section or under any bylaw,  agreement, vote of stockholders or disinterested directors, or otherwise. The Court of
     Chancery may  summarily  determine a  corporation's  obligation  to advance expenses (including attorneys' fees)."

     The  Certificate  of  Incorporation  and  Bylaws  also  limit the  personal liability of directors to the Company and its  stockholders for monetary damages resulting from certain breaches of the directors'  fiduciary duties.  The bylaws of the Company provide as follows:

     "No  Director  of  the  Corporation  shall  be  personally  liable  to  the
Corporation  or its  stockholders  for monetary  damages for breach of fiduciary duty as a Director,  except for liability  (i) for any breach of the  Director's duty of  loyalty  to the  corporation  or its  stockholders,  (ii)  for  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation  of  law,  (iii)  under  Section  174 of the  GCL,  or  (iv)  for  any transaction from which the Director derived any improper  personal  benefit.  If the GCL is amended ... to authorize  corporate  action  further  eliminating  or limiting the personal  liability of directors,  then the liability of a Director of the  Corporation  shall  be  eliminated  or  limited  to the  fullest  extent permitted by the GCL, as so amended."

     The Company maintains directors' and officers' liability insurance.

ITEM 21.  EXHIBITS.

     The Index to Exhibits to this Registration Statement is incorporated herein by reference.

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file,  during  any  period  in which  offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the
          Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective  date of the  registration  statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the  registration  statement.  Notwithstanding  the foregoing,  any increase  or decrease  in volume of  securities  offered (if the total dollar  value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low  or  high  end of the estimated  maximum  offering  range  may be  reflected  in the form of prospectus  filed with the  Commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in volume and price represent no more than a 20% change in the maximum aggregate  offering price set forth in the
          "Calculation of Registration Fee" table in the effective  registration statement; and

               (iii) To include any  material  information  with  respect to the plan of  distribution  not  previously  disclosed in the  registration
          statement  or  any  material   change  to  such   information  in  the
          registration statement;

          provided,  however, that paragraphs (1)(i) and (1)(ii) shall not apply if  the  information  required  to  be  included  in a  post-effective amendment by those  paragraphs is contained in periodic  reports filed with or  furnished to the  Commission  by the  registrant  pursuant to section 13 or section  15(d) of the  Securities  Exchange  Act of 1934 that are incorporated by reference in the registration statement.

          (2) That,  for the  purpose of  determining  any  liability  under the
     Securities Act of 1933, each such post-effective  amendment shall be deemed to be a new  registration  statement  relating  to the  securities  offered therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any  of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

     The  undersigned   registrant  hereby  undertakes  that,  for  purposes  of
determining  any liability  under the Securities Act of 1933, each filing of the registrant's  annual  report  pursuant to section  13(a) or section 15(d) of the
Securities  Exchange  Act of 1934  (and,  where  applicable,  each  filing of an employee  benefit  plan's  annual  report  pursuant  to  section  15(d)  of  the

Securities  Exchange  Act of 1934)  that is  incorporated  by  reference  in the registration  statement  shall  be  deemed  to be a new  registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors,  officers and controlling  persons of the registrant,  pursuant to the foregoing provisions,  or otherwise, the registrant has been advised that in the opinion of the Securities  and Exchange  Commission such  indemnification  is against  public policy as expressed in the Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such liabilities  (other than the payment by the registrant of expenses incurred or paid by a director,  officer or  controlling  person of the registrant in the successful  defense of any action,  suit or  proceeding) is asserted by any such director,  officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction  the  question  of whether or not such  indemnification  is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The  undersigned  registrant  hereby  undertakes to respond to requests for information  that is incorporated  by reference into the prospectus  pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request,  and to send the  incorporated  documents  by first class mail or other equally prompt means.  This includes  information  contained in documents  filed subsequent to the effective date of the registration  statement through the date of responding to the request.

     The  undersigned  registrant  hereby  undertakes  to  supply  by means of a post-effective  amendment  all  information  concerning a  transaction,  and the company  being  acquired  involved  therein,  that  was not the  subject  of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to the  Registration  Statement to be signed on its behalf by the undersigned,  thereunto duly authorized, in the City of Houston, State of
Texas, on June 2, 2003.

                                            CONTINENTAL AIRLINES, INC.

                                            By:/s/ JENNIFER L. VOGEL
                                               ------------------------------
                                               Jennifer L. Vogel
                                               Vice President, General
                                               Counsel and Secretary

     Pursuant to the  requirements of the Securities Act of 1933, this Amendment to the  Registration  Statement has been signed by the following  persons in the capacities indicated, on June 2, 2003.

             SIGNATURE                                          TITLE
---------------------------------------     ----------------------------------------------

         GORDON M. BETHUNE*                 Chairman of the Board, Chief Executive Officer
---------------------------------------     (Principal Executive Officer) and Director
         Gordon M. Bethune

        LAWRENCE W. KELLNER*
---------------------------------------     President, Chief Operating Officer and Director
        Lawrence W. Kellner

          JEFFREY J. MISNER*                Senior Vice President and Chief Financial Officer
---------------------------------------     (Principal Financial Officer)
          Jeffrey J. Misner

           /S/ CHRIS KENNY                  Vice President and Controller (Principal Accounting
---------------------------------------     Officer)
               Chris Kenny

        THOMAS J. BARRACK, JR.*
---------------------------------------     Director
        Thomas J. Barrack, Jr.

           DAVID BONDERMAN*
---------------------------------------     Director
           David Bonderman

          KIRBYJON CALDWELL*
---------------------------------------     Director
          Kirbyjon Caldwell

            PATRICK FOLEY*
---------------------------------------     Director
            Patrick Foley

       DOUGLAS H. MCCORKINDALE*
---------------------------------------    Director
       Douglas H. McCorkindale

         GEORGE G.C. PARKER*
---------------------------------------    Director
         George G.C. Parker

          RICHARD W. POGUE*
---------------------------------------    Director
          Richard W. Pogue

             SIGNATURE                                          TITLE
---------------------------------------     ----------------------------------------------

       WILLIAM S. PRICE III*
---------------------------------------    Director
       William S. Price III

---------------------------------------    Director
          Donald L. Sturm

       KAREN HASTIE WILLIAMS*
---------------------------------------    Director
       Karen Hastie Williams

       CHARLES A. YAMARONE*
---------------------------------------    Director
       Charles A. Yamarone

       *BY: /s/ JENNIFER L. VOGEL
---------------------------------------
          Jennifer L. Vogel
          Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT                               EXHIBIT DESCRIPTION
NUMBER

4.1                Amended  and  Restated  Indenture,  dated as of May 9,  2003, among Continental  Airlines,  Inc., Wilmington Trust Company,
                   as  Trustee,   Morgan  Stanley  Capital   Services  Inc.,  as
                   Liquidity Provider, and MBIA Insurance Corporation, as Policy
                   Provider,  made with respect to the issuance of Floating Rate
                   Secured   Notes  due  2007  and  the  Floating  Rate  Secured
                   Subordinated Notes due 2007

4.2                Form  of  Exchange   Floating  Rate  Secured  Note  Due  2007
                   (included in Exhibit 4.1)

4.3                Collateral  Maintenance  Agreement,  dated as of  December 6,
                   2002, between Continental  Airlines,  Inc. and MBIA Insurance
                   Corporation*

4.4                Spare Parts Security Agreement, dated as of December 6, 2002, between  Continental  Airlines,  Inc.  and  Wilmington  Trust
                   Company, as Security Agent*

4.5                Reference  Agency  Agreement,  dated as of  December 6, 2002, among Continental  Airlines,  Inc., Wilmington Trust Company,
                   as Trustee, and Wilmington Trust Company, as Reference Agent*

4.6                Revolving  Credit  Agreement,  dated as of  December 6, 2002, between  Wilmington  Trust  Company,  as Trustee,  and Morgan
                   Stanley Capital Services Inc., as Liquidity Provider*

4.7                Guarantee Agreement,  dated as of December 6, 2002, by Morgan
                   Stanley, relating to the Revolving Credit Agreement*

4.8                Financial Guarantee Insurance Policy #39753 of MBIA Insurance
                   Corporation*

4.9                Exchange  and  Registration  Rights  Agreement,  dated  as of
                   December 6, 2002,  between  Continental  Airlines,  Inc.  and
                   Morgan Stanley & Co. Incorporated*

4.10               Purchase  Agreement,  dated as of December  2, 2002,  between
                   Continental   Airlines,   Inc.  and  Morgan   Stanley  &  Co.
                   Incorporated, as Initial Purchaser*

4.11               Amendment No. 1 to Collateral Maintenance Agreement, dated as of May 9, 2003, between Continental  Airlines,  Inc. and MBIA
                   Insurance Corporation

4.12               Amendment No. 1 to Spare Parts Security  Agreement,  dated as of  May 9,  2003,  between  Continental  Airlines,  Inc.  and
                   Wilmington Trust Company, as Security Agent

4.13               Amendment No. 1 to Reference  Agency  Agreement,  dated as of
                   May 9, 2003, between Continental  Airlines,  Inc., Wilmington
                   Trust Company,  as Trustee,  and Wilmington Trust Company, as
                   Reference Agent

5.1                Opinion of Hughes  Hubbard & Reed LLP relating to validity of the New Senior Notes*

12.1               Computation of Ratio of Earnings to Fixed Charges*

23.1               Consent of Ernst & Young LLP

23.2               Consent of PricewaterhouseCoopers LLP*

EXHIBIT                               EXHIBIT DESCRIPTION
NUMBER

23.3               Consent of Hughes Hubbard & Reed LLP (included in its opinion filed as exhibit 5.1)

23.4               Consent of Simat, Helliesen & Eichner, Inc.*

24.1               Powers of Attorney*

25.1               Statement of Eligibility of Wilmington  Trust Company for the
                   Floating Rate Secured Notes Due 2007, on Form T-1

99.1               Form of Letter of Transmittal

99.2               Form of Notice of Guaranteed Delivery*

99.3               Form of Letter to Brokers,  Dealers,  Commercial Banks, Trust
                   Companies and Other Nominees*

99.4               Form of Letter to Clients*
--------------
*Previously filed